UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )
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Soliciting Material under §240.14a-12

HUNTSMAN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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AN INVITATION FROM OUR CHAIRMAN
DEAR FELLOW STOCKHOLDER:
We are pleased to invite you to attend the 2022 Annual Meeting of Stockholders of Huntsman Corporation (our “Company”), which will be held on Friday, March 25, 2022, at 9:00 a.m. Central Time, in the Lotus Room at The Westin at The Woodlands, 2 Waterway Square Place, The Woodlands, Texas 77380.
It is especially important this year that you use this opportunity to take part in the affairs of our Company by voting on the business to come before the stockholders at the Annual Meeting. Starboard Value and Opportunity Master Fund Ltd and certain of its affiliates (collectively, “Starboard”) have notified us that Starboard intends to nominate candidates for election as directors at the Annual Meeting. Our Board of Directors has carefully considered the best interests of all stockholders in determining its voting recommendations. Our Board recommends that you vote FOR ALL of the nominees proposed by the Board using the enclosed WHITE proxy card and not for any of Starboard’s nominees.
We strongly urge you to read the accompanying Proxy Statement carefully and vote FOR ALL of the nominees recommended by our Board, and, in accordance with the Board’s recommendations on the other proposals, by using the enclosed WHITE proxy card. If you have voted using the proxy card sent to you by Starboard, you can subsequently revoke it by using the WHITE proxy card to vote.
Only your latest-dated vote will count—any prior proxy card may be revoked at any time prior to the Annual Meeting as described in the accompanying Proxy Statement.
If we determine to hold the Annual Meeting by means of remote communication due to concerns about COVID-19 or otherwise, we will announce the decision to do so in advance and provide details on how to participate in a press release issued by the Company. We would also file definitive additional solicitation materials with the U.S. Securities and Exchange Commission announcing that the Annual Meeting is being held exclusively by means of remote communication.
PLEASE VOTE AS SOON AS POSSIBLE
This Proxy Statement contains important information and you should read it carefully. Whether or not you plan to attend and participate in the Annual Meeting, we ask that you vote as soon as possible to ensure that your voice is heard. You may vote by proxy via the Internet or telephone, or if you received paper copies of the proxy materials via mail, you can also vote by mail by following the instructions on the proxy card or voting instruction card or the information forwarded by your broker, bank or other holder of record. For detailed information regarding voting instructions, please refer to the accompanying Proxy Statement.
If you have any questions or require assistance with voting your WHITE proxy card, please contact our proxy solicitation firm, Innisfree M&A Incorporated:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders may call toll-free at (877) 750-0926.
Banks and brokers may call collect at (212) 750-5833.

Sincerely,

PETER R. HUNTSMAN Chairman of the Board, President and Chief Executive Officer

HUNTSMAN 2022 PROXY

HUNTSMAN CORPORATION NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
Lotus Room at The Westin at The Woodlands 2 Waterway Square Place The Woodlands, Texas 77380	March 25, 2022 9:00 a.m. Central Time
TO THE STOCKHOLDERS OF HUNTSMAN CORPORATION:
We are holding the 2022 Annual Meeting of Stockholders (including any postponements, adjournments or continuations thereof, the “Annual Meeting”) for the following purposes:
1.
To elect as directors 10 nominees to serve until the 2023 Annual Meeting of Stockholders or her/his earlier resignation, removal or death.

2.
To approve, on a non-binding advisory basis, the compensation of our named executive officers, or “NEOs.”

3.
To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022.

4.
If properly presented at the meeting, to vote on a proposal submitted by a stockholder to lower the ownership threshold for special meetings of stockholders to 10%.

5.
To transact such other business as may properly come before the Annual Meeting in accordance with our Bylaws.

The accompanying Proxy Statement provides detailed information about the matters to be considered at the Annual Meeting. Regardless of whether you plan to attend the Annual Meeting, we hope you will read the accompanying Proxy Statement and vote as soon as possible so that your voice is heard. This Notice of 2022 Annual Meeting of Stockholders, the Annual Report on Form 10-K for the year ended December 31, 2021 and the attached Proxy Statement and form of WHITE proxy card are first being sent to stockholders of record as of February 1, 2022, on or about February 17, 2022.
We urge you to vote TODAY by following the instructions on the WHITE proxy card to vote on the Internet, by telephone or by completing, signing, dating and returning the WHITE proxy card in the enclosed, postage pre-paid envelope. Returning a proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting. If you are the beneficial but not record owner of your shares (that is, you hold your shares in “street name” through an intermediary such as a broker), you will receive instructions from your broker as to how to vote your shares.
Please note that Starboard Value and Opportunity Master Fund Ltd and certain of its affiliates (collectively, “Starboard”) have stated their intention to propose four of their own director nominees for election at the Annual Meeting. You may receive solicitation materials from Starboard. The Company is not responsible for the accuracy of any information provided by Starboard or its nominees contained in solicitation materials filed or disseminated by or on behalf of Starboard or any other statements that Starboard may make. The Board does NOT endorse Starboard’s nominees and strongly recommends that you NOT sign or return any blue proxy card sent to you by Starboard.
THE BOARD RECOMMENDS VOTING “FOR ALL” OF THE BOARD’S NOMINEES ON PROPOSAL 1, “FOR” PROPOSALS 2 AND 3 AND “AGAINST” PROPOSAL 4 USING THE ENCLOSED WHITE PROXY CARD.
THE BOARD ALSO URGES YOU NOT TO SIGN, RETURN OR VOTE
ANY BLUE PROXY CARD SENT TO YOU BY STARBOARD.
If you vote, or have previously voted, using a blue proxy card sent to you by Starboard, you can subsequently revoke that proxy by following the instructions on the enclosed WHITE proxy card to vote over the Internet or by telephone or by completing, signing and dating the WHITE proxy card and mailing it in the postage pre-paid envelope provided. Only your latest dated proxy will count. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying Proxy Statement.

HUNTSMAN 2022 PROXY

Thank you for your continued support, interest and investment in Huntsman Corporation.
By Order of the Board of Directors,
David M. Stryker
Secretary
The Woodlands, Texas
February 17, 2022

HUNTSMAN 2022 PROXY

IMPORTANT
To help ensure that your shares are represented at the Annual Meeting, we urge you to promptly complete, sign, date and return the enclosed WHITE proxy card in the postage-paid envelope provided, or vote by telephone or the Internet as instructed on the WHITE proxy card, whether or not you plan to attend the meeting. You can revoke your proxy at any time before the proxies you appointed cast your votes.
If you have questions about how to vote your shares, please call Innisfree M&A Incorporated, the firm assisting us in the solicitation of proxies in connection with the Annual Meeting. Stockholders may call toll-free at (877) 750-0926. Banks and brokers may call collect at (212) 750-5833.

HUNTSMAN 2022 PROXY

PARTICIPATE IN OUR FUTURE, VOTE NOW
Your vote is important to us and allows you to participate in the future of our Company.
Please cast your vote as soon as possible on the items listed below to ensure that your shares are represented.
PROPOSALS REQUIRING YOUR VOTE
		Board Recommendation	Votes Required for Approval	Unvoted Shares	Abstentions
PROPOSAL 1	Election of Directors	FOR ALL of the nominees recommended by the Board	Plurality of votes cast	Do not count	Will have no effect on the outcome
PROPOSAL 2	Non-Binding Advisory Vote on Named Executive Officer Compensation	FOR	Majority of shares present (in person or represented by proxy) and entitled to vote on the matter	Do not count	Count as a vote against
PROPOSAL 3	Ratification of Independent Registered Public Accounting Firm	FOR	Majority of shares present (in person or represented by proxy) and entitled to vote on the matter	Discretionary voting not allowed to the extent you receive competing proxy materials from Starboard	Count as a vote against
PROPOSAL 4(1)	Stockholder Proposal to Lower Ownership Threshold for Special Meetings of Stockholders to 10%	AGAINST	Majority of shares present (in person or represented by proxy) and entitled to vote on the matter	Do not count	Count as a vote against

(1)
If properly presented by the stockholder proponent at the Annual Meeting.

VOTING OPTIONS
Even if you plan to attend and participate in our Annual Meeting, please read this Proxy Statement with care, and vote by proxy to make sure your shares are represented at the Annual Meeting. In all cases, have your WHITE proxy card in hand and simply follow the instructions set forth on the enclosed WHITE proxy card.

HUNTSMAN 2022 PROXY

PROXY STATEMENT TABLE OF CONTENTS

HUNTSMAN 2022 PROXY

HUNTSMAN 2022 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT SUMMARY
HUNTSMAN PROXY STATEMENT SUMMARY
To assist you in reviewing the proposals to be voted upon at the 2022 Annual Meeting of Stockholders (including any postponements, adjournments or continuations thereof, the “Annual Meeting”) of Huntsman Corporation (“Huntsman” or our “Company”), this summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting.
The 2021 Annual Report on Form 10-K for the year ended December 31, 2021 (“2021 Form 10-K”), the Notice of Annual Meeting, this Proxy Statement and the accompanying form of WHITE proxy card are first being sent to stockholders of record as of February 1, 2022, on or about February 17, 2022.
ANNUAL MEETING DETAILS
Date and Time	Place
9:00 a.m. Central Time, on March 25, 2022	Lotus Room at The Westin at The Woodlands, 2 Waterway Square Place, The Woodlands, Texas 77380
Record Date	Common Stock Outstanding as of the Record Date
February 1, 2022	214,526,168
MEETING AGENDA AND VOTING RECOMMENDATIONS
Proposal	Board Recommendation
1. Election of 10 nominees to serve as directors until the 2023 Annual Meeting of Stockholders or her/his earlier resignation, removal or death	FOR ALL nominees recommended by the Board
2. Advisory vote to approve named executive officer compensation	FOR
3. Ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022	FOR
4. If properly presented at the Annual Meeting, a stockholder proposal to lower ownership threshold for special meetings of stockholders to 10%	AGAINST
It is especially important this year that you use this opportunity to take part in the affairs of our company by voting on the business to come before the stockholders at the Annual Meeting. Starboard Value and Opportunity Master Fund Ltd and certain of its affiliates (collectively, “Starboard”) have notified us that Starboard intends to nominate candidates for election as directors at the Annual Meeting. Our Board of Directors (the “Board of Directors” or the “Board”) does not recommend Starboard’s nominees and recommends that you vote FOR ALL of the nominees proposed by the Board using the WHITE proxy card.
We strongly urge you to read this Proxy Statement carefully and vote FOR ALL of the nominees recommended by our Board, and, in accordance with the Board’s recommendations on the other proposals, by using the enclosed WHITE proxy card. If you vote, or have already voted, using the blue proxy card sent to you by Starboard, you can subsequently revoke it by using the WHITE proxy card to vote. Only your latest-dated vote will count—any prior proxy card may be revoked at any time prior to the Annual Meeting as described in the accompanying Proxy Statement.
You may receive solicitation materials from Starboard. We are not responsible for the accuracy of any information provided by Starboard or its nominees contained in solicitation materials filed or disseminated by or on behalf of Starboard or any other statements that Starboard may make.
THE BOARD DOES NOT ENDORSE STARBOARD’S NOMINEES AND STRONGLY RECOMMENDS THAT YOU NOT SIGN OR RETURN ANY BLUE PROXY CARD SENT TO YOU BY STARBOARD. IF YOU VOTE, OR HAVE PREVIOUSLY VOTED, USING A BLUE PROXY CARD SENT TO YOU BY STARBOARD, YOU CAN SUBSEQUENTLY REVOKE THAT PROXY BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED WHITE PROXY CARD TO VOTE OVER THE INTERNET OR BY TELEPHONE OR BY COMPLETING, SIGNING AND DATING THE WHITE PROXY CARD AND MAILING IT IN THE POSTAGE PRE-PAID ENVELOPE PROVIDED. ONLY YOUR LATEST DATED PROXY WILL COUNT. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE AT THE ANNUAL MEETING AS DESCRIBED IN THIS PROXY STATEMENT.

1	HUNTSMAN 2022 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT SUMMARY
If you have any questions or require assistance with voting your WHITE proxy card, please contact our proxy solicitation firm, Innisfree M&A Incorporated:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders may call toll-free at (877) 750-0926
Banks and brokers may call collect at (212) 750-5833
2021 MILESTONES AND PERFORMANCE HIGHLIGHTS
Despite continued macroeconomic instability, we achieved the Company’s strongest ever profit and margin performance with many successes on the operational, governance, and value-creation fronts in 2021:
We Laid Out a Compelling Vision for Our Future and Credible Steps We Are Taking to Get There:
•
Announced ambitious financial targets and highlighted our portfolio and strategic priorities with a well-received Investor Day in November

•
Unveiled a multi-year compensation plan to ensure achievement of the targets presented at Investor Day by aligning the interests of all of our Officers and Vice Presidents with the interests of all stockholders. Using 2021 as a baseline, we are committed to improving upon the strongest profit and margin performance for our current portfolio of businesses

•
Expanded our original cost optimization and synergies program to a total annualized run-rate of $240 million by the end of 2023, of which we have achieved approximately $100 million to date. We expect to achieve an additional $40 million of savings by the end of 2022

•
Completed the acquisition of Gabriel Performance Products for approximately $250 million to enhance our Advanced Materials product portfolio

•
Announced investments to expand our Performance Products portfolio, including catalysts for Polyurethane insulation, carbonates for lithium-ion electric vehicle batteries and performance amines for semiconductors

We Took Action on Governance Initiatives That Are Important to the Board and Stockholders:
•
Enhanced our Board by appointing Jeanne McGovern and identifying Curtis Espeland, José Muñoz and David Sewell, who were each appointed to our Board in January 2022

•
Laid the foundation for our January 2022 announcement of new Board leadership, including identifying Cynthia Egan to become our next Non-Executive Vice Chair, Lead Independent Director of the Board and Chair of the Nominating and Corporate Governance Committee and Sonia Dulá to become the next Chair of the Compensation Committee

•
Formed a Sustainability Committee of the Board, chaired by Jan Tighe, which oversees sustainability and other related corporate social responsibilities and governance matters

•
Announced our aim to reach carbon neutrality by 2050

We Created Value for Stockholders Over and Above Our Business Operations:
•
Won $665 million as an arbitration award against Albemarle Corporation of which $332.5 million was received in December 2021

•
Returned a substantial amount of capital to our stockholders, including increasing our quarterly dividend by 15% in April 2021, distributing approximately $159 million in dividends in 2021

•
In the second half of 2021, repurchased approximately 7 million shares for approximately $203 million

•
Announced a new share repurchase program in November of at least $1 billion

2	HUNTSMAN 2022 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT SUMMARY
BOARD’S DIRECTOR NOMINEES (PROPOSAL 1)
The following table provides summary information about each of the Board’s director nominees. We ask you to vote “FOR ALL” of our director nominees using the enclosed WHITE proxy card.
Nominee	Age	Director Since	Principal Occupation	Committees
Peter R. Huntsman	59	2005	Chairman of the Board, President and Chief Executive Officer of Huntsman Corporation (our “CEO”)	Litigation & Public Policy
Mary C. Beckerle	67	2011	Chief Executive Officer of University of Utah Huntsman Cancer Institute	Audit, Governance
Sonia Dulá	61	2020	Former Vice Chairman of Bank of America, Latin America	Compensation, Sustainability
Cynthia L. Egan	66	2020	Former President of Retirement Plan Services of T. Rowe Price Group and Non-Executive Vice Chair and Lead Independent Director of Huntsman Corporation	Governance, Sustainability
Curtis E. Espeland	57	2022	Former Executive Vice President of Eastman Chemical Company	N/A
Daniele Ferrari	60	2018	Former Chief Executive Officer of Versalis S.p.A.	Compensation, Sustainability
José Muñoz	56	2022	Global Chief Operating Officer of Hyundai Motor Company	N/A
Jeanne McGovern	63	2021	Retired Partner, Deloitte & Touche LLP	Audit
David B. Sewell	53	2022	Chief Executive Officer of WestRock Company	N/A
Jan E. Tighe	59	2019	Retired Vice Admiral of the U.S. Navy	Audit, Sustainability
CORPORATE GOVERNANCE HIGHLIGHTS
The Board is committed to corporate governance principles and practices that facilitate the fulfillment of its fiduciary duties to stockholders and to our Company. Key corporate governance highlights include:
ROBUST INDEPENDENCE AND THOUGHTFUL BOARD RENEWAL
All members of our Board, except our CEO, are independent
Five of our 10 director nominees are women (50.0% gender diversity), two add ethnic diversity and one adds diversity as a veteran
Eight new independent directors (including four women) added to the Board since 2018
Four of five Board committees will have women chairs, effective at the Annual Meeting; our Lead Independent Director and Non-Executive Vice Chair is female
Selected new non-executive chairs for each of the standing Board committees within last year and named new Lead Independent Director and Non-Executive Vice Chair
ACCOUNTABILITY TO STOCKHOLDERS
Majority voting for director nominees in all uncontested elections
Simple majority stockholder voting requirements
Stockholders may request special meetings of stockholders at the ownership threshold of 15% (reduced in 2020 from 25%)
Eligible stockholders may nominate director nominees through our proxy materials (proxy access)
Robust stock ownership guidelines for directors and executive officers
Policy prohibiting short sales by directors and executive officers

3	HUNTSMAN 2022 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT SUMMARY
PRUDENT RISK OVERSIGHT
Separate and 100% independent Sustainability Committee provides direct oversight of sustainability and other related corporate social responsibility and governance matters
Board and committee oversight of operational, environmental, health and safety, financial, strategic, competitive, reputational, cybersecurity, legal and regulatory risks
BOARD DIVERSITY
Director succession is a thoughtful, ongoing process at Huntsman Corporation. Our Board evaluates desired attributes in light of our strategy and evolving needs. As part of our Board’s multi-year director succession and refreshment process that began in the end of 2017, we have added eight new independent directors (including four women, two ethnically-diverse directors and one veteran) to the Board.
Our Board consists of a highly qualified, diverse group of leaders in their respective fields and is representative of an effective mix of deep Company knowledge and fresh perspective. The following graphic illustrates the diverse and well-rounded range of attributes, viewpoints and experiences of our 10 director nominees.

Board Representation

Diverse Mix

50.0%
50.0%
Female directors
20.0%
Ethnically-Diverse directors

Global Perspective

Seven directors with specialized international expertise

Range of Tenures

0-5
10-15
15+

Average Tenure: 5.1 Years
8 Joined within the last 5 years

Balanced Mix of Ages

50-65
66-70
70+

Average Age: 60.1
80% are 65 or younger

Independent Oversight

9 of 10 independent director nominees

4	HUNTSMAN 2022 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT SUMMARY
EXECUTIVE COMPENSATION (PROPOSAL 2)
WE ASK THAT YOU VOTE TO APPROVE OUR SAY-ON-PAY PROPOSAL

At the Annual Meeting, our stockholders will again have an opportunity to cast an advisory say-on-pay vote on the compensation paid to our named executive officers. We ask you to vote “FOR” to approve our named executive officer compensation using the enclosed WHITE proxy card. Please see “Proposal 2—Advisory Vote to Approve Named Executive Officer Compensation.” Please also read our “Compensation Discussion and Analysis” beginning on page 44 for more information regarding our executive compensation program in 2021.

Executive Summary
The Compensation Committee believes the design of our executive compensation program, and the Committee’s decisions, achieve its primary objective of aligning the financial interests of our NEOs with the creation of long-term stockholder value, as reflected by the pay outcomes in 2021.
COMPANY PERFORMANCE HIGHLIGHTS	COMPENSATION STRUCTURE AND OUTCOMES

2021 was a notable year for our Company marked with significant milestones. We delivered strong performance on key financial, strategic and ESG initiatives in 2021; highlights include:
•
Financial:   Exceeded goals for Adjusted EBITDA, Adjusted Free Cash Flow and other corporate objectives; realized significant cost savings including the acceleration of synergy capture of acquired businesses; and returned approximately $362 million to stockholders through dividends and share repurchases; won award of $665 million in Albemarle arbitration, of which $332.5 million was received in December 2021

•
Total Shareholder Return:   Achieved a cumulative TSR of 84.4% for the three-year period ended December 31, 2021, which ranked third (in the 66.7th percentile) among our 2019 Performance Peers(1)

•
Strategic:   Initiated a strategic review process for our Textile Effects Division to continue advancing our focus on portfolio enhancement; authorized new share repurchases of $1 billion, building on the $682 million of share repurchases we completed between 2018 and November 2021; closed the acquisition of Gabriel Performance Products, further enhancing our Advanced Materials portfolio

•
ESG:   Outperformed our environmental, health and safety (“EH&S”) goals; published our 10th annual sustainability report with disclosure in line with SASB and GRI reporting standards

The primary objective of our executive compensation program is to align the financial interests of our NEOs with the creation of long-term stockholder value. Key features of the program include:
•
Annual and long-term incentive plans designed to align executives’ pay with Company performance

•
Robust compensation benchmarking against a peer group

•
Comprehensive policies and practices intended to support well-informed decisions and a sound compensation governance process

During 2021, the Compensation Committee focused on responding appropriately to the continued business impacts of the pandemic while maintaining our pay-for-performance philosophy. Key decisions included:
•
Approved 2021 annual cash performance award to our NEOs of between 109.8% to 188.2% of target incentive based on Company’s performance against preset goals

•
Approved the payout of performance share units awarded in 2019 at 150% of target, reflecting our TSR performance relative to peers over the 2019-2021 period

•
Implemented a broad-based multi-year incentive program conditioned on the achievement of 2021 Investor Day targets, thereby promoting transparency, ensuring objective accountability, and fostering execution

(1)
For additional discussion of our three-year cumulative TSR achievement and our 2019 Performance Peers, see “Compensation Discussion and Analysis—2021 Executive Compensation Decisions—Long-Term Equity Compensation—Payout of 2019 Performance Share Unit Awards.”

New Incentive Program Strengthens Alignment of Interests
At our 2021 annual meeting, the say-on-pay proposal received the support of 78% of the votes cast. In determining executive compensation, the Compensation Committee carefully considered the say-on-pay results and the stockholder feedback we received.
In response to stockholder feedback received, the Compensation Committee has consistently implemented improvements that further align incentive payouts with the creation of stockholder value. Specifically, the Compensation Committee has incrementally increased the weighting of performance share units from 30% of equity-based incentives in 2019, to 40% in 2020, and 50% in 2021. For 2022, the Compensation Committee further increased the weighting of performance share units to 70% for 2022. The

5	HUNTSMAN 2022 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT SUMMARY
Compensation Committee believes that the increased emphasis on performance share units better incentivizes and rewards executives for actions that create sustainable stockholder value, and hence are more effective in implementing our compensation objectives.
As a part of ongoing review of our executive compensation program and the desire to better align pay outcomes across the Company with performance against preset goals, in December 2021, our Board authorized and will oversee the implementation of, a multi-year compensation plan that covers all corporate officers and vice presidents, including NEOs. The vesting of these incentives, starting in 2022, will be conditioned upon the achievement of the targets presented at our Investor Day in November 2021 with the specific intention of aligning the employees’ interests with those of all long-term stockholders.
Starting in 2022, a significant majority of the plan participants’ equity incentives will be performance-based and tied to relative Total Shareholder Return and Free Cash Flow measures. In addition, the entirety of our annual cash performance awards will be linked to the achievement of the Adjusted EBITDA margin, Optimization Program and Free Cash Flow targets set out at the Investor Day. Each of these targets builds on a multi-year effort to improve upon our 2021 performance.
We believe these changes to our executive compensation program will enhance our culture of accountability and effectively incentivize our management team to deliver on our Investor Day commitments and generate enhanced stockholder value.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 3)
We ask you to vote “FOR” the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022 using the enclosed WHITE proxy card.
STOCKHOLDER PROPOSAL TO LOWER OWNERSHIP THRESHOLD FOR SPECIAL MEETING OF STOCKHOLDERS TO 10% (PROPOSAL 4)
We ask you to vote “AGAINST” the stockholder proposal to lower ownership threshold for special meetings of stockholders to 10% using the enclosed WHITE proxy card. Please see page 87 for our Board’s Statement in Opposition.

6	HUNTSMAN 2022 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT
HUNTSMAN CORPORATION PROXY STATEMENT
PART 1
INFORMATION ABOUT THE MEETING

GENERAL
This Proxy Statement is being furnished to the stockholders of Huntsman in connection with the solicitation of proxies by the Board. The proxies are to be voted at the Annual Meeting to be held on Friday, March 25, 2022, at 9:00 a.m. Central Time in the Lotus Room at The Westin at The Woodlands, 2 Waterway Square Place, The Woodlands, Texas 77380, for the purposes set forth in the accompanying Notice of Annual Meeting. The Board is not aware of any other matters to be presented at the Annual Meeting.
These materials also include a WHITE proxy card for the Annual Meeting. WHITE proxy cards are being solicited on behalf of the Board. The proxy materials include detailed information about the matters that will be discussed and voted on at the Annual Meeting and provide updated information about us that you should consider in order to make an informed decision when voting your shares.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
1. WHAT IS THE PURPOSE OF THE ANNUAL MEETING?
At the Annual Meeting, stockholders will vote upon the matters outlined in the Notice of Annual Meeting of Stockholders, which are:
1.
To elect as directors 10 nominees to serve until the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) or her/his earlier resignation, removal or death.

2.
To approve, on a non-binding advisory basis, the compensation of our named executive officers, or “NEOs.”

3.
To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022.

4.
If properly presented at the meeting, to vote on a proposal submitted by a stockholder to lower the ownership threshold for special meetings of stockholders to 10%.

5.
To transact such other business as may properly come before the Annual Meeting in accordance with our Sixth Amended and Restated Bylaws of Huntsman Corporation dated June 16, 2020, as amended (our “Bylaws”). The Board is not aware of any other matters to be presented at the Annual Meeting. In addition, our management will respond to questions from stockholders following the adjournment of the formal business at the Annual Meeting.

The Board recommends voting “FOR ALL” of the Board’s nominees on Proposal 1, “FOR” Proposals 2 and 3 and “AGAINST” Proposal 4 using the enclosed WHITE proxy card.
2. WHEN AND WHERE WILL THE ANNUAL MEETING BE HELD?
The Annual Meeting is scheduled to be held on Friday, March 25, 2022, at 9:00 a.m. Central Time in the Lotus Room at The Westin at The Woodlands, 2 Waterway Square Place, The Woodlands, Texas 77380.
Attendance at the Annual Meeting will be limited to stockholders as of the close of business on February 1, 2022 (the “Record Date”), their authorized representatives and guests of the Company. Access to the Annual Meeting may be granted to others at the discretion of the Company and the chair of the Annual Meeting. In accordance with security procedures, all persons attending the Annual Meeting must present picture identification along with proof of ownership. If you are a stockholder of record, please be prepared to provide the top portion of your proxy card. If you hold your shares in “street name,” you will need to provide proof of ownership, such as a recent account statement or letter from your broker. Cameras and recording devices will not be permitted at the Annual Meeting.

7	HUNTSMAN 2022 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT
Even if you plan to attend the Annual Meeting, we strongly urge you to vote in advance by voting via the Internet or by telephone or by completing, signing, and dating the enclosed WHITE voting instruction form or WHITE proxy card and returning it in the postage pre-paid envelope provided, as soon as possible.
If we determine to hold the Annual Meeting by means of remote communication due to concerns about COVID-19 or otherwise, we will announce the decision to do so in advance and provide details on how to participate in a press release issued by the Company. We would also file definitive additional solicitation materials with the U.S. Securities and Exchange Commission (the “SEC”) announcing that the Annual Meeting is being held exclusively by means of remote communication.
3. WHO IS STARBOARD?
Starboard Value LP is an activist hedge fund based in New York City. Starboard has provided notice to the Company of their intent to nominate director candidates for election to the Board at the Annual Meeting. You may receive proxy solicitation materials from Starboard. The Company is not responsible for the accuracy of any information contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Starboard or any other statements that they may otherwise make.
The Board does not endorse any of Starboard’s nominees and recommends that you vote “FOR ALL” the Board’s nominees, “FOR” Proposals 2 and 3 and “AGAINST” Proposal 4 using the enclosed WHITE proxy card. The Board urges you to disregard any materials and NOT to sign, return or vote using any blue proxy card sent to you by or on behalf of Starboard. Voting to “withhold” with respect to any of Starboard’s nominees on a blue proxy card sent to you by Starboard is not the same as voting for the Board’s nominees, because a vote to “withhold” with respect to any of Starboard’s nominees on Starboard’s blue proxy card will revoke any WHITE proxy you may have previously submitted. To support the Board’s nominees, you should vote “FOR ALL” the Board’s nominees on the WHITE proxy card. If you vote, or have already submitted a vote, using any blue proxy card provided by or on behalf of Starboard, you have the right to change your vote by following the instructions on the enclosed WHITE proxy card to vote by internet or telephone or by signing, dating and returning the enclosed WHITE proxy card in the postage pre-paid envelope provided or by voting at the Annual Meeting. Only your latest-dated proxy will count.
4. WHY HAVE I RECEIVED DIFFERENT COLOR PROXY CARDS?
As discussed in the previous question, Starboard has notified us that they intend to nominate candidates for election as directors at the Annual Meeting. We have provided you with the enclosed WHITE proxy card. Starboard may send you a blue proxy card. The Board recommends only using the enclosed WHITE proxy card to vote FOR ALL of the Board’s nominees for election as directors. The Board also recommends that you disregard any blue proxy cards you may receive.
Your shares may be owned through more than one brokerage or other share ownership account. In order to vote all of the shares that you own, you must use each WHITE proxy card you receive in order to vote with respect to each account by internet, by telephone or by signing, dating and returning the WHITE proxy card in the postage pre-paid envelope provided.
If Starboard proceeds with their previously announced nominations, the Company will likely conduct multiple mailings prior to the Annual Meeting date to ensure stockholders have the Company’s latest proxy information and materials to vote. The Company will send you a new WHITE proxy card with each mailing, regardless of whether you have previously voted. We encourage you to vote every WHITE proxy card you receive. The latest dated proxy you submit will be counted, and, if you wish to vote as recommended by the Board, then you should only submit WHITE proxy cards.
5. WHAT IS INCLUDED IN THE COMPANY’S PROXY MATERIALS?
The Company’s proxy materials include: (1) the Notice of Annual Meeting of Stockholders; (2) this Proxy Statement; (3) the 2021 Form 10-K; and (4) a WHITE proxy card or a WHITE voting instruction card for the Annual Meeting.
You may refer to the 2021 Form 10-K for financial and other information about our operations. The 2021 Form 10-K is not incorporated by reference into this Proxy Statement and is not deemed to be a part hereof.
6. WHAT IS A PROXY?
A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Peter R. Huntsman, our Chairman of the Board, President and Chief Executive Officer, also referred to herein as our “CEO,” and David M. Stryker, our Executive Vice President, General Counsel and Secretary, will serve as proxies for the Annual Meeting pursuant to the WHITE proxy cards solicited by our Board.

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HUNTSMAN CORPORATION: PROXY STATEMENT
7. WHAT IS A PROXY STATEMENT?
A proxy statement is a document that the regulations of the SEC requires us to give you when we ask that you designate Peter R. Huntsman and David M. Stryker as proxies to vote on your behalf. This Proxy Statement includes information about the proposals to be considered at the Annual Meeting and other required disclosures, including information about the Board and our executive officers.
8. HOW CAN I ACCESS THE PROXY MATERIALS OVER THE INTERNET?
The Notice of 2022 Annual Meeting, this Proxy Statement and the form of WHITE proxy card are available free of charge at https://voteforhuntsman.com/.
9. WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?
The Record Date for the Annual Meeting is February 1, 2022. Owners of record of our Common Stock, par value $0.01 per share (“common stock”) at the close of business on the Record Date are entitled to:
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receive notice of the Annual Meeting; and

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vote at the Annual Meeting in accordance with our Bylaws.

At the close of business on February 1, 2022, there were 214,526,168 shares of our common stock outstanding, each of which is entitled to one vote on each item of business to be conducted at the Annual Meeting. At the Annual Meeting, stockholders will collectively be able to cast 214,526,168 votes, consisting of one vote for each share of common stock outstanding on the Record Date. There is no cumulative voting, and the holders of the common stock vote together as a single class. Stockholders do not have appraisal rights under Delaware law in connection with this proxy solicitation.
10. WHO MAY ATTEND THE ANNUAL MEETING?
All stockholders of record who owned shares of common stock on the Record Date, or their duly appointed proxies, may attend the Annual Meeting, as may our invited guests. Seating is limited and admission is on a first-come, first-served basis. If you are a stockholder and attend the Annual Meeting, you will need to bring a form of personal identification (such as a driver’s license) and check in at the registration desk at the Annual Meeting. Please note that if you hold shares in “street name” (that is, in a brokerage account or through a bank or other nominee), you also will need to bring a copy of a statement reflecting your share ownership as of February 1, 2022.
11. HOW MANY VOTES ARE REQUIRED TO HOLD THE ANNUAL MEETING?
The required quorum for the transaction of business at the Annual Meeting is a majority of all outstanding shares of our common stock entitled to vote in the election of directors at the Annual Meeting, represented in person or by proxy. Consequently, the presence, in person or by proxy, of the holders of at least 107,263,085 shares of our common stock is required to establish a quorum at the Annual Meeting. Shares that are voted with respect to a particular matter are treated as being present at the Annual Meeting for purposes of establishing a quorum.
12. WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?
Most stockholders hold their shares through a broker, bank or other nominee (i.e., in “street name”) rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those held in street name.
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Stockholders of Record.   If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “stockholder of record.”

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Street Name Stockholders.   If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered, with respect to those shares, the beneficial owner of shares held in “street name.” If you are a street name stockholder, you will be forwarded proxy materials by your broker, bank or other nominee, which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to instruct your broker, bank or other nominee how to vote. Your broker, bank or other nominee has provided a WHITE voting instruction form for you to use in directing the broker, bank or other nominee how to vote your shares. If you fail to provide sufficient instructions to your broker, bank or other nominee, they may be prohibited from voting your shares. See “If I am a street name stockholder, will my shares be voted if I do not provide instructions?” as described in Question 16 below.

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HUNTSMAN CORPORATION: PROXY STATEMENT
13. WHAT DIFFERENT METHODS CAN I USE TO VOTE?
Stockholders of Record: Stockholders of record may (1) vote their shares in person at the Annual Meeting by completing a ballot; or (2) submit a proxy to have their shares voted by one of the following methods:
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By Internet.   You may submit a proxy electronically on the Internet by following the instructions provided on the enclosed WHITE proxy card. Please have your WHITE proxy card in hand when you log onto the website. Internet voting facilities will be available 24 hours a day.

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By Telephone.   You may submit a proxy by telephone (from U.S. and Canada only) using the toll-free number listed on the enclosed WHITE proxy card. Please have your WHITE proxy card in hand when you call. Telephone voting facilities will be available 24 hours a day.

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By Mail.   If you received a paper copy of the proxy materials by mail, you may indicate your vote by completing, signing and dating your WHITE proxy card and returning it in the enclosed postage-paid reply envelope.

Street Name Stockholders: Street name stockholders may generally vote their shares or submit a proxy to have their shares voted by one of the following methods:
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By the Methods Listed on the Voting Instruction Form.   Please refer to the WHITE voting instruction form or other information forwarded by your bank, broker or other nominee to determine whether you may submit a proxy by telephone or on the Internet, following the instructions provided by the record holder.

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In Person with a Proxy from the Record Holder.   You may vote in person at the Annual Meeting if you obtain a legal proxy from your bank, broker or other nominee. Please consult the WHITE voting instruction form or other information sent to you by your bank, broker or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

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If your shares are held in “street name” and you wish to revoke a proxy, you should contact your bank, broker or nominee and follow its procedures for changing your voting instructions.

If you hold shares in BOTH street name and as a stockholder of record, YOU MUST VOTE SEPARATELY for each set of shares.
14. WILL MY SHARES BE VOTED IF I DO NOTHING?
If your shares of our common stock are registered in your name, you must sign, date and return a proxy card or submit a proxy by telephone or by internet in order for your shares to be voted.
If your shares of our common stock are held in “street name,” that is, held for your account by a broker, and you do not instruct your broker how to vote your shares, then your broker would not have discretionary authority to vote your shares on Proposals 1, 2 and 4. To the extent your broker has forwarded you Starboard’s proxy materials, your broker would also not have discretionary authority to vote your shares on Proposal 3. If your shares of our common stock are held in “street name,” your broker, bank or nominee has enclosed a WHITE voting instruction form with this Proxy Statement. We strongly encourage you to authorize your broker or other nominee to vote your shares by following the instructions provided on the WHITE voting instruction form.
To return your WHITE voting instruction form to your broker or other nominee by proxy, simply sign, date and return the enclosed WHITE voting instruction form in the accompanying postage pre-paid envelope, or vote by proxy by telephone or via the Internet in accordance with the instructions on the WHITE voting instruction form. Please contact the person responsible for your account to ensure that a WHITE proxy card or WHITE voting instruction form is voted on your behalf.
We strongly urge you to vote by proxy FOR ALL of the nominees listed in Proposal 1, FOR Proposals 2 and 3, and AGAINST Proposal 4 by using the enclosed WHITE proxy card to vote TODAY by internet, by telephone or by signing, dating and returning the enclosed WHITE proxy card in the envelope provided. If your shares are held in “street name,” you should follow the instructions on the WHITE voting instruction form provided by your broker or other nominee and provide specific instructions to your broker or other nominee to vote as described above.
Even if you plan to attend the Annual Meeting, we recommend you also submit your proxy so that your vote will count if you are unable to attend the meeting. Submitting your proxy via internet, telephone or mail does not affect your ability to vote in person at the Annual Meeting.
15. WHAT IF I AM A STOCKHOLDER OF RECORD AND I DON’T SPECIFY A CHOICE FOR A MATTER WHEN RETURNING MY PROXY?
A validly executed proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and submit a validly executed WHITE proxy card, but do not indicate how your shares should be voted and do not revoke your proxy, your shares will be voted as follows:

10	HUNTSMAN 2022 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT
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FOR the election of all 10 of the director nominees recommended by the Board;

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FOR approval, on a non-binding advisory basis, of the compensation of our NEOs;

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FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022; and

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AGAINST the stockholder proposal to lower ownership threshold for special meetings of stockholders to 10%.

If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted at the discretion of the holders of the proxy on such matters to the extent authorized by Rule 14a-4(c). The Board knows of no matters, other than those previously described, to be presented for consideration at the Annual Meeting.
16. IF I AM A STREET NAME STOCKHOLDER, WILL MY SHARES BE VOTED IF I DO NOT PROVIDE INSTRUCTIONS?
In some cases, your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Specifically, brokerage firms have the authority under New York Stock Exchange (“NYSE”) rules to cast votes on certain “routine” matters if they do not receive instructions from the beneficial holder. Typically, ratification of the appointment of the independent registered public accounting firm is considered a routine matter for which a brokerage firm may vote shares for which it has not received voting instructions. This is called a “broker discretionary vote.” When a proposal is not a routine matter and a brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Proposals 1, 2 and 4 are not considered routine matters. Therefore, if your broker has not provided you with competing proxy materials from Starboard and you do not provide voting instructions to your broker with respect to these matters, it will result in a broker non-vote with respect to such proposals. Broker non-votes, if any, will have no effect on the outcome of these proposals.
However, because Starboard has initiated a proxy contest and indicated their intention to deliver proxy materials to your broker to forward to you on Starboard’s behalf, with respect to accounts to which Starboard mails their proxy materials, brokers will not have discretion to vote on any of Proposals 1-4 at the Annual Meeting. As a result, if you do not instruct your broker on how to vote your shares regarding any of the matters to be presented at the Annual Meeting, then your shares may not be voted on these matters. We urge you to instruct your broker about how you wish your shares to be voted on the WHITE proxy card.
17. WHAT VOTES ARE NEEDED FOR EACH PROPOSAL TO PASS AND IS BROKER DISCRETIONARY VOTING ALLOWED?
Proposal	Vote Required	Broker Discretionary Vote Allowed
(1) Election of 10 director nominees	Plurality of votes cast	No
(2) A non-binding advisory vote to approve the compensation of our NEOs	Majority of shares present (in person or represented by proxy) and entitled to vote on the matter	No
(3) Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022	Majority of shares present (in person or represented by proxy) and entitled to vote on the matter	No (to the extent you broker has provided you with competing proxy materials from Starboard)
(4) If properly presented at the meeting, a stockholder proposal to lower ownership threshold for special meetings of stockholders to 10%	Majority of shares present (in person or represented by proxy) and entitled to vote on the matter	No
Because we have received notice from Starboard that they intend to nominate candidates for election to the Board, the provisions of our Bylaws relating to majority voting for directors will not be applicable at the Annual Meeting and, pursuant to our Bylaws, plurality voting will instead apply.
The 10 director nominees who receive the most votes of all votes cast will be elected. If you do not vote for a particular nominee, or if you indicate on your proxy card, via the Internet or by telephone that you want to withhold authority to vote for a particular nominee, then your shares will not be voted for that nominee.

11	HUNTSMAN 2022 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT
It will NOT help elect our Board’s nominees if you sign and return a blue proxy card sent by Starboard, even if you withhold on Starboard’s director nominee using Starboard’s proxy card. Doing so will cancel any previous vote you may have cast on our WHITE proxy card. The only way to support our Board’s nominees is to vote for the Board’s nominees on our WHITE proxy card and to DISREGARD, and not return, any proxy card that you receive that is not a WHITE proxy card, including any blue proxy card that you receive from Starboard.
Pursuant to our Bylaws, written notice by stockholders of qualifying nominations for election to the Board must have been received by our Secretary by January 12, 2022. We did not receive any such notices of nominations, other than the notice of nominations from Starboard, and no other nominations for election to the Board may be made by stockholders at the Annual Meeting.
18. WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE ANNUAL MEETING?
If you grant a proxy, the persons named as proxy holders will have discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting to the extent authorized by Rule 14a-4(c). Under the provisions of our Bylaws and Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the deadline for notifying us of any additional proposals to be presented at the Annual Meeting has passed and, accordingly, stockholders may not present proposals at the Annual Meeting.
19. CAN I CHANGE MY VOTE AFTER SUBMITTING MY PROXY?
If you are a stockholder of record, you may revoke a previously submitted proxy at any time before the polls close at the Annual Meeting by:
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voting again by telephone or through the Internet;

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requesting, completing and mailing in a new paper proxy card;

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giving written notice of revocation to our Corporate Secretary, which must be received before the Annual Meeting, by mail to Corporate Secretary, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or to CorporateSecretary@huntsman.com; or

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attending the Annual Meeting and voting in person (merely attending the Annual Meeting will not revoke a prior submitted proxy).

If you are a street name stockholder, you must follow the instructions to revoke your proxy, if any, provided by your bank, broker or other nominee.
20. WHO SHOULD I CALL IF I HAVE QUESTIONS ABOUT THE MEETING?
If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact our proxy solicitation firm, Innisfree M&A Incorporated, at
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders may call toll-free at (877) 750-0926
Banks and brokers may call collect at (212) 750-5833
Our 2021 Form 10-K, Notice of Annual Meeting of Stockholders, Proxy Statement and form of WHITE proxy card are available at https://voteforhuntsman.com/.

12	HUNTSMAN 2022 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT
BACKGROUND OF THE SOLICITATION
The Board of Directors, through its Nominating & Corporate Governance Committee, initiated a Board refreshment process in connection with the retirement of Jon Huntsman Sr. and the appointment of Peter Huntsman as Chairman of the Board at the end of 2017. Since that time and up through the first week of January 2022, Huntsman has been engaged in an active and public director identification and succession plan focused on recruiting new Board members possessing the independence, background, experience and expertise needed to provide oversight and support for Huntsman’s continuing efforts to upgrade and streamline its portfolio.
Supported by a leading international and independent search firm, the Board’s refreshment process has resulted in the Board appointing eight new independent directors since March 2018 and having six directors transition off the Board during the same period, including the four directors retiring from the Board in connection with the Annual Meeting. As the Board noted when it recommended in May 2020 that then-Lead Independent Director Nolan Archibald be granted a waiver of the Board’s retirement policy: “[T]he Board refreshment process is fully underway and Mr. Archibald’s continued engagement with the professional search firm retained to assist the Company in identifying additional high-quality candidates and with the candidates themselves, will provide critical continuity and stability to the process.”
More specifically, the following independent director appointments and retirements, among others, ensure the Board continues to have the right combination of experience, expertise, qualifications, continuity and backgrounds, including diversity, to drive profitable growth for stockholders and best oversee the Company’s strategic initiatives.
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In March 2018, the Board appointed Daniele Ferrari, who currently sits on the Compensation Committee and Sustainability Committee;

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In February 2019, the Board appointed U.S. Navy (retired) Vice Admiral Jan Tighe, who currently chairs the Sustainability Committee and sits on the Audit Committee;

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In June 2020, the Board appointed Cynthia Egan, who currently chairs the Nominating and Corporate Governance Committee and serves as Non-Executive Vice Chair and Lead Independent Director, and Sonia Dulá, who is Chair Apparent of the Compensation Committee and sits on the Sustainability Committee;

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In February 2021, the Board appointed Jeanne McGovern, who currently chairs the Audit Committee;

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In January 2022, the Board appointed David B. Sewell, José Muñoz and Curtis E. Espeland; and

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In January 2022, after having successfully shepherded the transformation of the Board since 2018, four directors—Nolan D. Archibald, M. Anthony Burns, Sir Robert J. Margetts, and Wayne Reaud—announced they would transition off the Board at the Annual Meeting.

On July 30, 2021, the Company issued a press release reporting its second quarter earnings and noted that it intended to “showcase our strategic initiatives and the continued transformation of the entire portfolio at our New York City Investor Day on November 9, 2021.”
On September 27, 2021, representatives of Starboard had a call with Peter R. Huntsman, the Company’s Chairman of the Board, President and Chief Executive Officer, and Ivan M. Marcuse, the Company’s Vice President of Investor Relations, and informed them that Starboard would be filing a Schedule 13D later that day. On the call, Starboard asked and the Company agreed to schedule an in-person meeting in the following weeks to discuss the Company.
Later that day, Starboard filed a Schedule 13D with the SEC disclosing an 8.4% ownership stake in the Company.
On September 30, 2021, the Company closed its fiscal third quarter and later disclosed in its third quarter earnings release that the Company’s net income for the period improved year-over-year from $57 million to $225 million, and its diluted earnings per share for the period increased year-over-year from $0.22 to $0.94 per share.
On October 5, 2021, representatives of Starboard called Mr. Huntsman to inform the Company that Starboard would be publicly discussing Huntsman at the annual 13D Monitor Active-Passive Investor Summit (the “13D Monitor Conference”) being held the following day.
On October 6, 2021, Jeffrey C. Smith, Chief Executive Officer and Chief Investment Officer of Starboard, “presented” Huntsman as one of Starboard’s top investment ideas at the 13D Monitor Conference.
On October 25, 2021, Messrs. Huntsman and Marcuse and Philip M. Lister, the Company’s Executive Vice President and Chief Financial Officer, met with Mr. Smith and his Starboard colleagues Gavin Molinelli, Patrick Sullivan and Jonathan Yu, at the Company’s headquarters to discuss Starboard’s views on the Company.

13	HUNTSMAN 2022 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT
On October 29, 2021, the Company issued its third quarter earnings press release announcing, among other things, that it had: (1) improved third quarter 2021 earnings; (2) repurchased approximately $102 million of its shares in the quarter following reactivation of the share repurchase program that had been paused at the onset of the COVID-19 pandemic; and (3) obtained the prior day a significant arbitration award against Albemarle for fraud and breach of contract and had been awarded in excess of $600 million (the “Albemarle Settlement”) of which the Company expected to net in excess of $400 million after attorney’s fees.
On November 1, 2021, following the Company’s third quarter 2021 earnings announcement, Mr. Marcuse and other members of the Company’s investor relations team had a call with representatives of Starboard to further discuss the Company.
On November 4, 2021, Mr. Marcuse had a call with a representative of Starboard during which Starboard asked to review in advance the Investor Day materials then being prepared for the Company’s previously disclosed November 9, 2021 Investor Day. The next day, the Company entered into a standard Non-Disclosure Agreement with Starboard to facilitate Starboard’s review of the Company’s Investor Day materials. On November 7, 2021, representatives of the Company and Starboard, including Messrs. Smith and Huntsman, met to discuss the Company’s Investor Day materials, with the Company providing Starboard a full opportunity to share its thoughts on the materials.
On November 9, 2021, the Company held its Investor Day announcing ambitious commitments to the Company’s strategic objectives, which included growing its differentiated portfolio, improving its EBITDA margin, generating free cash flow margins above 40%, maintaining an investment grade balance sheet, and returning capital to shareholders through a newly announced $1 billion share repurchase program.
On November 17, 2021, Mr. Huntsman reached out to Mr. Smith to offer a one-on-one meeting to discuss further the Company and Starboard’s plans with respect to the Company.
On December 9, 2021, Mr. Huntsman met with Mr. Smith in New York City. Among other topics, Mr. Smith raised the status and composition of the Company’s Board of Directors. Mr. Huntsman indicated that the Board planned to continue in the near term the refreshment process that the Company had initiated at the end of 2017. Mr. Smith thereafter offered his views on Board membership generally, noting his own practice of meeting personally with and vetting any Board candidate he nominated to ensure the candidate’s independence and competence.
In this context, Mr. Huntsman asked Mr. Smith to provide him the names of any candidates that Starboard would like to suggest so that the Board’s Nominating and Corporate Governance Committee could consider them in the ordinary course alongside the candidates previously identified by the Company’s leading international search firm. Mr. Smith responded that Starboard had assembled a slate of candidates for the Board but declined to provide any of their names to Mr. Huntsman. Mr. Smith also stated his view that at least half of the Company’s current Board members would be replaced by candidates to be nominated by Starboard.
On December 14, 2021, Mr. Smith emailed Mr. Huntsman and asked to schedule a meeting with Mr. Huntsman and any additional members of the Board to further discuss Mr. Smith’s views on Board refreshment.
On December 20, 2021, Mr. Huntsman and Ms. Egan, an independent member of the Board who would be named Non-Executive Vice Chair of the Board and Chair of the Nominating and Corporate Governance Committee two weeks later, had a call with Messrs. Smith, Molinelli, Sullivan and Yu of Starboard to discuss the Company and the composition of its Board. Mr. Huntsman and Ms. Egan again reminded Mr. Smith and the Starboard representatives that the Company’s long-standing Board refreshment plan was still ongoing in the near term and reiterated Mr. Huntsman’s earlier request to Mr. Smith for the names of any candidates that Starboard wished to propose for consideration by the Board’s Nominating and Corporate Governance Committee. Mr. Smith and the Starboard representatives expressed Starboard’s intent to take a significant role in proposing new candidates for the Board—not only to join as members but also to take over leadership positions on various Board committees—and indicated again that while they had candidates to propose, they were declining to disclose the names of any of these proposed candidates.
On December 22, 2021, Mr. Huntsman and Mr. Smith had a call during which Mr. Smith indicated that Starboard would be requesting the Company’s D&O questionnaire and other forms required for a potential nomination (the “Nomination Documents”).
The next morning, December 23, 2021, Starboard delivered a letter to the Company requesting the Nomination Documents.
On December 28, 2021, the Company issued a press release announcing: (1) that it had initiated a review of strategic options for its Textile Effects Division; and (2) that the Board implemented a management-proposed multi-year compensation plan designed to drive accountability and align the incentives of Company’s management team with the targets presented at Investor Day.
On December 30, 2021, the Company provided copies of the Nomination Documents to Starboard.
On January 1, 2022, the Board held a meeting to consider, among other things, the appointment of new directors, new Board leadership positions, and the date of the Annual Meeting. During this meeting, the Board evaluated the recommendation of the

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HUNTSMAN CORPORATION: PROXY STATEMENT
Nominating and Corporate Governance Committee to appoint three new director candidates identified by a leading international search firm and vetted over the past months as part of the Board’s multi-year refreshment process. Specifically, the Board discussed and evaluated various factors, including the background, independence, and qualifications of each of Curtis Espeland, José Muñoz and David Sewell, including Mr. Espeland’s experience at Eastman Chemical Company, his extensive financial and accounting expertise, and his public company board experience; Mr. Muñoz’s significant operational and executive level experience worldwide in the automotive industry, including in his current role as Chief Operating Officer of Hyundai Motor Company; and Mr. Sewell’s nearly 15 years of senior executive leadership and operational experience at major materials companies, including in his current position as Chief Executive Officer of WestRock and his prior position as Chief Operating Officer of The Sherwin-Williams Company. The Board then approved the appointments of Messrs. Espeland and Muñoz effective immediately and, as Mr. Sewell had indicated his preference to receive formal approval from the WestRock’s board of directors before joining the Company’s Board, his appointment as well, contingent on approval of WestRock’s board.
The Board also considered the timing of the 2022 Annual Meeting and concluded that it would be in the stockholders’ best interests to set a date as soon as reasonably practicable so that stockholders could decide the composition of the Board as early as possible, the Company’s management could focus without distraction on executing the strategic initiatives outlined at the Investor Day and the recently-announced strategic review for the Textile Effects Division, and to minimize other potential disruption and distraction from a potential proxy fight with Starboard. The Board specifically took into account Starboard’s statements to the Company in early December that it already had specific candidates that it intended to nominate and Starboard’s request for the Nomination Documents before the nomination window even opened, all of which indicated to the Board that Starboard was ready to make nominations at this time and would not be impeded in making director nominations by the nomination deadline that would result from a proposed March 25, 2022 annual meeting date.
On January 2, 2022, the Company issued a press release announcing certain corporate governance enhancements and the most recent Board refreshment, including: (1) the appointments of Mr. Espeland and Mr. Muñoz to the Board; (2) the appointment of Ms. Egan as Lead Independent Director, Non-Executive Vice Chair of the Board and Chair of the Nominating and Corporate Governance Committee; (3) the addition of Ms. Dulá to the Compensation Committee and her being named as the Committee’s intended Chair upon Mr. Reaud’s future retirement; (4) the transition of three existing directors, Mr. Archibald, Mr. Burns and Sir Robert J. Margetts, off of the Board at the Annual Meeting; and (5) the determination by the Board that it would no longer grant waivers to non-executive directors of the Company’s director retirement policy requiring them to resign after their 75th birthday. In addition, the Company also announced that it would hold the Annual Meeting on March 25, 2022.
Over the next two days, January 3 and January 4, 2022, Mr. Huntsman and Mr. Smith had a series of discussions during which Mr. Smith conveyed his views on a potential framework for a negotiated resolution and avoidance of a proxy fight, including his view that he no longer required a majority of the Board be replaced by Starboard nominees. Mr. Smith instead proposed, among other things, that the Company agree to add three unidentified Starboard nominees to the Board and to have two incumbent directors—to be identified by Starboard at a later date—resign from the Board. To facilitate the Board’s prompt consideration of Mr. Smith’s newly proposed framework, Mr. Huntsman asked him for the names of Starboard’s three proposed nominees and the two current Board members Starboard would have resign, explaining that such information would be necessary for the Board to give thoughtful and appropriate consideration to Mr. Smith’s proposal. Mr. Smith responded that Starboard had all of the names in mind but he was not prepared to provide that information to the Company unless and until the Company agreed to his framework.
On January 6, 2022, in a subsequent discussion with Mr. Huntsman, Mr. Smith indicated for the first time that his prior demand for three Starboard directors could potentially be reduced to two. Mr. Huntsman then asked Mr. Smith whether this demand for two directors might be satisfied by the addition of one of Mr. Smith’s candidates and one of the Company’s candidates who satisfied Mr. Smith’s standards for independence and competency. Mr. Smith responded that such a construct “could be a possibility.”
Following these calls, between January 4, 2022, and January 7, 2022, Starboard’s lawyers at Olshan Frome Wolosky LLP, had several discussions with the Company’s outside lawyers at Kirkland & Ellis LLP. The lawyers discussed, among other things, (1) the foregoing proposed framework for a negotiated resolution, with Starboard finally disclosing the identities of three proposed nominees—Jeffrey C. Smith, Sandra Beach Lin and James L. Gallogly—on January 5, 2022, (2) Starboard’s intent to submit a nomination notice in the upcoming days, and (3) Starboard’s request to use a universal proxy card, which the Company—after noting, among other things, Starboard’s prior public statements of concern about how a universal proxy card could thwart the will of a majority of stockholders—considered but ultimately did not accept.
On January 7, 2022, WestRock’s board of directors approved Mr. Sewell joining the Company’s Board and his prior appointment to the Board became immediately effective.
On January 7, 2022, not even 48 hours after learning the identities of Starboard’s three proposed candidates, the Company’s Nominating and Corporate Governance Committee also interviewed Starboard candidates Sandra Beach Lin and James L. Gallogly. During the interview, Ms. Beach Lin informed the Committee that she had never met Mr. Smith and, further, that she had refused a

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HUNTSMAN CORPORATION: PROXY STATEMENT
compensation agreement offered by Starboard for being a Starboard nominee (which was accepted by Mr. Gallogly). Following the interviews, the Company informed Starboard that its Nominating and Corporate Governance Committee and the Board would be open to considering having Ms. Beach Lin join the Board as part of a negotiated resolution with Starboard to avoid a proxy fight.
On January 8, 2022, Mr. Huntsman had a call with Mr. Smith to discuss the Board’s latest director appointments, including David Sewell, whose appointment had not yet been publicly announced. During the call, Mr. Huntsman communicated the Board’s potential interest in having Starboard director nominee Ms. Beach Lin join the Board as part of a negotiated resolution with Starboard and being announced as a new Board member at the same time as Mr. Sewell, consistent with the discussions between Messrs. Huntsman and Smith on January 6, 2022. Mr. Huntsman thereafter agreed to facilitate a call—at Mr. Smith’s specific request—between Mr. Smith and Mr. Sewell for the purpose of permitting Mr. Smith to assess whether Mr. Sewell satisfied Mr. Smith’s stated criteria for board membership and whose appointment could thus be included in a joint announcement along with the addition of a Starboard candidate as part of a potential negotiated resolution to prevent a proxy fight. That call was scheduled the next day and Mr. Smith indicated that he would reach back out to Mr. Huntsman thereafter.
As part of the potential negotiated resolution Mr. Huntsman and Mr. Smith had been discussing, Mr. Huntsman called Ms. Beach Lin the same day to discuss the feedback he had received about her from Ms. Egan, Chair of the Nominating and Corporate Governance Committee.
As agreed, on January 9, 2022, Mr. Smith, who was joined by Mr. Molinelli, spoke with Mr. Sewell regarding his recent appointment to the Board. At the outset, Mr. Smith indicated that Mr. Sewell appeared to be a good nominee for the Huntsman Board and that Starboard might even have an interest in nominating him to other boards in the future. Mr. Smith and Mr. Molinelli went on to express their views about the Company’s interaction with Starboard up until then. Mr. Sewell responded that he could not comment on these matters since he had not been engaged in the earlier interaction in any respect. Mr. Smith also indicated to Mr. Sewell that Starboard intended to run a proxy fight with the Company and that new directors, including Mr. Sewell, could be targeted.
Mr. Smith never reached back out to Mr. Huntsman after talking to Mr. Sewell and, to date, has not called him or left a message.
On January 10, 2022, Ms. Egan had a call with Ms. Beach Lin to discuss the possibility of Ms. Beach Lin potentially joining the Board as part of an overall potential negotiated resolution to avoid a proxy fight between Huntsman and Starboard.
On January 11, 2022, the Company issued a press release announcing (1) the appointment of Mr. Sewell to the Board and (2) the decision of Wayne Reaud, Chair of the Litigation and Public Policy and Compensation committees of the Company, to retire from the Board at the Annual Meeting.
On January 12, 2022, Starboard delivered a notice of director nominations to the Company and publicly issued a letter to the Board, identifying Jeffrey C. Smith, Sandra Beach Lin, Susan C. Schnabel and James L. Gallogly as Starboard’s nominees for election to the Board at the Annual Meeting. On the same day, Starboard issued a press release announcing the foregoing nominations and filed an amendment to its Schedule 13D with the SEC.
Later on January 12, 2022, the Company issued a press release highlighting strategic actions the Company had recently taken to enhance stockholder value, including (1) initiating a strategic review process for the Textile Effects Division to continue advancing the Company’s focus on portfolio enhancement, (2) authorizing new share repurchases of $1 billion, (3) implementing a multi-year incentive compensation program for all Company officers and vice presidents that ties the vast majority of their incentive compensation to the achievement of the Investor Day targets, and (4) substantially completing the Board refreshment process that began at the end of 2017 by adding three highly-qualified and independent directors—Mr. Sewell, Mr. Muñoz and Mr. Espeland—who were identified by a leading international search firm.
On January 19, 2022, Starboard delivered a letter to the Company requesting the inspection of certain stockholder list materials and related information pursuant to Section 220 of the Delaware General Corporation Law (the “Books and Records Demand”).
On January 20, 2022, Starboard filed their preliminary proxy statement with the SEC.
On January 26, 2022, the Company’s outside counsel responded, on behalf of the Company, to the Books and Records Demand.
On January 26, 2022, the Company, in accordance with the Company’s Bylaws, sent Starboard a letter requesting that each of Starboard’s nominees provide certain supplemental information (the “Supplemental Request Letter”).
On February 1, 2022, the Company filed a preliminary proxy statement with the SEC.
Also on February 1, 2022, Starboard responded to the Supplemental Request Letter.
On February 3, 2022, Starboard filed an amendment to its preliminary proxy statement with the SEC.

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HUNTSMAN CORPORATION: PROXY STATEMENT
On February 10, 2022, Starboard filed their definitive proxy statement with the SEC.
Also on February 10, 2022, the Company sent a response to Starboard’s February 3rd response letter, seeking Starboard’s response to a supplemental question.
On February 15, 2022, the Company issued its fourth quarter and full year 2021 earnings press release announcing, among other things, that it had: (1) improved fourth quarter 2021 earnings, with net income for the fourth quarter period improving year-over-year from $360 million to $607 million, and its diluted earnings per share for the period increasing year-over-year from $1.54 to $2.73 per share; (2) repurchased approximately $101 million of its shares in the fourth quarter following the repurchase of $102 million of its shares in the third quarter; (3) increased its quarterly dividend by 13%; (4) initiated a strategic review for the Textile Effects Division; and (5) received the first payment from the Albemarle Settlement in the amount of $332.5 million before taxes and legal fees.
On February 17, 2022, the Company filed this Proxy Statement with the SEC.

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HUNTSMAN CORPORATION: PROXY STATEMENT
PART 2
BOARD OF DIRECTORS

DIRECTOR NOMINEES
Our business affairs are managed under the direction of our Board. The Board was composed of 14 members immediately prior to the Annual Meeting. As previously announced, Nolan D. Archibald, M. Anthony Burns, Sir Robert J. Margetts and Wayne A. Reaud, four directors who currently serve on our Board and whose current terms expire at the Annual Meeting, are retiring from our Board and are not seeking re-election. Therefore, the size of the Board will decrease from 14 to 10 directors, with 10 directors to be elected at the Annual Meeting. The Nominating and Corporate Governance Committee has recommended, and our Board has nominated, each of the individuals named below for election as a director at the Annual Meeting. All 10 of the Board’s nominees listed below are presently serving as directors, and all have agreed to serve if elected.
Presented below is information with respect to the Board’s 10 nominees to be elected as directors at this year’s Annual Meeting. In addition to the information set forth below, Appendix A sets forth information relating to our nominees, directors and certain of our officers and employees who are considered “participants” in our solicitation under applicable SEC rules by reason of their position as directors of the Company, as nominees for directors or because they may be soliciting proxies on our behalf. The information presented below for each director includes the specific experience, qualifications, attributes and skills that led us to the conclusion that such director should serve on the Board.
Peter R. Huntsman Chairman, President and Chief Executive Officer, Huntsman Age: 59 Director since 1994 Committees: • Litigation and Public Policy
Experience
•
President and Chief Executive Officer, Huntsman (2000 – present); Chairman (2018 – present) President and Chief Operating Officer (1994 – 2000)

•
Began his career at the Company’s Olympus Oil subsidiary in 1983 and, starting in 1987, served in a series of general management positions, each with increasing scope and responsibility

Other Boards
US-Listed Companies
•
Independent Director, Venator Materials PLC, a global pigments company headquartered in the UK, which separated from Huntsman in 2017 (2017 – present)

Other
•
Chairman of the Board of Directors, American Chemistry Council, the chemical industry’s principal trade, education, and advocacy association representing more than $550 billion in enterprise value

•
Chairman of the Board of Directors and CEO, Huntsman Cancer Foundation, which raises funds to support the ongoing research, treatment, and educational programs at the University of Utah

•
CEO, Huntsman Foundation

•
Serves on oversight boards and leadership councils of several academic, health and hospital services, and charitable institutions, including the Board of Overseers of the Wharton School of Business at the University of Pennsylvania; the Memorial Hermann Health Systems Board of Directors; the Board of Directors for the Cynthia Woods Mitchell Pavilion; and the Board of Advisors for Interfaith of The Woodlands

Qualifications and Expertise Provided to Our Board
•
Led the Company through successful execution of various strategic, operational, financial, regulatory, and governance milestones

•
Demonstrated expertise across many facets of the global chemical industry while serving in both operational and executive leadership positions in the U.S. and abroad

•
Built valuable and enduring relationships with customers, suppliers, labor unions, political leaders, NGO’s and the communities in which Huntsman operates around the world

•
Widely recognized as global industry leader which ensures that Company’s views and interests are well represented on issues of critical importance at every level

•
Secured Top 100 ranking in Wall Street Journal’s Management Top 250, the WSJ’s list of “The Best Managed Companies of 2021”, above all of the Company’s 2021 proxy peers, including Air Products (141), Ecolab (150), Eastman (162), Mosaic (169), Celanese (178) and Lyondell (212)

•
Winner, Petrochemical Heritage Award for Outstanding Contributions to the Petrochemical Community (2008)

•
Demonstrated competency in leading acquisition integration over more than 25 transactions and in executing cost optimization programs in excess of $500 million

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HUNTSMAN CORPORATION: PROXY STATEMENT
Cynthia L. Egan Age: 66 Lead Independent Director and Non-Executive Vice Chair Independent Director since 2020 Committees: • Nominating and Corporate Governance (Chair) • Sustainability
Experience
•
Senior Advisor to the U.S. Department of the Treasury on domestic employment retirement security (2014 – 2015)

•
President of Retirement Plan Services, T. Rowe Price Group from 2007 until her retirement in 2012; served as founding chair of its Women’s Roundtable

•
Senior executive at Fidelity Investments (1989 – 2007), including Executive Vice President and Head of Fidelity Institutional Services Company, President of the Fidelity Charitable Gift Fund and Executive Vice President of Fidelity Management Research Company

•
Began her career at the Federal Reserve Board of Governors in 1980 and worked at KPMG Peat Marwick and Bankers Trust

Other Boards
US-Listed Companies
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Chair of the Board, The Hanover Insurance Group, one of the largest publicly traded property and casualty insurance companies in the United States (2015 – present)

•
Independent Director, The Unum Group, a leading provider of financial protection benefits internationally and the largest provider of disability income in the world (2014 – present)

•
Independent Trustee, BlackRock Fixed-Income Complex, a complex of closed-end funds and open-end non-index fixed-income funds (2016 – present)

•
Former Independent Director, Envestnet, Inc., a financial technology corporation which provides wealth management platforms and products to financial advisors and institutions (2013 – 2016)

Other
•
Chair, Board of Visitors of the University of Maryland School of Medicine

Qualifications and Expertise Provided to Our Board
•
Deep investment management company experience and stockholder perspective as well as strong financial acumen ensure the Board and management remain focused on the priorities of Company stockholders

•
Extensive executive leadership experience with developing successful high growth and complex operating companies

•
Substantial corporate governance expertise at publicly traded companies

•
Significant experience, including director-level oversight, with developing issues and trends in the areas of human capital management and other governance-related matters

Education
•
B.S., Boston College

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HUNTSMAN CORPORATION: PROXY STATEMENT
Dr. Mary C. Beckerle Chief Executive Officer, Huntsman Cancer Institute Age: 67 Independent Director since 2011 Committees: • Audit • Nominating and Corporate Governance
Experience
•
Chief Executive Officer (2011 – present) and Executive Director (2006 – 2011), University of Utah’s Huntsman Cancer Institute, a National Cancer Institute-designated Comprehensive Cancer Center; transformed HCI from an institution unranked 10 years ago to one which today ranks #30 out of more than 4,500 hospitals evaluated by the U.S. News & World Report

•
Distinguished Professor of Biology and Oncological Sciences and Associate Vice President for Cancer Affairs, University of Utah (present); joined University of Utah in 1986

•
Guggenheim Fellow and Rothschild-Yvette Scholar at the Curie Institute, Paris, France (1999 – 2000)

Other Boards
US-Listed Companies
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Independent Director, Johnson & Johnson, a global Fortune 50 healthcare company engaged in the development, manufacturing, and distribution of medical device, pharmaceutical and consumer health products (2015 – present)

Other
•
Elected Member, National Academy of Sciences (USA), American Philosophical Society, and American Academy of Arts and Sciences

•
Member, Medical Advisory Board of the Howard Hughes Medical Institute

•
Member, Board of Scientific Advisors, National Cancer Institute (USA)

•
Member, Cancer Policy and Scientific Advisory boards at Dana Farber/Harvard Cancer Center, Duke University, Georgetown University, University of Pennsylvania and the National Center for Biological Sciences in Bangalore (India)

•
Previously served on the Advisory Committee to the Director of the National Institutes of Health, the Board of Directors of the American Association for Cancer Research, as the President of the American Society for Cell Biology, and as the Chair of the American Cancer Society Council for Extramural Grants

•
Member and Sub-Committee Chair, Blue Ribbon Panel for Vice-President Biden’s Cancer Moonshot Initiative

•
Governance Fellow, National Association of Corporate Directors (NACD)

•
NACD Directorship 100 Award (2018) for leadership and excellence in the Boardroom

Qualifications and Expertise Provided to Our Board
•
Extensive executive, strategic, and operational experience, including overall leadership and accountability for the management of a Comprehensive Cancer Center with more than 3,000 personnel and over $1 billion of annual clinical and research revenue, enabling the provision of valuable insight related to business management and development

•
Rigorous financial discipline as a member of Huntsman’s Audit Committee, which oversaw the achievement of investment grade ratings for the Company; provides continuity on the Audit Committee as leadership and remaining members of the Committee transition off the Board

•
Broad experience and knowledge base in corporate governance, risk management, regulatory compliance, and sustainability as CEO of a healthcare delivery organization and Independent Director of Johnson & Johnson, the world’s largest healthcare company

•
Deep experience in science and technology enables her to provide valuable insight and guidance related to organic and inorganic research and development opportunities and to ensure ongoing focus on innovation which fuels value generation at the Company

Education
•
B. A. in Biology and Psychology, Wells College

•
Ph.D. in Molecular, Cellular, and Developmental Biology, University of Colorado Boulder

•
Post-doctoral fellow in Anatomy and Cell Biology, University of North Carolina Chapel Hill

•
Fellow, Executive Leadership in Academic Medicine, Drexel University

•
Aspen Institute, Executive Seminar

20	HUNTSMAN 2022 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT
Sonia Dulá Age: 61 Independent Director since 2020 Committees: • Compensation (Incoming Chair) • Sustainability
Experience
•
Vice Chairman, Latin America, Bank of America Global Corporate and Investment Banking Division from 2013 until her retirement in 2018; between 2007 and 2013, headed Merrill Lynch’s Wealth Management Division in Latin America, and led the Latin America Corporate and Investment Banking Division

•
Former Chief Executive Officer, Grupo Latino de Radio, owner/operator of more than 500 radio stations in Latin America and the U.S. Hispanic market

•
Co-founded Internet Group of Brazil and Obsidiana.com

•
Former Chief Executive Officer, Telemundo Studios Mexico

•
Began her career as an investment banker at Goldman Sachs in London and New York, rising to leadership positions

Other Boards
US-Listed Companies
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Independent Director, Hemisphere Media Group, Inc., a Spanish language media company (2019 – present)

•
Independent Director, Millicom International Cellular, S.A., a provider of broadband, cable and cellular network services in Latin America (2021 – present)

Other
•
Independent Director, Acciona, S.A. (Spain), a global renewable energy and infrastructure developer; Acciona representative on board of Acciona Energia, a 100% renewable energy company that is more than 80% owned by Acciona; Non-Executive Chairman, Bestinver, a Spanish asset manager that is 100% owned by Acciona

•
Former Independent Director, Prisa, S.A. (Spain), a leading Spanish and Portuguese-language media and education group

•
Member, Latin America Strategic Advisory Board of Banco Itaú-Unibanco

•
Life Member, Council on Foreign Relations

•
Previously served on the boards of the Council of the Americas, Women’s World Banking and the Arsht Center for the Performing Arts

Qualifications and Expertise Provided to Our Board
•
Extensive international experience and expertise in finance, global capital markets and investment banking provides valuable insight in connection with strategic growth opportunities and transformation

•
Entrepreneurial and executive leadership experience brings a unique perspective in connection with strategic and downstream repositioning

•
Significant experience as public company board director with oversight of sustainable infrastructure projects and solutions, especially in the renewable energy space, provides valuable insight and supports sustainability strategies

Education
•
B.A. in Economics, Harvard University

•
MBA, Stanford University

21	HUNTSMAN 2022 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT
Curtis E. Espeland Age: 57 Independent Director since 2022 Committees: • N/A
Experience
•
Chief Financial Officer (2008 – 2020) and Executive Vice President (2014 – 2020), Eastman Chemical Company, an advanced materials and specialty additives manufacturer; after serving as Vice President and Chief Accounting Officer (from 2002 – 2008)

•
Revitalized Eastman’s M&A strategy, resulting in greater than $9 billion of acquisitions; led integration of two of Eastman’s largest acquisitions; directly involved in the company’s Enterprise Risk Management Program and oversaw the company’s corporate strategy, information technology, cybersecurity and corporate communication programs

•
From 1986 – 1996, held various positions of increasing responsibility at Arthur Andersen, performing audit, financial due diligence and business consulting services in the banking, manufacturing, media and telecommunications industries in the U.S. and across the globe

Other Boards
US-Listed Companies
•
Independent Director, Lincoln Electric Holdings Inc., a world leader in design, development and manufacture of arc welding products, automated joining, assembly and cutting systems, plasma and oxyfuel cutting equipment with a market cap in excess of $7 billion; served as Lead Independent Director since 2018 (2012 – present)

Other
•
Independent Director, Nouryon, the former specialty chemicals division of AkzoNobel

•
Member of the Lead Director Network, Tapestry Networks

•
Dean’s Advisory Council of the Ivy College of Business at Iowa State University

Qualifications and Expertise Provided to Our Board
•
Served as CFO and CAO (2002 – 2020) during time period in which Eastman delivered TSR of greater than 400%

•
Significant experience in corporate strategy, accounting and financial reporting, M&A, taxation, enterprise risk management, audit and compliance, and investor relations

•
Insights from serving 18 years as an executive officer of a Fortune 500 chemical company that has undergone a similar portfolio transformation to Huntsman

Education
•
B.A. in Accounting, Iowa State University

•
MBA, University of Chicago Graduate School of Business

•
Completed the Advanced Management Program at Harvard Business School

22	HUNTSMAN 2022 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT
Daniele Ferrari Senior Advisor at SK Capital Partners Age: 60 Independent Director since 2018 Committees: • Compensation • Sustainability
Experience
•
Senior advisor, SK Capital Partners, a private equity investment firm focused on specialty materials, chemicals and pharmaceuticals (2021 – present)

•
Chief Executive Officer, Versalis S.p.A., one of Europe’s largest chemical companies (2011 – 2020)

•
Served in numerous roles at Huntsman, culminating in the role of President of the Performance Products division

•
Previously served at Imperial Chemical Industries (ICI) and Agip Petroli, a subsidiary of Eni S.p.A., a leading international oil and gas company

Other Boards
US-Listed Companies
•
Independent Director, Venator Materials, a global pigments company, which separated from Huntsman in 2017 (2017 – present)

Other
•
Supervisory Board Member, New Heubach Group, a global manufacturer of pigments

•
Supervisory Board Member, SEQENS, a worldwide leader in pharmaceutical solutions and specialty ingredients

•
Past Chairman of the Board of Directors of Matrìca S.p.A., a Versalis joint venture with Novamont, an industry leader in bio plastics and green chemistry and marketing of medical devices, pharmaceuticals and consumer packaged goods

•
Past President, European Chemical Industry Council (CEFIC) (2018 – 2020); CEFIC is the European counterpart of the American Chemistry Council representing chemical industry members employing more than 1.2 million workers with revenues in excess of $500 billion and R&I investments in excess of $10.5 billion

•
Past President, PlasticsEurope Bruxelles, the association of European plastics manufacturers (2013 – 2018)

•
Board Member, Alliance to End Plastics Waste

•
Board Member, Oxford University Business Economics Program

Qualifications and Expertise Provided to Our Board
•
More than 35 years of global executive and operational leadership in the chemical industry, including leading the strategic repositioning of and cost-cutting initiatives at Versalis to achieve significant profitability, enabling him to provide the Board and management of Huntsman invaluable insight into business management in the ordinary course and effective oversight of the Company’s strategic business plans

•
Proven track record executing global sustainability initiatives and strong relationships with international organizations focused on environmental protection, including pioneering and leading the strategic initiative to modernize inefficient assets with fully integrated green, renewable chemical and circular economy processes, provides perspective into the key operational and functional opportunities facing Huntsman, especially those relating to sustainability

Education
•
Diploma in Industrial Chemistry, Istituto San Giorgio (Italy)

•
Honorary Master Degree in Chemical Sciences, University of Ferrara (Italy)

23	HUNTSMAN 2022 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT
Jeanne McGovern Age: 63 Independent Director since 2021 Committees: • Audit (Chair)
Experience
•
40-year audit and advisory career at Deloitte & Touche LLP (retired in 2020), most recently as Partner, where she provided lead audit services to Fortune 500 public companies and their audit committees, as well as advisory services relating to M&A and divestitures, strategic business model transformation, financing transactions, and other strategic priorities to a wide range of companies in the consumer, pharmaceutical, materials and industrial segments

•
Held significant management roles in Deloitte’s corporate office, including in the Office of the CEO’s U.S. National Leadership; also served as Independence Leader for the U.S. Audit and Assurance practice directing policy recommendations on the impact of regulations

Other Boards
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Previously served on boards of Oak Knoll School of the Holy Child, Junior Achievement, and the National Committee on the Prevention of Child Abuse

Qualifications and Expertise Provided to Our Board
•
Highly capable leadership of our Audit Committee informed by extensive track record in public accounting, financial management and reporting, M&A advisory, risk management and internal controls and audit functions

•
Significant experience at the corporate governance level with transforming audit committees and enhancing their effectiveness

•
Deep experience in industrial and consumer products, chemical manufacturing, and life sciences, as well as strong understanding of the business, economic, and compliance environments in which Huntsman and many of its customers operate

Education
•
B.A. in Accounting, Syracuse University

•
CPA and Member of the American Institute of Certified Public Accounting and the Washington Society of Certified Public Accountants

24	HUNTSMAN 2022 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT
José Antonio Muñoz Barcelo COO, Hyundai Motor Company Age: 56 Independent Director since 2022 Committees: • N/A
Experience
•
Chief Operating Officer, Hyundai Motor Company, a global manufacturer of automobiles, where he is responsible for global operations strategies and their successful implementation, delivering profitable growth and improving the overall performance of Hyundai Motor Company; also serves as President and CEO of Hyundai Motor America and Genesis Motor America, Hyundai’s largest operating subsidiary (2019 – present)

•
Chief Performance Officer, Nissan Motor Co., Ltd., a global manufacturer of automobiles (2016 – 2019) and Chairman of Nissan’s Management Committee China (2018 – 2019), where he led Nissan’s China division including manufacturing, engineering design, sales and marketing, administration and finance; joined Nissan in 2004

•
Senior operational and executive managerial positions at Toyota Motor Europe and Daewoo Motor Iberia in charge of sales, operations and network development

Other Boards
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Commissioner of Coalition for Reimagined Mobility (ReMo)

•
Industry Leadership Award by Society of Automotive Engineers (SAE) Foundation

•
Member, Official Association of Industrial Engineers of Madrid

•
Past President of the Alumni Association of IE Business School in Brussels and Paris

•
Board Member (pending), Pacific Council on International Policy, Los Angeles

Qualifications and Expertise Provided to Our Board
•
Extensive international experience in global automotive markets that are increasingly important to Huntsman’s current and prospective business strategies

•
Demonstrated experience delivering innovation and record results, including executive oversight of development and implementation of Hyundai’s fuel cell vehicle and mobility services strategy and Hyundai’s achievement of global sales of almost 4 million cars, nearly $88 billion in total 2020 revenues and $4.7 billion in global profits

•
Broad expertise and deep experience across operations, engineering, sales and marketing, global-scale management, development and execution of global growth strategies, and turnaround and corporate restructuring brings unique and invaluable perspectives into the boardroom

•
Developed extensive and unique skills in identifying and maturing key talents of employees, an important component of his success in executing the organizational improvements he spearheaded at various companies throughout his career

•
Demonstrated expertise and experience in creating, establishing and building brand identity and customer loyalty, key components of the Company’s current business strategies

Education
•
MBA, Instituto de Empresa (IE) Business School (Madrid)

•
Ph.D. in Nuclear Engineering, Polytechnic University of Madrid

•
Completed Executive Management Programs at Cranfield School of Management (U.K.) and INSEAD Business School (France/Japan)

25	HUNTSMAN 2022 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT
David B. Sewell President and CEO, WestRock Company Age: 53 Independent Director since 2022 Committees: • N/A
Experience
•
President and Chief Executive Officer, WestRock Company, one of the world’s largest paper and packaging companies that generated $18.7 billion in sales and has nearly 50,000 employees (2021 – present)

•
President and Chief Operating Officer (2019 – 2021), The Sherwin-Williams Company, a global leader in the manufacture, development, distribution and sale of paint, coatings and related products, where he was responsible for all operating segments globally and over 60,000 employees worldwide and also supported all operating divisions, managed end-to-end global manufacturing, sourcing and supply chains that maximized assets and resources globally to help drive world class processes and working capital; President of the Performance Coatings Group, where revenue grew from $2.8 billion to $6.1 billion (2014 – 2019); joined Sherwin-Williams in 2007

•
15-year tenure at General Electric in its Plastics and Advanced Materials Division in a variety of senior commercial, global sales and marketing, and business performance positions with increasing responsibilities

Other Boards
US-Listed Companies
•
WestRock, one of the world’s largest paper and packaging companies (2021 – present)

Other
•
Trustee, The Cleveland Clinic, a non-profit academic medical center

Qualifications and Expertise Provided to Our Board
•
CEO of a Fortune 500 public company and proven executive with strong track record for driving profitable growth

•
Proficiency in a number of specialty areas beneficial to oversight of the Huntsman management team such as manufacturing, global operations, sales and product marketing, and strategic efficiency and implementation

•
Over 25 years of commercial, marketing and general management experience at some of the most prominent industry leaders, including in specialty chemicals divisions

•
Demonstrated expertise and deep understanding of adhesives, coatings and elastomer (ACE) markets, key growth segments in Huntsman’s portfolio

Education
•
B.A. in Economics, University of Southern California

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HUNTSMAN CORPORATION: PROXY STATEMENT
Jan E. Tighe Age: 59 Independent Director since 2019 Committees: • Sustainability (Chair) • Audit
Experience
•
Vice Admiral, U.S. Navy (Retired); from 1984 until her retirement in 2018, served in various roles of increasing seniority for the Navy and National Security Agency (NSA), including Commander of the U.S. Fleet Cyber Command U.S. Tenth Fleet, where she directed operations and defense of Global Navy IT Networks; also oversaw Signals Intelligence Operations and Offensive Cyberspace Operations in that role as the Navy Component Commander to NSA and U.S. Cyber Command, respectively

•
Served as Deputy Chief of Naval Operations for Information Warfare and had significant executive responsibilities as Director of Naval Intelligence, U.S. Navy’s Chief Information Officer, Director of Cybersecurity, and as a member of the U.S. Navy’s Corporate Board, collaboratively planned and financed $150 billion annually to support global U.S. Navy operations; led planning and resource programming for Navy Information Warfare Capabilities, including Cyber Resiliency and IT Network Modernization, and spearheaded the Navy’s digital transformation

Other Boards
US-Listed Companies
•
Independent Director, Goldman Sachs Group, Inc., a global investment bank and financial services company (2018 – present)

•
Independent Director, Progressive Corporation, a Fortune 100 American property and casualty insurance company (2019 – present)

•
Independent Director, IronNet, Inc., a global network security company serving the defense, financial services, energy and utilities, health care and life sciences industries (2021 – present)

Other
•
Trustee, The MITRE Corporation

•
Member, Strategic Advisory Committee, Idaho National Labs—National and Homeland Security Directorate

•
Board Member, United States Naval Academy Foundation

•
Board Member, The Alliance for Decision Education

•
Member and Global Security Expert, Strategic Advisory Group, Paladin Capital Group

•
Governance Fellow and Directorship Certified, National Association of Corporate Directors

Qualifications and Expertise Provided to Our Board
•
Specialized substantive knowledge and direct oversight experience in cybersecurity and information technology deployment and management, including designing and implementing cyber resiliency into operational technology systems and directing complex cyber and intelligence operations, which are areas of increasing focus for Huntsman and the Audit Committee

•
Broad leadership experience and uniquely valuable global perspective gained during her Naval career, which supports and aligns with the Board’s material risk oversight function

•
Planning and programming responsibility for U.S. Navy missions globally served by 279 ships, 3,700 aircraft, 93 submarines, shore critical infrastructure and nearly 700,000 employees

•
Strategic planning, risk assessment and mitigation, and strategy execution expertise

Education
•
B.S. in Theoretical Mathematics, U.S. Naval Academy

•
M.S. in Applied Mathematics, U.S. Naval Postgraduate School

•
Ph.D. in Electrical Engineering, U.S. Naval Postgraduate School

27	HUNTSMAN 2022 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT
If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact our proxy solicitation firm, Innisfree M&A Incorporated, at
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders may call toll-free at (877) 750-0926
Banks and brokers may call collect at (212) 750-5833
THE BOARD RECOMMENDS A VOTE ON THE WHITE PROXY CARD
“FOR ALL” OF THE NOMINEES RECOMMENDED BY OUR BOARD.

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HUNTSMAN CORPORATION: PROXY STATEMENT
DIRECTOR COMPENSATION
Our Corporate Governance Guidelines provide for compensation for our non-employee directors’ services, in recognition of their time and skills. Directors who are also our officers or employees do not receive additional compensation for serving on the Board. Annual compensation for our non-employee directors is composed of cash and equity-based compensation. Cash compensation paid to our non-employee directors consists of an annual retainer and supplemental retainers for the chairs and members of Board committees. Equity-based compensation for 2021 consisted of awards granted under the Huntsman Corporation 2016 Huntsman Stock Incentive Plan (the “2016 Stock Incentive Plan”) in the form of fully-vested stock awards or deferred stock units, at the election of each director.
Maintaining a market-based compensation program for our non-employee directors enables our Company to attract qualified members to serve on the Board. With the assistance of Meridian Compensation Partners, LLC (“Meridian”), the Compensation Committee’s independent compensation consultant, the Compensation Committee periodically reviews our non-employee director compensation practices and compares them to the practices of our peers as well as against the practices of public company boards generally to ensure they are aligned with market practices.
We also offer non-employee directors the opportunity to participate in the Huntsman Outside Directors Elective Deferral Plan. This is an unfunded nonqualified deferred compensation plan established primarily for the purpose of providing our non-employee directors with the ability to defer the receipt of director fees. For 2021, none of our non-employee directors elected to participate in this plan. The investment choices available under this plan are identical to the investment choices available under our 401(k) plan. Benefits under the plan are payable in cash distributable either in a lump sum or in installments beginning 30 days after the director ceases to be a member of our Board.
Members of the Board may also participate in the Huntsman Director Matching Gift Program. Designed to demonstrate our commitment to worthy causes and to attract talented directors, our Company will match charitable contributions made in cash up to a maximum of $10,000 per director per year for organizations located in the United States that are tax exempt pursuant to Section 501(c)(3) of the Internal Revenue Code.
The Compensation Committee believes that our total director compensation package is competitive with market practices, as well as fair and appropriate in light of the responsibilities and obligations of our non-employee directors. Details of our non-employee director compensation program are below.
DIRECTOR COMPENSATION TABLE
The total 2021 compensation for our non-employee directors is shown in the following table:
Name(1)(2)	Fees Earned or Paid in Cash ($)(4)	Stock Awards ($)(5)	All Other Compensation ($)(6)	Total ($)
Nolan D. Archibald	$245,000	$145,000	$10,000	$400,000

Mary C. Beckerle	$175,000	$145,000	$10,000	$330,000

M. Anthony Burns	$215,000	$145,000	$10,000	$370,000

Sonia Dulá	$171,250	$145,000	$10,000	$326,250

Cynthia L. Egan	$162,500	$145,000	$10,000	$317,500

Daniele Ferrari	$163,750	$145,000	—	$308,750

Sir Robert J. Margetts	$175,000	$145,000	—	$320,000

Jeanne McGovern(3)	$144,375	$126,875	—	$271,250

Wayne A. Reaud	$225,000	$145,000	—	$370,000

Jan E. Tighe	$191,250	$145,000	—	$336,250

(1)
Peter R. Huntsman served as a director of our Company in 2021 but is not included in this table since he was also our CEO. Mr. Huntsman did not receive any additional compensation in 2021 for his service as a director. Thus, the total compensation for Mr. Huntsman’s service as an executive officer of our Company is shown in the 2021 Summary Compensation Table on page 64.

(2)
Mr. Espeland and Mr. Muñoz were each appointed to the Board on January 1, 2022 and did not receive any compensation in 2021. Mr. Sewell was appointed to the Board on January 7, 2022 and did not receive any compensation in 2021.

(3)
Ms. McGovern was appointed to the Board on February 16, 2021, and her compensation was prorated to reflect service beginning on that date.

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HUNTSMAN CORPORATION: PROXY STATEMENT
(4)
For 2021, non-employee directors received the following cash retainers:

Director	Annual Retainer	Audit Committee(a)	Compensation Committee(a)	Governance Committee(a)	Litigation Committee(a)	Sustainability Committee(a)	Lead Independent Director
Nolan D. Archibald	$145,000	—	$10,000	$30,000	—	—	$60,000

Mary C. Beckerle	$145,000	$20,000	—	$10,000	—	—	—

M. Anthony Burns	$145,000	$60,000	—	$10,000	—	—	—

Sonia Dulá(b)	$145,000	$17,500	—	—	—	$8,750	—

Cynthia L. Egan	$145,000	—	—	$8,750	—	$8,750	—

Daniele Ferrari	$145,000	—	$10,000	—	—	$8,750	—

Sir Robert J. Margetts	$145,000	$20,000	—	$10,000	—	—	—

Jeanne McGovern(b)	$126,875	$17,500	—	—	—	—	—

Wayne A. Reaud	$145,000	—	$50,000	—	$30,000	—	—

Jan E. Tighe	$145,000	$20,000	—	—	—	$26,250	—

(a)
Non-employee directors receive a $20,000 annual fee for service on the Audit Committee and a $10,000 annual fee for service on each other committee. In addition, non-employee directors receive an additional supplemental retainer for service as committee chair of $40,000 for the Audit Committee and the Compensation Committee and $20,000 for each of the other committees. All of our directors are reimbursed for reasonable out-of-pocket expenses incurred for attending meetings of the Board or its committees and for other reasonable expenses related to the performance of their duties as directors. The Board approved the formation of the Sustainability Committee on February 16, 2021. As a result, compensation for services on the Sustainability Committee was prorated in 2021.

(b)
Ms. Dulá and Ms. McGovern were appointed to the Audit Committee on February 16, 2021, and their Audit Committee fees were prorated to reflect service beginning on that date.

(5)
This column represents the aggregate grant date fair value of fully vested stock awards or stock unit awards granted in 2021, computed in accordance with Financial Accounting Standards Board, Accounting Standards Codification, Topic 718 (“FASB ASC Topic 718”). Each director, except for Ms. McGovern, received a stock award or stock unit award covering 5,073 shares based on the grant date fair value on February 17, 2021 of $28.58 per share. Ms. McGovern received a stock award of 4,439 shares based on the grant date fair value on February 17, 2021 of $28.58. Shares underlying stock unit awards are deliverable upon termination of service. See “Note 23. Stock-Based Compensation Plan” to our consolidated financial statements in the 2021 Form 10-K, for additional detail regarding assumptions underlying the value of these equity awards.

(6)
Messrs. Archibald and Burns, Dr. Beckerle, Ms. Dulá, and Ms. Egan each donated to Section 501(c)(3) tax exempt organizations of their choice in 2021. On behalf of each of these directors, we matched their charitable contributions up to $10,000 through our Huntsman Director Matching Gift Program.

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HUNTSMAN CORPORATION: PROXY STATEMENT
PART 3
CORPORATE GOVERNANCE

The Board is committed to corporate governance principles and practices that facilitate the fulfillment of its fiduciary duties to stockholders and to our Company. Key corporate governance highlights include:
ROBUST INDEPENDENCE AND THOUGHTFUL BOARD RENEWAL
All members of our Board, except our CEO, are independent
Five of our 10 director nominees are women (50.0% gender diversity), two add ethnic diversity and one adds diversity as a veteran
Eight new independent directors (including four women) added to the Board since 2018
Four of five Board committees will have women chairs, effective at the Annual Meeting; our Lead Independent Director and Non-Executive Vice Chair is female
Selected new non-executive chairs for each of the standing Board committees within last year and named new Lead Independent Director and Non-Executive Vice Chair
ACCOUNTABILITY TO STOCKHOLDERS
Majority voting for director nominees in all uncontested elections
Simple majority stockholder voting requirements
Stockholders may request special meetings of stockholders at the ownership threshold of 15% (reduced in 2020 from 25%)
Eligible stockholders may nominate director nominees through our proxy materials (proxy access)
Robust stock ownership guidelines for directors and executive officers
Policy prohibiting short sales by directors and executive officers
PRUDENT RISK OVERSIGHT
Separate and 100% independent Sustainability Committee provides direct oversight of sustainability and other related corporate social responsibility and governance matters
Board and committee oversight of operational, EH&S, financial, strategic, competitive, reputational, cybersecurity, legal and regulatory risks
CORPORATE GOVERNANCE HIGHLIGHTS
BOARD DIVERSITY
Director succession is a thoughtful, ongoing process at Huntsman Corporation. Our Board evaluates desired attributes in light of our strategy and evolving needs. As part of our Board’s multi-year director succession and refreshment process that began in the end of 2017, we have added eight new independent directors (including four women, two ethnically-diverse directors and one veteran) to the Board.
Our Board consists of a highly qualified, diverse group of leaders in their respective fields and is representative of an effective mix of deep Company knowledge and fresh perspective. The following graphic illustrates the diverse and well-rounded range of attributes, viewpoints and experiences of our 10 director nominees.

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HUNTSMAN CORPORATION: PROXY STATEMENT
BOARD GOVERNANCE
The Board and its committees meet throughout the year on a set schedule, and may also hold special meetings and act by written consents from time to time as appropriate. During 2021, the Board met 10 times, and the non-management directors met in executive session four times. During 2021, each director attended at least 75% of the aggregate of:
•
the total number of meetings of the Board; and

•
the total number of meetings held by all Board committees on which such person served.

BOARD LEADERSHIP STRUCTURE AND EXECUTIVE SESSIONS OF THE BOARD
According to our Bylaws, the Chairman of the Board is elected by all of the directors on the Board to preside at all meetings of the Board and stockholders. The Chairman of the Board is also required to make reports to the Board and the stockholders and to ensure that all orders and resolutions of the Board and any of its committees are carried into effect. In accordance with our Corporate Governance Guidelines, the Chairman of the Board is also responsible for establishing the agenda for each Board meeting. At the beginning of the year, the Chairman of the Board establishes a schedule of agenda subjects to be discussed during the year (to the degree this can be foreseen). Each Board member is also free to suggest the inclusion of additional items on the agenda and to raise subjects at any Board meeting that are not on the agenda for that meeting. Peter R. Huntsman serves as our Chairman of the Board.
In accordance with our Corporate Governance Guidelines, the Board has no policy with respect to the separation of the offices of Chairman of the Board and Chief Executive Officer. Our Bylaws expressly allow our Chairman of the Board to also serve as President or Chief Executive Officer, if so elected by the Board. Currently, the Board believes that the interests of the Company and its stockholders are best served through a leadership model with a combined Chairman of the Board and Chief Executive Officer position. The Board believes that this issue should be considered periodically as part of the succession planning process and that it is in the best interests of our Company for the Board to make a determination regarding this issue each time it appoints a new Chief

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HUNTSMAN CORPORATION: PROXY STATEMENT
Executive Officer. Based on these principles, the Board may determine that it is appropriate in the future to separate the roles of Chairman of the Board and Chief Executive Officer.
Our Bylaws also allow the Board to elect a Vice Chair to preside at Board and stockholder meetings and to perform such other duties as may be delegated by the Board in the absence of the Chairman of the Board. The Board believes that Ms. Egan adds incremental and valuable leadership at the Board level through her role as Non-Executive Vice Chair in addition to her position as Lead Independent Director. As Lead Independent Director, Ms. Egan communicates with management on issues relevant to the independent directors and provides leadership on matters where there exists even a potential for management to have a conflict of interest. In accordance with our Corporate Governance Guidelines, non-management directors meet in executive session without management at each regularly scheduled Board meeting, or more frequently as needed at the call of one or more of our non-management directors. Ms. Egan, as Non-Executive Vice Chair of the Board and Lead Independent Director, chairs these sessions.
We believe that the appropriate Board leadership structure for our Company varies depending on the circumstances facing the Board and our Company at any given time. For example, we have revised the Board’s governance structure in the past to address specific needs, such as the election of Ms. Egan as Non-Executive Vice Chair of the Board and Lead Independent Director (January 2022), the formation of a Sustainability Committee (in February 2021) and a Litigation and Public Policy Committee (in November 2008) and the election of Peter R. Huntsman as Chairman of the Board in addition to his role as President and Chief Executive Officer (in December 2017), having determined that this was the most efficient manner to facilitate effective communication between management and the Board and provide strong and consistent leadership as well as a unified voice for our Company. We believe that our current Board leadership structure efficiently addresses our Company’s present needs and allows the Board to fulfill its role in exercising effective, independent oversight of our management on behalf of our stockholders. The Board further believes that we have in place effective structures, processes and arrangements to ensure that the work of the Board is completed in a manner that maintains the highest standards of corporate governance, independence and leadership, as well as continued accountability of management.
BOARD INDEPENDENCE
It is important to our Company that investors have confidence that the individuals serving as independent directors on the Board do not have relationships with us that impair their independence. Under NYSE corporate governance rules, the Board must have a majority of independent directors. For a director to qualify as independent, the Board must affirmatively determine that the director has no material relationship with our Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with our Company. To assist in making independence determinations, the Board has adopted independence criteria which can be found on our website at www.huntsman.com. Under these criteria, a director is not independent if:
•
The director is, or has been within the last three years, an employee of our Company or an employee of any of our subsidiaries, or an immediate family member is, or has been within the last three years, an executive officer of our Company.

•
The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from us (other than director and committee fees and pension or other forms of deferred compensation for prior service, which compensation is not contingent upon continued service). Compensation received by an immediate family member for service as an employee (other than an executive officer) of ours is not considered for purposes of this standard.

•
The (1) director or an immediate family member is a current partner of a firm that is our internal or external auditor; (2) director is a current employee of such a firm; (3) director has an immediate family member who is a current employee of such a firm and who personally works on our Company’s audit; or (4) director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on our audit within that time.

•
The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee.

•
The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1.0 million or 2% of such other company’s consolidated gross revenues.

•
The director is an executive officer of any charitable or non-profit organization to which we have made, within the preceding three years, contributions in any single fiscal year that exceeded the greater of $1.0 million, or 2% of such charitable or non-profit organization’s consolidated gross revenues.

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HUNTSMAN CORPORATION: PROXY STATEMENT
With the assistance of legal counsel, the Nominating and Corporate Governance Committee (“Governance Committee”) has reviewed the applicable legal and NYSE standards for independence, as well as our independence criteria. Each year, the Governance Committee reviews: (i) a summary of the answers to annual questionnaires completed by each of the directors (and, if applicable, any nominees for director); and (ii) to the extent applicable, a report of transactions and relationships between each director (and, if applicable, any nominee for director) or any of such director’s family members, and our Company, our senior management or our independent registered public accounting firm. To the extent that such relationships do not change from year to year, the Governance Committee is informed that there have been no changes to such relationships.
In conducting its independence review, the Governance Committee specifically considered the relationships discussed under “Additional Information—Certain Relationships and Related Transactions—Transactions” other than the compensation arrangements, which are reviewed by the Compensation Committee. In addition, the Governance Committee considered (a) Ms. McGovern as a retired partner of Deloitte & Touche LLP and (b) Dr. Beckerle’s position as CEO of the Huntsman Cancer Institute, or the Institute. Regarding Dr. Beckerle, the Governance Committee took into account that Peter R. Huntsman does not have any ownership interest in the Institute, which is part of the University of Utah, a public institution of the state. The Governance Committee further considered that our Board recently approved a matching program pursuant to which our Company will match charitable contributions made by our employees to the Huntsman Cancer Foundation, a 501(c)(3) charity for which Peter R. Huntsman currently serves as the Chairman and CEO, and that the Huntsman Cancer Foundation contributes an annual, fixed amount of $100,000 as a supplement to Dr. Beckerle’s annual compensation from the University of Utah for serving as the CEO of the Institute. Dr. Beckerle’s annual compensation from the University of Utah is set by her supervisor, currently the University President, with no input from the Huntsman Cancer Foundation.
On the basis of its review, the Governance Committee delivered a report to the full Board, and the Board made its independence determinations based on the Governance Committee’s report and the supporting information. As a result of this review, the Board has determined that Dr. Mary C. Beckerle, Sonia Dulá, Cynthia L. Egan, Curtis E. Espeland, Daniele Ferrari, Jeanne McGovern, José Muñoz, David B. Sewell and Retired Vice Admiral Jan E. Tighe, who currently constitute a majority of the Board, are independent. These independent directors currently comprise, in full, the membership of the Audit, Compensation and Governance committees of the Board discussed below.
Peter R. Huntsman, our CEO, is not an independent director because he is employed by our Company.

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HUNTSMAN CORPORATION: PROXY STATEMENT
COMMITTEES OF THE BOARD
The Board has Audit, Compensation, Governance, and Sustainability committees, each consisting of independent directors, and a Litigation and Public Policy Committee structured as follows, effective at the Annual Meeting:
Director(1)	Audit Committee(2)	Compensation Committee(3)	Governance Committee(4)	Sustainability Committee	Litigation and Public Policy Committee(5)
Dr. Mary C. Beckerle

Sonia Dulá

Cynthia L. Egan

Daniele Ferrari

Peter R. Huntsman

Jeanne McGovern(6)

Jan E. Tighe

Number of meetings in 2021	5	7	9	4	4

Chair	Member

(1)
Mr. Espeland and Mr. Muñoz were each appointed to the Board on January 1, 2022, and Mr. Sewell was appointed to the Board on January 7, 2022. None of them currently serves on any committees.

(2)
Mr. Burns and Sir Robert each served on the Audit Committee throughout 2021 and are expected to continue to serve as members of the Audit Committee until they transition off the Board, effective at the Annual Meeting. Ms. Dulá served on the Audit Committee from February 2021 to January 2022.

(3)
Mr. Reaud served as Chair of the Compensation Committee throughout 2021 and is expected to continue to serve as the Chair of the Compensation Committee until he transitions off the Board, effective at the Annual Meeting. Mr. Archibald served as a member of Compensation Committee throughout 2021 and is expected to continue to serve as a member of the Compensation Committee until he transitions off the Board, effective at the Annual Meeting.

(4)
Messrs. Archibald and Burns and Sir Robert each served on the Governance Committee throughout 2021 and are expected to continue to serve as members of the Governance Committee until they transition off the Board, effective at the Annual Meeting. Mr. Archibald served as the Chair of the Governance Committee until January 1, 2022.

(5)
Mr. Reaud served as Chair of the Litigation and Public Policy Committee throughout 2021 and is expected to continue to serve as the Chair of the Litigation and Public Policy Committee until he transitions off the Board, effective at the Annual Meeting.

(6)
Designated as an “audit committee financial expert” under SEC regulations.

Written charters for our Audit, Compensation, Governance and Sustainability Committees are approved by the Board and are available on our website at www.huntsman.com. We will also furnish copies of the charters free of charge to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or to CorporateSecretary@huntsman.com.

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HUNTSMAN CORPORATION: PROXY STATEMENT
AUDIT COMMITTEE
Duties
• Sole responsibility for the appointment, retention and termination of our independent registered public accounting firm
• Oversees the work of our independent registered public accounting firm including their compensation
• Monitors our independent registered public accounting firm’s qualifications and independence
• Monitors the integrity of our financial statements
• Monitors the performance of our internal audit function and independent registered public accounting firm
• Monitors our corporate compliance program (other than environmental, health and safety compliance)
• Monitors our compliance with legal and regulatory requirements applicable to financial and disclosure matters
• Monitors our enterprise-wide and financial risk exposures

•
Oversees management of risks arising from our business and operational technology, digital and data strategies, technology-related business continuity and disaster recovery programs, and cybersecurity program

Under the independence criteria that the Board has adopted, which can be found on our website at www.huntsman.com, a member of the Audit Committee will not be considered independent if:
•
The member receives directly or indirectly any consulting, advisory or other compensatory fee from us (other than director and committee fees and pension or other forms of deferred compensation for prior service, which compensation is not contingent upon continued service);

•
An immediate family member of the member receives any consulting, advisory or other compensatory fee from us (other than director and committee fees and pension or other forms of deferred compensation for prior service, which compensation is not contingent upon continued service);

•
An entity in which the member is a partner, member, an officer such as a managing director occupying a comparable position or executive officer, or occupies a similar position (except limited partners, non-managing members and those occupying similar positions, who, in each case, have no active role in providing services to the entity) and which provides accounting, consulting, legal, investment banking or financial advisory services to us receives any consulting, advisory or other compensatory fee from us; or

•
The member is otherwise an affiliated person of our Company.

Furthermore, under these independence standards, (1) each member of the Audit Committee must be financially literate, (2) at least one member of the Audit Committee must have accounting or related financial management expertise and qualify as an “audit committee financial expert,” and (3) no member of the Audit Committee may simultaneously serve on the audit committees of more than two other public companies. For purposes of (2) above, the Board considers any Audit Committee member who satisfies the SEC’s definition of “audit committee financial expert” to have accounting or related financial management expertise.
The Board has determined that each member of the Audit Committee is independent as that term is defined by the listing standards of the NYSE and Rule 10A-3 promulgated under the Exchange Act and satisfies the additional independence criteria adopted by the Board and described above. The Board has also determined that Ms. McGovern is an “audit committee financial expert” as defined by the regulations of the SEC. No member of the Audit Committee currently serves on more than two other public company audit committees.

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HUNTSMAN CORPORATION: PROXY STATEMENT
COMPENSATION COMMITTEE
Duties
• Supports the Board in fulfilling its oversight responsibilities relating to senior management and director compensation

•
Reviews, evaluates and approves our compensation programs for our senior management and directors, policies and plans including annual cash performance awards, equity-based compensation and compensation agreements*

• Reviews and approves compensation for our corporate and executive officers and their family members who are employees, and reviews and recommends compensation for our directors*
• Executes responsibilities under applicable securities laws and regulations relating to our proxy statement for the annual meeting of stockholders or other applicable report or filing
• Reviews the succession and development planning process for corporate officers
• Performs such other functions as the Board may assign from time to time

*
Please see “Compensation Discussion and Analysis—How We Determine Executive Compensation” for additional information on the Compensation Committee’s processes and procedures for the consideration and determination of executive officer and director compensation.

The Board has determined that each member of the Compensation Committee meets the independence requirements of the Exchange Act and the NYSE Listed Company Manual. The Compensation Committee’s charter permits the Compensation Committee to form and delegate some or all of its authority to subcommittees when it deems appropriate. In particular, the Compensation Committee may delegate the approval of both cash and equity award grants and other responsibilities regarding the administration of compensatory programs to a subcommittee consisting solely of members of the Compensation Committee who are non-employee directors or outside directors, or in some limited circumstances, to management.
The Compensation Committee typically meets at least four times each year to address various compensation issues and processes. Our CEO does not have the ability to call Compensation Committee meetings, but generally attends Compensation Committee meetings at the Compensation Committee’s request to answer questions and provide input regarding the performance of our executive officers. However, the CEO is not present while decisions regarding his compensation are made. In addition, each Compensation Committee meeting includes an executive session without members of management present. The Compensation Committee regularly reports to the full Board regarding executive compensation matters.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Duties
• Ensures that our corporate governance system enables appropriate oversight mechanism
• Reviews and assesses the adequacy of our Corporate Governance Guidelines annually
• Monitors director independence
• Manages the Board’s annual director evaluation process
• Assesses the appropriate balance of skills, characteristics and perspectives required for an effective Board
• Identifies, screens and recommends qualified director candidates
• Regularly reassesses the adequacy of the Board’s size
• Oversees succession planning for our CEO
• Oversees our regulatory and environmental, health and safety related compliance matters and product stewardship programs
The Board has determined that each member of the Governance Committee meets the independence requirements of the Exchange Act and the NYSE Listed Company Manual. The Governance Committee typically meets quarterly in connection with our regularly scheduled Board meetings. In addition, the meetings of the Governance Committee typically include an executive session without members of management present. The Governance Committee regularly reports to the full Board regarding governance and independence matters.

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HUNTSMAN CORPORATION: PROXY STATEMENT
SUSTAINABILITY COMMITTEE
Duties
• Oversees the development of key sustainability policies and metrics, and the implementation of sustainability initiatives
• Monitors the impact of our business operations with respect to matters related to sustainability
• Reviews, advises and, where appropriate, makes recommendations regarding investor initiatives pertaining to sustainability and other related matters
• Identifies, evaluates and monitors the sustainability trends, issues and associated risks
• Reviews and reports to the Board regarding our reports on sustainability
• Reviews the status of our environmental health and safety performance and systems
• Reviews current and emerging environmental, health and safety related trends
The Sustainability Committee is responsible for oversight of our sustainability and other related corporate social responsibility and governance matters. The Board has determined that each member of the Sustainability Committee meets the independence requirements of the Exchange Act and the NYSE Listed Company Manual.
The Sustainability Committee typically meets quarterly in connection with our regularly scheduled Board meetings. In addition, the meetings of the Sustainability Committee typically include an executive session without members of management present. The Sustainability Committee regularly reports to the full Board regarding sustainability-related matters.
LITIGATION AND PUBLIC POLICY COMMITTEE
In addition to the independent committees described above, the Board also has a Litigation and Public Policy Committee. The Litigation and Public Policy Committee assists the Board by reviewing and assessing current and potential litigation and areas of legal exposure in which our Company is or could be involved and making recommendations to the Board regarding legal matters. Additionally, the Litigation and Public Policy Committee reviews and monitors key public policy trends, issues, and regulatory matters that may affect our business, strategies, and operations.
Peter R. Huntsman is a member of the Litigation and Public Policy Committee. Wayne A. Reaud is expected to continue to serve as a member and the Chair of the Litigation and Public Policy Committee until the Annual Meeting. The Litigation and Public Policy Committee typically meets quarterly in connection with our regularly scheduled Board meetings.
BOARD’S ROLE IN RISK OVERSIGHT
It is management’s responsibility to assess and manage the various risks our Company faces. It is the Board’s responsibility to oversee management in this effort. The Audit Committee is responsible for administering the Board’s oversight function, and seeks to understand our Company’s risk philosophy by having discussions with management to establish a mutual understanding of our Company’s overall appetite for risk. In exercising its oversight, the Audit Committee strives to effectively oversee our Company’s enterprise-wide and financial risk management in a way that balances managing risks while enhancing the long-term value of our Company for the benefit of our stockholders. The Board understands that its focus on effective risk oversight is critical to setting our Company’s tone and culture towards effective risk management.
The Audit Committee maintains an active dialogue with management about existing risk management processes and how management identifies, assesses and manages our Company’s most significant risk exposures. The Audit Committee receives regular presentations from management of our businesses and functions about significant risks the respective business or function faces to assist the Audit Committee in evaluating Huntsman’s risk assessment and risk management policies and practices.
In addition, each of our other committees assesses risks related to such committee’s oversight activities. For example, our Litigation and Public Policy Committee assesses risk from litigation and areas of legal exposure to which our Company is or could be subject and makes recommendations to the Board regarding those matters. We believe that the oversight function of the Board and these committees combined with its active dialogue with management about effective risk management provides our Company with the appropriate framework to help ensure effective risk oversight.

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OVERSIGHT OF COVID-19 RISKS
Our full Board, as well as our Board committees, has been fully engaged in addressing COVID-19 related risks, including:
•
internal controls and reporting (Audit Committee);

•
liquidity and our financial conditions (Audit Committee);

•
compensation of our associates and executive officers (Compensation Committee);

•
health and safety of our associates (Governance Committee); and

•
key strategic initiatives (Full Board).

Since the beginning of the COVID-19 pandemic, our Board (and its committees) has been in regular contact with management. Among other things, the Board has reviewed our key strategic initiatives to (a) accelerate integration efforts related to our recent acquisitions of Icynene-Lapolla, CVC Thermoset Specialties and Gabriel Performance Products, (b) implement restructuring programs in all four of our segments to better position our business for efficiencies and growth, and (c) mitigate the unique risks presented by COVID-19 and its effect on the global markets.
OVERSIGHT OF CYBERSECURITY RISKS
We maintain a multi-pronged approach to identifying and mitigating information security risks, which includes utilization of multiple sources of threat intelligence, participation in industry cyber councils/groups, and active use of multi-layered detective controls. Our risk mitigation strategy includes a full defense in depth (DiD) and response/recovery plans for events that could potentially impact our information security. We maintain an information security awareness program and conduct regular testing to measure training effectiveness for continuous improvement. We also contract third party cybersecurity firms to conduct simulated cyber-attacks on an annual basis and full cybersecurity risk/security assessments against the Cybersecurity Framework of the National Institute of Standards and Technology (NIST) on a periodic basis. We are not aware of any material information security breaches in the past three years.
Our Board has delegated oversight of cybersecurity risks to the Audit Committee. In particular, our Audit Committee receives regular updates from senior management on cybersecurity risk reviews of our key business and operational areas, procedures to assess and address cybersecurity risk, and the effectiveness of cybersecurity technologies and solutions deployed internally, and the Audit Committee regularly reports to our Board on these matters. At least one member of the Audit Committee has significant cybersecurity experience and expertise.
Enterprise Information Security function, led by our Chief Information Security Officer, supports the Audit Committee’s oversight responsibility. The Enterprise Information Security team is tasked with (a) the identification and assessment of cyber risks, (b) the design and implementation of cyber risk mitigation controls, processes, and technologies, (c) oversight of our security training and (d) ongoing monitoring and continuous improvement of our cyber security posture.
CORPORATE RESPONSIBILITY
At Huntsman, corporate responsibility is an integral part of our business strategy. The key focus areas of our corporate responsibility program include our people, our health, safety and wellness programs, and our environmental stewardship, including our sustainability and product stewardship efforts.
Our sustainability program is led by our Corporate Sustainability Officer (CSO) and the Huntsman Sustainability Council, which is composed of senior representatives from all our divisions and key functions. Our CSO reports progress to the Governance Committee, with respect to our environmental, health and safety compliance program, and to the Sustainability Committee, with respect to sustainability and other related corporate social responsibility matters. The Board regularly discusses progress related to our environmental, health and safety compliance program, as well as various environmental, social and governance (ESG) matters.
SUSTAINABILITY REPORTS
Since 2010, we have published our 10th annual Huntsman sustainability report to document our progress and demonstrate our commitment to corporate responsibility. Our 2020 Sustainability Report was prepared in accordance with both GRI standards: Core Option and the Sustainability Accounting Standards Board (SASB) standards. For more information on our commitment to corporate responsibility, please visit www.huntsman.com/sustainability. Please note, however, that information contained on the website is not incorporated by reference in this Proxy Statement or considered to be a part of this document. In 2021, we completed an analysis of the Task Force for Climate-Related Disclosures (TCFD) and will begin to disclose along the TCFD in our next Sustainability Report.

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INNOVATIVE SOLUTIONS FOR A LOW-CARBON ECONOMY
We believe moving to a low-carbon economy will make both society and the environment more sustainable. Accordingly, we announced our goal to achieve carbon neutrality by 2050. We are developing innovative solutions that improve efficiency and reduce emissions, from high-performance building insulation, to high-purity battery solvents that enable electric vehicles, to light-weight automotive and aerospace components, to advanced energy-saving dyes.
Our TEROL® Polyol process recycles the equivalent of 1 billion 500 ml plastic bottles
We make insulation from recycled plastic waste to improve energy use in buildings and reduce greenhouse gas emissions. Through a proprietary process, we recycles the equivalent of over 1 billion 500 ml plastic bottles in TEROL® polyols every year. With a recycled content of up to 60%, these polyols become an essential part of MDI-based polyurethane insulation products. We use TEROL® polyols in other insulation applications, including polyisocyanurate (PIR) boardstock systems and pour-in-place insulation for refrigerators and freezers, which prolong the shelf life of perishable foods.
The use of recycled bottles in TEROL® polyols means plastic waste that may end up in a landfill or the ocean is given new purpose that saves energy and reduces emissions. Due to the circularity of the process—where “take, make, dispose” is replaced with “make, use, return”—demand for insulation products made of recycled materials is growing at a rapid pace. In 2020, we added a new plant in Taiwan to increase our TEROL® polyols production, and we have also announced additional expansion plans in Europe.
Our US-produced Ethylene and Propylene Carbonates are a critical component of EV batteries
Electric vehicles will play an important role in reducing emissions in the transportation sector, and we are at the forefront of expanding this technology. We are well positioned to grow with the electric vehicle industry. We are the only US producer and the largest supplier of ethylene and propylene carbonates used in Lithium-ion (Li-on) batteries in North America.
We are expanding our plant in Conroe, Texas, to produce high-purity ethylene carbonate that Li-ion batteries require. The plant is expected to be in operation the beginning of 2023 to meet the growing demand, especially in the United States, where electric vehicle production is expected to reach 6.9 million units by 2025, a fivefold increase from today.
Our ARALDITE® Products are critical to making airplanes and automobiles more fuel-efficient
For many years, Huntsman’s ARALDITE® products have been widely used in the transportation industry to manufacture airplanes and produce lighter and more fuel-efficient automobiles. Today, we are creating products to insulate electric motors and build composite battery boxes that make electric vehicles lighter and safer—two key factors in growing this market and reducing vehicle emissions.
ARALDITE® resins insulate motors to improve their thermal and electrical performance, making electric vehicles more reliable and efficient. We are currently working with European, American and Chinese automotive companies and their suppliers to further develop and qualify these innovative technologies.
Additionally, ARALDITE® composite resin systems are used to build lightweight battery boxes that protect electric batteries from mechanical, thermal and fire damage, enabling widespread adoption and safer use of electric vehicles. Battery boxes have traditionally been composed of metal. However, as battery pack sizes increase, the protective boxes grow larger and increase the weight of the vehicle. Composite battery boxes made from ARALDITE® resins not only weigh less, they provide strong, fire-resistant protection that reduces the possibility of a fire in the event of a crash.
ESG COMMITMENT GUIDED BY UN’S SUSTAINABLE DEVELOPMENT GOALS
In 2019, we reaffirmed our continuing support for the United Nation’s Ten Principles of the Global Compact (the “Ten Principles”) with respect to human rights, fair labor practices, environment protection and anti-corruption. We have worked to ensure our corporate policies, procedures and guidance documents align with the Ten Principles and have made the Ten Principles a part of our business strategy. Our 2020 Sustainability Report identifies relevant Huntsman policies, procedures, systems, and actions that illustrate our progress.
SIGNIFICANT PROGRESS AGAINST HORIZON 2025 TARGETS
We pursue continuous improvement in our operations. Our Horizon 2025 targets provide focus across the company and are aggressive but attainable goals we use to gauge our health and safety performance. We are committed to eliminating Tier 1 process safety incidents and life-impacting injuries and fatalities. We are also targeting 10% reductions in greenhouse gas emissions and

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energy consumption and 5% reductions in hazardous waste and solid waste disposal and net water usage at our facilities in water-stressed regions of the world. Our 2020 Sustainability Report provides an update on our progress toward these targets.
DIRECTOR ATTENDANCE AT THE ANNUAL MEETING OF STOCKHOLDERS
We believe that there are benefits to having members of the Board attend our annual meetings of stockholders. From time to time, however, a member of the Board might have a compelling and legitimate reason for not attending an annual meeting. As a result, the Board has decided that director attendance at our annual meetings of stockholders should be strongly encouraged, but not required. All of our directors attended the 2021 annual meeting, except for Messrs. Espeland, Muñoz and Sewell, who were not members of the Board at the time of last year’s annual meeting.
DIRECTOR QUALIFICATION STANDARDS AND DIVERSITY
The Governance Committee’s minimum qualifications and specific qualities and skills required for directors are set forth in Criteria for Selecting New Directors and Section 1 of our Corporate Governance Guidelines. The Corporate Governance Guidelines require that a majority of directors on the Board meet the criteria for independence required by the NYSE, and that each director functions consistent with the highest level of professional ethics and integrity. Each of our directors is expected to devote sufficient time and effort to learn the business of our Company and the Board, to use his or her own unique skills and experiences to provide independent oversight to our business, to participate in a constructive and collegial manner, to exhibit a high level of commitment to our Company and to exhibit independent thought and judgment. When evaluating director nominees, our Criteria for Selecting New Directors require that the Governance Committee consider each candidate’s background (including his or her race, gender, ethnicity, identity or orientation), ability, judgment, skill, expertise and experience and whether the candidate will enhance or contribute to the diversity of background, knowledge, expertise and experience of current Board members. The Governance Committee believes it is important for Board members to possess skills and knowledge in the areas of leadership of large, complex organizations, finance, accounting, strategic planning, legal, government relations and relevant industries, especially the chemical industry.
These considerations help the Board as a whole to have the appropriate mix of characteristics, skills and experiences for optimal functioning in its oversight of our Company. As part of its periodic self-assessment process, the Governance Committee annually reviews and evaluates its performance, including the overall composition of the Board and the criteria that it uses for selecting nominees.
DIRECTOR NOMINATION PROCESS
The Governance Committee identifies director candidates through a variety of means, including recommendations from other Board members and management. From time to time, the Governance Committee may use third party search consultants to identify director candidates. The Governance Committee also welcomes stockholder recommendations for candidates for the Board. The Governance Committee uses the same process to screen all potential candidates, regardless of the source of the recommendation. The Governance Committee determines whether the candidate meets our minimum qualifications and possesses specific qualities and skills deemed appropriate for directors, and whether requesting additional information or an interview is appropriate.
A stockholder seeking to nominate a director candidate at an annual meeting must comply with the requirements set forth in our Bylaws, including Section 2.8 of our Bylaws.
Our Bylaws also allow eligible stockholders to nominate a candidate for election to our Board for inclusion in our proxy materials in accordance with the “proxy access” provisions of our Bylaws, which are contained in Section 2.14. The “proxy access” provisions allow a stockholder, or a group of up to 20 stockholders (with funds having specified relationships constituting a single stockholder), who own (as defined in our Bylaws) three percent or more of our outstanding common stock continuously for at least three years, to nominate and include in our proxy materials director candidates constituting up to two directors or 20% of the Board (rounded down to the nearest whole number), whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws (including similar information requirements to those set forth in Section 2.8 of our Bylaws).
The foregoing descriptions of our Bylaws are qualified in their entirety by reference to the full text of the Bylaws. Our Bylaws are available on our website at www.huntsman.com in the “Investor Relations” section. We will also furnish copies of our Bylaws free of charge to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or to CorporateSecretary@huntsman.com. For additional information about stockholder nominations, including nominations for the 2023 Annual Meeting, see “Stockholder Proposals and Director Nominations for the 2023 Annual Meeting.”

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STOCKHOLDER COMMUNICATIONS POLICY
Stockholders and other interested parties may communicate directly and confidentially with the Board, the non-management directors, the independent directors or the Lead Independent Director by sending a letter addressed to the intended recipients, c/o Corporate Secretary, Huntsman Corporation, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or by sending an e-mail specifying the intended recipients to CorporateSecretary@huntsman.com. The Corporate Secretary will review such communications and, if appropriate, forward them only to the intended recipients. Communications that do not relate to the responsibilities of the intended recipients as directors of Huntsman (such as communications that are commercial or frivolous in nature) will not be forwarded. In addition, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will not be forwarded. A copy of our Stockholder Communications Policy is available on our website at www.huntsman.com.
CORPORATE GOVERNANCE GUIDELINES
The Board has adopted Corporate Governance Guidelines, and the Governance Committee is responsible for implementing the guidelines and making recommendations to the Board concerning corporate governance matters. The guidelines are available on our website at www.huntsman.com. We will also furnish copies of the guidelines free of charge to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or to CorporateSecretary@huntsman.com.
Among other matters, the guidelines provide for the following:
•
membership on the Board is made up of a majority of independent directors who, at a minimum, meet the criteria for independence required by the NYSE;

•
each regularly scheduled Board meeting includes an executive session of the non-management directors;

•
the independent directors will meet in executive session at least once annually;

•
the Board and its committees each conduct an annual self-evaluation;

•
non-management directors are not permitted to serve as a director for more than three other public companies;

•
our Chief Executive Officer is not permitted to serve as a director for more than two other public companies;

•
directors are expected to attend all meetings of the Board and of the committees of which they are members;

•
directors not also serving as executive officers are required to offer their resignation effective at the next annual meeting of stockholders upon reaching their 75th birthday (the Board recently determined it will no longer grant non-executive directors waivers);

•
directors are required to offer their resignation upon a change in their principal occupation;

•
directors should function consistent with the highest level of professional ethics and integrity; and

•
to effectively discharge their oversight duties, directors have full and free access to our officers and employees.

FINANCIAL CODE OF ETHICS AND BUSINESS CONDUCT GUIDELINES
The Board has adopted a Financial Code of Ethics applicable to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer or Controller. Among other matters, this code is designed to promote:
•
honest and ethical conduct;

•
avoidance of conflicts of interest;

•
full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in our other public communications;

•
compliance with applicable governmental laws and regulations and stock exchange rules;

•
prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

•
accountability for adherence to the code.

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In addition, the Board has adopted Business Conduct Guidelines. The Board requires all directors, officers and employees to adhere to these guidelines in addressing the legal and ethical issues encountered in conducting their work. The Financial Code of Ethics and Business Conduct Guidelines are available on our website at www.huntsman.com. We will also furnish copies of the Financial Code of Ethics and Business Conduct Guidelines free of charge to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or to CorporateSecretary@huntsman.com. We intend to disclose any amendments to, or waivers from, our code of ethics on our website.

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PART 4
COMPENSATION DISCUSSION AND ANALYSIS

WE ASK THAT YOU VOTE TO APPROVE OUR SAY-ON-PAY PROPOSAL

At our 2022 Annual Meeting, our stockholders will again have an opportunity to cast an advisory say-on-pay vote on the compensation paid to our NEOs. We ask that our stockholders vote to approve executive officer compensation. Please see “Proposal 2—Advisory Vote to Approve Named Executive Officer Compensation.”
In accordance with the preference expressed by our stockholders at the 2017 annual meeting, we continue to hold annual advisory votes on executive compensation.

This Compensation Discussion and Analysis, or CD&A, provides information regarding how we paid the following named executive officers, or our NEOs, for 2021:
Name	Title
Peter R. Huntsman	Chairman of the Board, President and Chief Executive Officer, also referred to as our “CEO”

Philip M. Lister(1)	Executive Vice President and Chief Financial Officer

Sean Douglas(1)	Former Executive Vice President and Chief Financial Officer

Anthony P. Hankins	Division President, Polyurethanes and CEO—Asia Pacific

David M. Stryker	Executive Vice President, General Counsel and Secretary

R. Wade Rogers	Senior Vice President, Global Human Resources and Chief Compliance Officer

(1)
Mr. Douglas retired as Executive Vice President and Chief Financial Officer effective July 31, 2021. Mr. Lister was appointed Executive Vice President and Chief Financial Officer effective July 1, 2021.

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EXECUTIVE SUMMARY
The Compensation Committee believes the design of our executive compensation program, and the Committee’s decisions, achieve its primary objective of aligning the financial interests of our NEOs with the creation of long-term stockholder value, as reflected by the pay outcomes in 2021.
COMPANY PERFORMANCE HIGHLIGHTS	COMPENSATION STRUCTURE AND OUTCOMES

2021 was a notable year for our Company marked with significant milestones. We delivered strong performance on key financial, strategic and ESG initiatives in 2021; highlights include:
•
Financial:   Exceeded goals for Adjusted EBITDA, Adjusted Free Cash Flow and other corporate objectives; realized significant cost savings including the acceleration of synergy capture of acquired businesses; and returned approximately $362 million to stockholders through dividends and share repurchases; won award of $665 million in Albemarle arbitration, of which $332.5 million was received in December 2021

•
Total Shareholder Return:   Achieved a cumulative TSR of 84.4% for the three-year period ended December 31, 2021, which ranked third (in the 66.7th percentile) among our 2019 Performance Peers(1)

•
Strategic:   Initiated a strategic review process for our Textile Effects Division to continue advancing our focus on portfolio enhancement; authorized new share repurchases of $1 billion, building on the $682 million of share repurchases we completed between 2018 and November 2021; closed the acquisition of Gabriel Performance Products, further enhancing our Advanced Materials portfolio

•
ESG:   Outperformed our EH&S goals; published our 10th annual sustainability report with disclosure in line with SASB and GRI reporting standards

The primary objective of our executive compensation program is to align the financial interests of our NEOs with the creation of long-term stockholder value. Key features of the program include:
•
Annual and long-term incentive plans designed to align executives’ pay with Company performance

•
Robust compensation benchmarking against a peer group

•
Comprehensive policies and practices intended to support well-informed decisions and a sound compensation governance process

During 2021, the Compensation Committee focused on responding appropriately to the continued business impacts of the pandemic while maintaining our pay-for-performance philosophy. Key decisions included:
•
Approved 2021 annual cash performance award to our NEOs of between 109.8% to 188.2% of target incentive based on Company’s performance against preset goals

•
Approved the payout of performance share units awarded in 2019 at 150% of target, reflecting our TSR performance relative to peers over the 2019-2021 period

•
Implemented a broad-based multi-year incentive program conditioned on the achievement of 2021 Investor Day targets, thereby promoting transparency, ensuring objective accountability, and fostering execution

(1)
For additional discussion of our three-year cumulative TSR achievement and our 2019 Performance Peers, see “—2021 Executive Compensation Decisions—Long-Term Equity Compensation—Payout of 2019 Performance Share Unit Awards.”

The remainder of this CD&A provides additional information about the performance-based design of our executive compensation program, and how the Compensation Committee makes decisions to achieve our program objectives.
COMPENSATION PROGRAM HIGHLIGHTS
NEW INCENTIVE PROGRAM STRENGTHENS ALIGNMENT OF INTERESTS
At our 2021 annual meeting, the say-on-pay proposal received the support of 78% of the votes cast. In determining executive compensation, the Compensation Committee carefully considered the say-on-pay results and the stockholder feedback we received.
In response to stockholder feedback received, the Compensation Committee has consistently implemented improvements that further align incentive payouts with the creation of stockholder value. Specifically, the Compensation Committee has incrementally increased the weighting of performance share units from 30% of equity-based incentives in 2019, to 40% in 2020, and 50% in 2021. For 2022, the Committee further increased the weighting of performance share units to 70% for 2022. The Compensation Committee believes that the increased emphasis on performance share units better incentivizes and rewards executives for actions that create sustainable stockholder value, and hence are more effective in implementing our compensation objectives.
As a part of ongoing review of our executive compensation program and the desire to better align pay outcomes across the Company with performance against preset goals, in December 2021, our Board authorized and will oversee the implementation of,

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a multi-year compensation plan that covers all corporate officers and vice presidents, including NEOs. The vesting of these incentives, starting in 2022, will be conditioned upon the achievement of the targets presented at our Investor Day in November 2021 with the specific intention of aligning the employees’ interests with those of all long-term stockholders.
Starting in 2022, a significant majority of the plan participants’ equity incentives will be performance-based and tied to relative Total Shareholder Return and Free Cash Flow measures. In addition, the entirety of our annual cash performance awards will be linked to the achievement of the Adjusted EBITDA margin, Optimization Program and Free Cash Flow targets set out at the Investor Day. Each of these targets builds on a multi-year effort to improve upon our 2021 performance.
We believe these changes to our executive compensation program will enhance our culture of accountability and effectively incentivize our management team to deliver on our Investor Day commitments and generate enhanced stockholder value.
VAST MAJORITY OF 2021 NEO PAY REMAINS AT RISK(1)
Our executive compensation program is designed to ensure that a significant portion of each officer’s total target direct compensation is performance-based. As the charts below illustrate, for 2021, 86% of the CEO’s total target direct compensation was at risk being tied to annual performance against preset goals and/or the performance of our stock. Comparably, 74% of total target direct compensation of our other NEOs in 2021, on average, was at risk(2).
(1)
NEO pay refers to “total target direct compensation” which consists of (i) annual base salary, (ii) the target annual cash performance award opportunity for 2021, and (iii) the aggregate grant date fair value of long-term equity incentive awards granted in 2021. The amounts actually realized by our NEOs with respect to the annual cash performance awards and long-term equity incentive awards granted in 2021 depend, as applicable, on the level of attainment of the relevant performance goals and the value of our common stock when the awards vest or are exercised.

(2)
We consider compensation to be “at risk” if it is subject to performance-based payment or vesting conditions or if its value depends on stock price appreciation.

REALIZABLE PAY ANALYSIS
Realizable pay provides the Compensation Committee with a tool to validate the alignment of our NEOs’ compensation with the creation of stockholder value, particularly because approximately 86% of our CEO’s pay has been linked directly to our stock performance. Realizable pay reflects the tangible incentive value of equity awards and increases or decreases with fluctuations in market value. When determining the annual equity grants to our NEOs in February of each year, the Compensation Committee believes it is important to take into account not only the grant date values reported in our Summary Compensation Table, but also to consider the effect of the year-end value of our stock on those awards over time.

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The chart below reflects our CEO’s total target direct compensation and realizable pay(1) for 2019, 2020, and 2021. In each of the past three years, there has been a strong positive correlation between the realizable value of our CEO’s compensation and our cumulative TSR.(2)
(1)
Realizable pay for each year is defined as the sum of: (1) base salary, (2) annual cash performance award payout, and (3) the value of equity incentive awards granted in that year (i.e., performance share units, restricted stock and the “in the money” value of stock options) calculated using our stock price, in all cases, as of December 31, 2021 (the last trading day of fiscal year 2021).

(2)
Cumulative TSR measured using the closing stock price at the beginning and end of the performance period and slightly differs from cumulative TSR we use to determine RSU payouts since such calculation is measured using a 20 trading day stock price average at the beginning and end of the performance period to smooth out volatility.

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OBJECTIVES OF HUNTSMAN’S EXECUTIVE COMPENSATION PROGRAM
The primary objective of our executive compensation program is to align the financial interests of our NEOs with the creation of sustainable stockholder value. In support of this objective, our executive compensation program is designed to: (i) align pay with performance; (ii) align our NEOs’ interests with those of our long-term stockholders; (iii) attract, motivate and retain executives critical to our long-term success by providing a competitive compensation structure; (iv) encourage long-term focus; and (v) discourage excessive risk-taking. The chart below indicates the key features of our executive compensation program and how they align with our objectives.
Compensation Feature	Align Pay With Performance	Align NEOs’ and Stockholders’ Interests	Support a Competitive Compensation Structure	Encourage Long-Term Focus	Balance Short-Term and Long-Term Risk-Taking
Salary
Annual Cash Performance Award
Performance Share Units
Restricted Stock Award
Perquisites, Health & Retirement Benefits and Severance Arrangements
Compensation-related policies:
• Clawback Policy
• Stock Ownership Guidelines
• Insider Trading Policy

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ELEMENTS OF HUNTSMAN’S EXECUTIVE COMPENSATION PROGRAM
Additional information about our executive compensation program is provided below, along with a discussion of how various compensation elements align with our compensation objectives.
TOTAL DIRECT COMPENSATION
We provide our executive officers with a mix of pay that reflects our belief that executive compensation should be tied to an appropriate balance of both short- and long-term performance. The Compensation Committee strives to align the relative proportion of each element of total direct compensation with the competitive market and our objectives, as well as to preserve the flexibility to respond to the continually changing global environment in which we operate.
While the Compensation Committee reviews the competitiveness of each NEO’s total direct compensation, it does not target specific percentiles among peer companies when setting compensation levels. Rather, the Compensation Committee considers peer group data among several other factors in setting pay levels. Other factors include each executive’s individual performance, level of responsibility, knowledge, tenure, and experience, as well as internal pay equity among executives with similar experience and job responsibilities.
Generally, as employees move to higher levels of responsibility with greater ability to influence our financial results, the percentage of performance-based pay will increase. Total direct compensation received by our NEOs is comprised of the following elements:
Compensation Element		Description and Purpose of the Element
Annual Cash Compensation	Base Salary	Reflective of the NEO’s responsibilities, tenure, job performance, special circumstances (such as overseas assignments) and the market for the NEO’s services.
Annual Cash Performance Award
Cash performance awards are based on performance measured against preset goals and strategic initiatives.
For 2022, 100% of our annual cash performance awards will be linked to the achievement of the Adjusted EBITDA margin, Optimization Program and Free Cash Flow targets set out at the 2021 Investor Day. Each of these targets will build on a multi-year effort to improve upon our 2021 performance.

Long-Term Equity-Based Compensation(1)	Performance Share Units
Performance-based equity, the vesting of which is contingent on long-term performance against preset goals. For 2021, performance share units represented 50% of equity-based compensation for each of our NEOs, and contingent on three-year relative TSR performance.
For 2022, performance share units will represent 70% of equity-based compensation for our NEOs, with equal weighting on three-year relative TSR and two-year Corporate Free Cash Flow.

Restricted Stock
Time-based equity with the realizable value of grants tied to the value of our common stock over the long term. Three-year ratable vesting provides both retentive value as well as a long-term focus.
For 2021, restricted stock represented 50% of equity-based compensation for each of our NEOs. For 2022, restricted stock will represent 30% of equity-based compensation for each of our NEOs.

(1)
Applicable to each of our NEOs other than Mr. Lister, who received a grant of stock options on February 17, 2021, prior to his promotion to Executive Vice President and Chief Financial Officer in July 2021. We eliminated awards of stock options to our NEOs in 2021.

A detailed discussion of 2021 total target direct compensation awarded to our NEOs and graphical illustrations of the proportionate amount of performance-based compensation, is set forth below in “—2021 Executive Compensation Decisions.”

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OTHER ELEMENTS OF COMPENSATION
In addition to the elements of total target direct compensation described above, our executive compensation program includes other elements of compensation that are designed primarily to attract, motivate and retain executives critical to our long-term success and to provide a competitive compensation structure overall.
Element	Description and Purpose of the Element
Health and Welfare Benefits
We provide our NEOs with health and welfare benefits on the same basis as all employees. These benefits are comparable to those provided to employees and executives at other companies in the chemical industry and the general market.

Retirement and Savings Plans
We provide our NEOs with retirement and savings plan benefits that are comparable to those provided to employees and executives at other companies in the chemical industry and the general market.
For an explanation of the major features of our retirement and savings plans, see “Executive Compensation—Pension Benefits in 2021” and “—Nonqualified Deferred Compensation in 2021.”

Perquisites
We provide our NEOs with limited perquisites that help enable the execution of their duties and are comparable to those provided at other companies in the chemical industry and the general market.
For a description of these perquisites and the amounts paid to our NEOs in 2021, see “Executive Compensation—2021 Summary Compensation Table” and “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”

Severance Arrangements/Change in Control Benefits
Our NEOs, other than Mr. Huntsman, are entitled to payments and benefits upon certain severance events through the Huntsman Executive Severance Plan (the “Executive Severance Plan”).(1) We have also entered into a separate severance arrangement with Peter R. Huntsman.
These arrangements are designed to provide protection to our executive officers who are primarily tasked with the management of our overall operations and business strategy and are necessary to attract and retain executive talent for our business. We believe these arrangements are in line with competitive market practices.
For a description of these arrangements, see “Executive Compensation—Potential Payments upon Termination or Change of Control.”

(1)
Mr. Hankins is eligible for the greater of the severance benefits payable to him under either the Executive Severance Plan or the U.K. business severance plan. Based on his entitlements under these plans, Mr. Hankins would receive payouts under the Executive Severance Plan.

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HUNTSMAN CORPORATION: PROXY STATEMENT
2021 EXECUTIVE COMPENSATION DECISIONS
Our executive compensation program is designed such that a significant portion of each officer’s total target direct compensation is performance-based. The Compensation Committee’s decisions regarding the mix of pay reflects our compensation philosophy, market reference data provided by Meridian and each officer’s role in achieving our strategic objectives.
2021 BASE SALARY CHANGES
The Compensation Committee reviews the base salaries of our NEOs from time to time to determine whether adjustments are necessary or appropriate. The Compensation Committee determined that the base salary of Mr. Huntsman remained competitively positioned relative to market levels and, as a result, elected not to increase his salary in 2021. Mr. Lister received an increase in his base salary rate in connection with his promotion to Chief Financial Officer on July 1, 2021. Messrs. Douglas and Stryker each received a modest increase to his base salary rate consistent with the salary adjustments provided to our employee population generally. Messrs. Hankins and Rogers received slightly higher than average increases because each NEO recently took on additional executive responsibilities.
Executive Officer	2020(1)	2021(1)	% Increase
Peter R. Huntsman	$1,700,000	$1,700,000	N/A

Philip M. Lister	$350,000	$500,000	42.9%

Sean Douglas	$650,000	$666,250	2.5%

Anthony P. Hankins	$957,526	$1,005,402	5.0%

David M. Stryker	$578,643	$593,109	2.5%

R. Wade Rogers	$478,763	$502,701	5.0%

(1)
Changes in base salary rate are effective as of April 1 of the applicable year, other than Mr. Lister, whose salary became effective on July 1, 2021, in connection with his promotion to Executive Vice President and Chief Financial Officer

2021 ANNUAL CASH PERFORMANCE AWARD
Our annual cash performance awards are designed to reward our NEOs for achievement of annual performance goals set by the Compensation Committee.
2021 Award Pool.   Each year, the Compensation Committee establishes an award pool, which provides a mechanism to fund the annual cash performance awards. Under the formula used to establish the award pool, the maximum amount that could be paid to our executive officers covered by the award pool (including our NEOs) was 2% of corporate adjusted EBITDA. Individual award amounts were limited to an allocated portion of the award pool for each covered officer. The Compensation Committee retains discretion to pay amounts to our executive officers that are less than their individual allocation. Actual awards paid to our NEOs under the 2021 award pool were based on the achievement of financial and strategic performance objectives discussed below.
2021 Performance Measures and Goals.   The determination of the NEO’s individual annual incentive awards is based on actual performance relative to goals established for financial and strategic performance measures, but subject to the award pool limitation described above. The performance measures are selected because of their importance to our operations and contribution to the creation of stockholder value.

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HUNTSMAN CORPORATION: PROXY STATEMENT
The following table provides additional detail regarding the performance measures selected for the 2021 annual cash performance awards.
Performance Measure(1)	What It Is	Why We Believe It Is Important
Corporate and divisional adjusted EBITDA(2)	An indicator of general economic performance that is not affected by debt restructurings, fluctuations in interest rates or effective tax rates, or levels of depreciation and amortization	Significant metric by which our stockholders measure our financial performance, thus aligning the interests of management with those of our long-term stockholders
Corporate and divisional adjusted free cash flow(3)	Cash from operating and investing activities, as defined on our US GAAP cash flow statements, before cash used or received from acquisition and disposition activities
Important measure of the financial performance of our Company with a significant impact on our strategic planning, liquidity and the ability to reduce our leverage through cash repayments on outstanding debt

Corporate and divisional days inventory outstanding “DIO”	A performance indicator of the number of days on average our Company holds inventory	Reducing the average days of inventory outstanding measures our efficient use of working capital, which directly impacts adjusted free cash flow
Corporate first pass yield(4)	A performance indicator that measures third-party invoices being correctly processed and paid on the first attempt	Encouraging reduction of processing errors in order to improve our source-to-pay governance which drives accountability
Polyurethanes run rate savings(4)
A performance indicator that measures the annualized net cost savings achieved in connection with a global project focused on creating a new downstream network operating model and pursuing operational improvements
This important global initiative is designed to enable us to fully realize the potential of our downstream network, making it easier to collaborate and share expertise with the Polyurethanes division
Polyurethanes MDI Production Volume(4)	A performance indicator that measures the total amount of MDI produced in 2021	A key operational measure during the COVID-19 pandemic that reflects global supply interruptions we experienced in 2021
Shared services fixed costs	A measure of whether all departments shared at a corporate level by all of our businesses meet, exceed or fall short on yearly budget projections	Controlling costs at a corporate level continues to be an important strategic objective for our Company
EH&S compliance	A measure of compliance with environmental performance and injury reduction objectives	Discourages risk-taking for short-term profits to the detriment of the long-term health of our Company

(1)
Throughout this Proxy Statement, we refer to our adjusted EBITDA and adjusted free cash flow, which are non-GAAP financial measures. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures are provided through the “Non-GAAP Reconciliation” link available in the “Financials” section on our website at www.huntsman.com/investors.

(2)
Corporate and divisional adjusted EBITDA is calculated by eliminating the following from EBITDA: (a) business acquisition and integration expenses and purchase accounting inventory adjustments; (b) EBITDA from discontinued operations; (c) fair value adjustments to Venator investment and related loss on disposal; (d) loss on early extinguishment of debt; (e) certain legal and other settlements and related expenses; (f) income (expenses) associated with the Albemarle Settlement, net; (g) (gain) loss on sale of businesses/assets; (g) income from transition services arrangements; (h) certain nonrecurring information technology project implementation costs; (i) amortization of pension and postretirement actuarial losses; (j) plant incident remediation costs; and (k) restructuring, impairment and plant closing and transition costs (credits).

(3)
Adjusted free cash flow is calculated as cash flows provided by operating activities, less (a) capital expenditures and (b) net cash proceeds from our legal settlement with Albemarle.

(4)
The Compensation Committee added first pass yield and two Polyurethanes performance indicators to our 2021 cash performance award to reflect our operational and financial priorities for the new year.

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HUNTSMAN CORPORATION: PROXY STATEMENT
The Compensation Committee also established threshold, target and maximum performance goals for each of the financial performance measures relevant to our NEOs (in dollars in millions or days inventory outstanding, as applicable):
Performance Measure	Threshold	Target	Maximum
Corporate adjusted EBITDA	$717.6	$956.8	$1,052.5

Corporate adjusted free cash flow	$125.3	$167.0	$183.7

Corporate DIO	68.1	64.9	63.0

Corporate first pass yield	55%	65%	70%

Polyurethanes adjusted EBITDA	$520.4	$693.9	$763.3

Polyurethanes adjusted free cash flow	$232.5	$310.0	$341.0

Polyurethanes DIO	56.0	53.3	51.7

Polyurethanes run rate savings	$37.4	$37.4	$38.9

Polyurethanes MDI production volume	1,192.1	1,229.0	1,247.4

Fixed cost corporate shared services	$321.2	$308.8	$300.0
Targets are set at aggressive levels that are intended to require significant effort to achieve. Achievement levels between threshold and target result in payouts from 0% to 100% of target awards. Achievement levels between target and maximum result in payouts from 100% to 200% of target awards. If we achieve corporate adjusted EBITDA of less than 85% of target, the payout for all other components may be capped at target at the discretion of the Compensation Committee. If corporate adjusted EBITDA is less than 75% of target, the threshold goal, then payment of any other component of the award would be at the discretion of our CEO and the Compensation Committee. The Compensation Committee believes that requiring a minimum adjusted EBITDA threshold be met to receive any payment with respect to the annual cash performance awards both aligns executives’ interests with those of stockholders and prevents excessive annual cash performance award payments in times when our financial performance fails to meet our expectations.
2021 Annual Cash Performance Award Design.   The Compensation Committee establishes target annual cash performance award amounts for the NEOs set as a percentage of their base salaries. The following table summarizes the target and maximum annual cash performance award amounts, performance measures and corresponding weightings for each of our NEOs for 2021.

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HUNTSMAN CORPORATION: PROXY STATEMENT
Executive Officer(1)	Target % of Base Salary	Maximum % of Base Salary	Performance Measures	Weightings
Peter R. Huntsman	140%	280%	Corporate adjusted EBITDA	25%
			Corporate adjusted free cash flow	20%
			Corporate DIO	10%
			Shared service fixed costs	25%
			Strategic and operational objectives	20%

Philip M. Lister(1)	80%	160%	Corporate adjusted EBITDA	25%
			Corporate adjusted free cash flow	20%
			Corporate DIO	10%
			Corporate first pass yield	10%
			Shared services fixed costs	25%
			EH&S compliance	10%

Sean Douglas(2)	80%	160%	Corporate adjusted EBITDA	25%
			Corporate adjusted free cash flow	20%
			Corporate DIO	10%
			Corporate first pass yield	10%
			Shared services fixed costs	25%
			EH&S compliance	10%

Anthony P. Hankins	80%	160%	Polyurethanes adjusted EBITDA	25%
			Polyurethanes adjusted free cash flow	20%
			Polyurethanes DIO	10%
			Corporate first pass yield	10%
			Polyurethanes transcend run rate savings	12.5%
			Polyurethanes MDI production volume	12.5%
			EH&S compliance	10%

David M. Stryker	80%	160%	Corporate adjusted EBITDA	25%
			Corporate adjusted free cash flow	20%
			Corporate DIO	10%
			Corporate first pass yield	10%
			Shared services fixed costs	25%
			EH&S compliance	10%

R. Wade Rogers	70%	140%	Corporate adjusted EBITDA	25%
			Corporate adjusted free cash flow	20%
			Corporate DIO	10%
			Corporate first pass yield	10%
			Shared services fixed costs	25%
			EH&S compliance	10%

(1)
Mr. Lister’s 2021 annual cash performance award reflects the sum of pro-rated amounts at 50% each from his target at 50% prior to his promotion on July 1, 2021 and his target at 80% after his promotion to Executive Vice President and Chief Financial Officer on July 1, 2021.

(2)
Mr. Douglas retired as Executive Vice President and Chief Financial Officer effective July 31, 2021 and was eligible to receive a pro-rated annual cash performance award for 2021, as such was approved by the Compensation Committee.

The target and maximum cash performance award amounts for the NEOs were set to generally align with competitive levels relative to comparable executive positions at our Proxy Peers (as defined below) and other chemical and general industrial companies. The Compensation Committee assigns different performance measures and weightings for each NEO to align annual incentives with the performance measures most relevant to each officer’s role and most within the respective officer’s control. Potential payouts of individual annual cash performance awards depend upon both Company performance and individual contributions to our success, with the target and maximum award amounts serving as guidelines for ultimate payouts.

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HUNTSMAN CORPORATION: PROXY STATEMENT
2021 Financial Performance.   For 2021, actual performance and performance as a percentage of targets were as follows (all dollar amounts are in millions):
Performance Criteria	2021 Target Performance	2021 Actual Performance	% of Target
Corporate adjusted EBITDA	$956.8	$1,343.2	140.4%

Corporate adjusted free cash flow	$167.0	$279.9	167.6%

Corporate DIO	64.9	61.9	104.8%

Corporate first pass yield	65%	75%	115.4%

Polyurethanes adjusted EBITDA	$693.9	$879.4	126.7%

Polyurethanes adjusted free cash flow	$310.0	$321.0	103.5%

Polyurethanes DIO	53.3	51.8	102.9%

Polyurethanes Transcend run rate savings	$37.4	$40.9	109.4%

Polyurethanes MDI production volume	1,229.0	1,198.0	97.5%

Shared services fixed costs	$308.8	$304.0	101.6%
2021 EH&S Compliance Performance.   For Messrs. Lister, Douglas, Hankins, Stryker and Rogers, our EH&S compliance was measured by (a) ASTM 2920 Level 1 injury rate and (b) process severity index, each of which is a compliance measure of our injury reduction objectives. The actual performance and performance as a percentage of targets in 2021 were as follows:
Performance Criteria	2021 Performance Target	2021 Performance	% of Target
ASTM 2920 Level 1 injury rate	0.20	0.10	200.0%

Process severity index	0.20	0.13	153.8%
Performance in Strategic and Operational Objectives.   As described above under “2021 Annual Cash Performance Award Design,” Mr. Huntsman’s 2021 award was based in part on the Compensation Committee’s holistic assessment of his individual performance and contributions in respect of certain strategic and operational objectives, and our overall Company performance; noteworthy achievements included the following:
•
Performance on several important metrics:

–
total shareholder return;

–
corporate net debt reductions;

–
return on net assets;

–
ASTM level 1 injury rate; and

–
process severity index;

•
Execution of the strategic plan, including multiple financial and strategic transaction; and

•
Leadership development initiatives.

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HUNTSMAN CORPORATION: PROXY STATEMENT
2021 Annual Cash Performance Awards.   Actual incentive awards are determined as follows:
The overall performance score reflects the weighted average results of our performance relative to the goals set for each performance measure, as described above. The CEO presents the Compensation Committee with recommendations for the annual cash performance awards for each of the other executive officers, including the other NEOs. The Compensation Committee reviews the CEO’s recommendations, as well as the CEO’s performance, and makes such adjustments as it deems appropriate in its determination of the award payouts.
Based on our performance results discussed above, the Compensation Committee awarded the following annual cash performance awards for 2021.
Executive Officer	Target Award Amounts	% of Target Award Earned	Cash Performance Award Earned
Peter R. Huntsman	$2,380,000	168.2%	$4,002,158

Philip M. Lister(1)	$400,000	171.2%	$556,414

Sean Douglas(2)	$533,000	109.8%	$585,014

Anthony P. Hankins	$804,322	163.5%	$1,314,828

David M. Stryker	$474,487	188.2%	$892,785

R. Wade Rogers	$351,891	188.2%	$662,110

(1)
Mr. Lister’s 2021 annual cash performance award reflects the sum of pro-rated amounts at 50% each from his target at 50% prior to his promotion on July 1, 2021 and his target at 80% after his promotion to Executive Vice President and Chief Financial Officer on July 1, 2021.

(2)
Mr. Douglas retired as Executive Vice President and Chief Financial Officer effective July 31, 2021 and was eligible to receive a pro-rated annual cash performance award for 2021, as such was approved by the Compensation Committee.

LONG-TERM EQUITY COMPENSATION
For 2021, the Compensation Committee approved awards of performance share units that vest upon the achievement of relative TSR milestones and time-based restricted stock. The Compensation Committee believes relative TSR is an appropriate long-term performance metric for the performance share unit awards because it promotes stockholder alignment and is a prevalent metric used by other peer companies. To further align performance share outcomes with the creation of stockholder value, if our absolute TSR is negative, the number of performance share units that vest at the end of the performance period is capped at the target number of performance share units,
Equity Award Mix.   The Compensation Committee eliminated awards of stock options to our NEOs in 2021, resulting in an award mix of restricted stock (50% value) and performance share units (50% value). The Compensation Committee believes the enhanced mix of long-term equity-based incentives increased the emphasis on performance by further linking payouts to achievement of three-year relative TSR. Additional emphasis on performance share units (from 30% in 2019 to 50% in 2021) also better aligns NEO compensation with appreciation of our stock price over the long-term.
The following table illustrates the evolution of our long-term equity-based compensation in the last three years.
Fiscal Year	Performance Share Units	Stock Options	Restricted Stock
2019	30%	30%	40%

2020	40%	20%	40%

2021	50%	0%	50%

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HUNTSMAN CORPORATION: PROXY STATEMENT
The Compensation Committee targeted long-term equity compensation awards for the NEOs at levels intended to competitively position the total target direct compensation of the executive officers and to reflect the individual roles and contributions of our NEOs. The target award amounts were converted to a number of shares based on the grant date fair value of the respective award. The 2021 long-term equity incentive awards approved for the NEOs were as follows:
Executive Officer	Target Performance Share Units	Stock Options	Restricted Stock	Total Target Award Value
Peter R. Huntsman	139,958	—	139,958	$8,000,000

Philip M. Lister	11,479	12,631(1)	16,552	$900,000

Sean Douglas	29,479	—	29,479	$1,685,000

Anthony P. Hankins	34,990	—	34,990	$2,000,000

David M. Stryker	23,950	—	23,950	$1,369,000

R. Wade Rogers	18,422	—	18,422	$1,053,000

(1)
We eliminated awards of stock options to our NEOs in 2021. Mr. Lister received a grant of stock options on February 17, 2021, prior to his promotion to Executive Vice President and Chief Financial Officer in July 2021.

Performance-Based Awards Granted in 2021.   The performance share unit awards granted in 2021 vest and lapse their associated restrictions on December 31, 2023, subject to the achievement of relative TSR performance metrics during the performance period from January 1, 2021 to December 31, 2023 and subject to continued service. Should our absolute TSR be negative, the number of performance share units that vest at the end of the performance period is capped at the target number of performance share units. The performance share unit awards are settled in stock upon vesting, and any dividends paid with respect to the underlying shares are accumulated and paid when and to the extent the award vests and is earned, either in cash or additional shares at the Compensation Committee’s election.
The company peer group used to determine relative TSR performance (the “2021 Performance Peers”) represents industry-specific public companies against whom we compete for market share. Although there is some overlap between the two groups, the 2021 Performance Peers, as further described below, differ from our Proxy Peers because the 2021 Performance Peers are companies whose valuations are influenced by similar financial measures and we compete against these companies for market share and investor capital.
The 2021 Performance Peers, which we developed with guidance from Meridian, were as follows:
• Ashland Global Holdings Inc.	• Dow Inc.	• Lanxess AG
• Celanese Corporation	• Eastman Chemical Company	• Trinseo S.A.
• Clariant AG	• Evonik
• Covestro AG	• H.B. Fuller Company
For each 2021 Performance Peer, TSR is measured using a 20-trading day stock price average at the beginning and end of the performance period to smooth out volatility. Determination of payouts, if any, will be made based on our TSR percentile performance relative to the 2021 Performance Peers at the end of the performance period. The maximum number of performance share units that may be earned under the program is 200% of the target number of shares granted if our TSR performance ranks in the 90th percentile of the 2021 Performance Peers. If our TSR performance ranks below the 25th percentile of the 2021 Performance Peers, there will be no payout. Median performance at 50th percentile results in payout at target.
Additional details regarding these 2021 grants are provided under “Executive Compensation—Grants of Plan-Based Awards in 2021” below.
Time-Based Awards Granted in 2021.   The restricted stock, and Mr. Lister’s stock options, granted in 2021 are subject to a three-year ratable annual vesting schedule that requires service for a continuous three-year period to become fully vested.
Payout of 2019 Performance Share Unit Awards.   Payouts for the 2019-2021 performance share unit cycle were based on our relative TSR results for the three-year period ended December 31, 2021. Payouts could range from 0% to 200% of target based on the Company’s TSR ranking relative to the nine companies in the performance peer group established upon the grant date in 2019. The “2019 Performance Peers,” which we developed taking into account guidance from Meridian, were as follows:

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HUNTSMAN CORPORATION: PROXY STATEMENT
• Celanese Corporation	• Eastman Chemical Company	• LyondellBasell Industries N.V.
• Clariant AG	• H.B. Fuller Company	• Stepan Company
• Covestro AG	• Kraton Performance Polymers Inc.	• Westlake Chemical Corporation
Based on the award parameters, the Company’s TSR of 84.4% for the three-year period ended December 31, 2021 ranked third (in the 66.7th percentile) among the 2019 Performance Peers, resulting in a final payout of 150% of the target number of performance share units awarded. Based on the result, the Compensation Committee approved the payout of the following number of shares:
Executive Officer(1)	Target Award Amount	Number of Shares Awarded
Peter R. Huntsman	107,568	161,352

Sean Douglas	18,535	27,803

Anthony P. Hankins	19,859	29,789

David M. Stryker	15,887	23,831

R. Wade Rogers	9,929	14,894

(1)
Mr. Lister did not receive any performance share units for the 2019-2021 performance period.

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HUNTSMAN CORPORATION: PROXY STATEMENT
HOW WE DETERMINE EXECUTIVE COMPENSATION
Under the direction of the Compensation Committee and in coordination with Meridian, our CEO and our Senior Vice President, Global Human Resources and Chief Compliance Officer coordinate the annual review of the executive compensation program. This review includes an evaluation of our performance, corporate goals and objectives relevant to compensation, and compensation payable under various circumstances, including upon retirement or a change of control. In making its decisions regarding each NEO’s compensation, the Compensation Committee considers the nature and scope of all elements of the executive’s total compensation package, the executive’s responsibilities and his or her effectiveness in supporting our key strategic, operational and financial goals. This review includes an evaluation of each NEO’s historical pay and career development, individual and corporate performance, and competitive practices and trends.

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HUNTSMAN CORPORATION: PROXY STATEMENT
ROLES OF THE COMPENSATION COMMITTEE, EXECUTIVE MANAGEMENT AND THE COMPENSATION CONSULTANT
The Compensation Committee, executive management and Meridian each play a key role in the Compensation Committee’s annual review, evaluation and approval of our executive compensation programs.
Compensation Committee
•
Articulates our compensation philosophy, establishes our executive compensation program, and implements policies and plans covering our executive officers.

•
Reviews, evaluates, and approves the compensation structure and level for all of our executive officers.

•
Reviews each element of compensation annually for our CEO and makes recommendations for approval by the independent members of the Board (including those members who serve on the Compensation Committee).

•
Evaluates each executive officer’s performance, including through reports from other members of executive management (other than with respect to our CEO) and, in many cases, makes personal observations in determining individual compensation decisions.

Executive Management
•
Our CEO articulates our strategic direction and works with the Compensation Committee to identify and set appropriate targets for executive officers (other than himself).

•
Our CEO is assisted by our Senior Vice President, Global Human Resources and Chief Compliance Officer, who provides advice on the design and development of our compensation programs, the interpretation of compensation data and the effects of adjustments and modifications to our compensation programs.

•
Our CEO and Senior Vice President, Global Human Resources and Chief Compliance Officer make recommendations to the Compensation Committee regarding each element of compensation for each of our NEOs (other than the CEO).

•
Our CEO also provides the Compensation Committee with his evaluation with respect to each NEO’s performance (other than his own performance) during the prior year.

•
Our finance and legal departments also assist our CEO and Senior Vice President, Global Human Resources and Chief Compliance Officer by advising on legal and financial considerations relevant to these programs.

Compensation Consultant (Meridian)
•
Advises the Compensation Committee in its oversight role, advises executive management in the executive compensation design process and provides independent compensation data and analysis to facilitate the annual review of our compensation programs.

•
At the direction of the Compensation Committee, evaluates levels of executive officer and director compensation as compared to general market compensation data and peer data (as discussed below).

•
Evaluates proposed compensation programs or changes to existing programs, providing information on current executive compensation trends and updates on applicable legislative, technical and governance matters.

CONSIDERATION OF PEER COMPENSATION
To assist in its determination of the 2021 target total direct compensation levels for our executive officers, the Compensation Committee considered information included in a compensation benchmarking review prepared by Meridian. The benchmarking review provided competitive market data for each element of compensation, as well as information regarding incentive plan designs and pay practices for executives in similar positions among a selected peer group of companies (the “Proxy Peers”). Information

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HUNTSMAN CORPORATION: PROXY STATEMENT
in the compensation peer review served as a reference in the Compensation Committee’s overall assessment of the competitiveness of our executive compensation program.
The Proxy Peers are intended to be representative of the companies against whom we compete in the global chemical industry for business opportunities and executive talent. Criteria used to select the Proxy Peer companies include financial measures (i.e., revenue, market capitalization and/or net income) and the industry segment in which we operate (i.e., organic chemical products and inorganic chemical products). The Compensation Committee, in consultation with Meridian, reviews the composition of the Proxy Peers annually, resulting in some variation in the composition of the group from time to time. For the compensation benchmarking review prepared to inform 2021 compensation decisions, our Proxy Peers consisted of the following 14 companies:
• Air Products & Chemicals Inc.	• LyondellBasell Industries N.V.	• The Chemours Company
• Avery Dennison Corporation	• Olin Corporation	• The Mosaic Company
• Celanese Corporation	• PPG Industries Inc.	• The Sherwin-Williams Company
• Eastman Chemical Company	• RPM International Inc.	• Westlake Chemical Corporation
• Ecolab Inc.	• Sealed Air Corporation
As a supplement to competitive market data from the Proxy Peers, and to assess data for positions in which pay information is not publicly disclosed, the Compensation Committee also considered competitive market data across a broader group of chemical and general industrial companies. These data points were provided by the Equilar Executive Compensation Survey and were included in the compensation peer review. The Compensation Committee considers competitive ranges among our Proxy Peers and the broader industry groups and does not use the data to target specific percentiles within these groups.
The Compensation Committee believes the combination of these perspectives and points of reference offers an appropriate basis for assessing the competitiveness of the compensation for our NEOs.
INDEPENDENCE OF COMPENSATION ADVISERS
Since 2011, the Compensation Committee has retained Meridian as its compensation consultant. Meridian is an independent compensation consulting firm and does not provide any services to us outside of matters pertaining to executive officer and director compensation. Meridian reports directly to the Compensation Committee, which is solely responsible for determining the scope of services performed by Meridian and the directions given to Meridian regarding the performance of such services. Meridian attends Compensation Committee meetings as requested by the Compensation Committee.
The Compensation Committee determined that the services provided by Meridian to the Compensation Committee during 2021 did not give rise to any conflicts of interest. The Compensation Committee made this determination by assessing the independence of Meridian under the six independence factors adopted by the SEC and incorporated into the NYSE Corporate Governance Listing Standards. Further, in making this assessment, the Compensation Committee considered Meridian’s written correspondence to the Compensation Committee that affirmed the independence of Meridian and the partners, consultants and employees who provide services to the Compensation Committee on executive and director compensation matters.

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HUNTSMAN CORPORATION: PROXY STATEMENT
COMPENSATION POLICIES AND PRACTICES
STOCK OWNERSHIP GUIDELINES
The Board has adopted Director and Executive Stock Ownership Guidelines (the “Guidelines”) to more closely align the interests of our directors and executives with those of our long-term stockholders through all industry cycles and market conditions. The Guidelines require directors and executive officers to achieve and maintain ownership of our stock equal to six times base salary for the CEO, three times base salary for all other executive officers and three times the annual cash retainer for directors. The stock ownership requirement is based on the participant’s base salary or annual retainer (as applicable) and the closing stock price on July 15 of each calendar year.
During any year in which a director or executive does not meet the applicable ownership target, the director or executive is required to retain at least 50% of net shares delivered through the Company’s stock incentive plans (“net shares” means the shares remaining after deducting shares for the payment of taxes and, in the case of stock options, after deducting shares for payment of the exercise price of stock options). Shares acquired by a participant prior to becoming subject to the Guidelines are not subject to the retention restriction. There are exceptions to the retention requirement for estate planning, gifts to charity, education and a participant’s primary residence. In addition, hardship exemptions may be made in rare instances. A copy of the Guidelines is available on our website at www.huntsman.com.
As of July 15, 2021, all of our directors and NEOs, other than recent appointees Ms. Egan, Ms. Dulá, Ms. McGovern, and Mr. Lister, met or exceeded the ownership levels specified in the Guidelines. The following table provides the minimum stock ownership level for each NEO, and the percentage of the ownership guideline achieved by the executive officer as of July 15, 2021:
Executive Officer(1)	Ownership	Share Ownership Target	% of Guideline Achieved
Peter R. Huntsman	6x	381,700	>100%

Philip M. Lister	3x	56,100	31%

Anthony P. Hankins	3x	112,900	>100%

David M. Stryker	3x	66,600	>100%

R. Wade Rogers	3x	56,400	>100%

(1)
Mr. Douglas is no longer subject to the Guidelines following his retirement from the Company.

CLAWBACK POLICY
Under our Executive Compensation Clawback Policy, we may recover performance-based compensation that was based on achievement of quantitative performance targets if an executive officer engaged in fraud or intentional illegal conduct materially contributing to a financial restatement. We may also recover any awards made to an executive during the prior three years should the executive engage in activity that materially contributing to a financial restatement. A copy of the Clawback Policy is available on our website at www.huntsman.com.
POLICIES ON HEDGING AND PLEDGING
We do not generally prohibit all transactions designed to hedge or offset decreases in the market value of our equity securities. However, our Insider Trading Policy includes certain trading restrictions, which prohibit employees (including our officers), directors and related persons from engaging in short-term speculative transactions in our securities. Such persons may not execute short sales or transactions in options (such as puts and calls) or any other derivative securities on a securities exchange, in any other organized market or in a private transaction. As of the date of this Proxy Statement, none of our directors or executive officers has engaged in any hedging transactions.
While we do not prohibit pledging shares, persons subject to our Insider Trading Policy are required to exercise caution when holding securities in a margin account where such securities could be pledged as collateral.
COMPENSATION POLICIES AND PRACTICES AS THEY RELATE TO RISK MANAGEMENT
The Compensation Committee believes that our compensation programs are appropriately designed to provide a level of incentives that does not encourage our executive officers and employees to take unnecessary risks in managing their respective business divisions or functions and in carrying out their employment responsibilities. Specifically:

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HUNTSMAN CORPORATION: PROXY STATEMENT
•
a substantial portion of our executive officers’ compensation is performance-based, consistent with our approach to executive compensation;

•
our annual cash performance award program is designed to reward annual financial and/or strategic performance in areas considered critical to our short- and long-term success and features a cap on the maximum amount that can be earned in any single year;

•
we measure performance in many areas other than Company profit, such as environmental, health and safety goals, cost saving initiatives and corporate compliance, to determine an executive’s annual cash performance award;

•
our long-term equity incentive awards are intended to be aligned with long-term stockholder interests through their link to our stock price, TSR and multi-year ratable vesting schedules;

•
our executive stock ownership guidelines are intended to provide a long-term focus by requiring our executives to personally hold significant levels of our stock; and

•
we maintain a clawback policy that is intended to discourage risk-taking that focuses excessively on short-term financial performance.

The Compensation Committee believes that the various elements of our executive compensation program sufficiently incentivize our executives to act based on the sustained long-term growth and performance of our Company.
ACCOUNTING AND TAX TREATMENT OF THE ELEMENTS OF COMPENSATION
We account for equity-based awards, including stock options, restricted stock and performance share unit awards, in accordance with FASB ASC Topic 718 (formerly Statement of Financial Accounting Standards No. 123(R)).
The financial reporting and income tax consequences to us of individual compensation elements are important considerations for the Compensation Committee when it is analyzing the overall level of compensation and the mix of compensation among individual elements. Overall, the Compensation Committee seeks to balance its objective of maintaining an effective compensation program for the NEOs that is in the long-term interests of our Company and our stockholders and that also has an appropriate and transparent impact on reported earnings and other closely followed financial measures.
The impact of federal tax laws on our compensation programs is also considered, including the deductibility of compensation paid to the NEOs, as limited by Section 162(m) of the Code. For prior fiscal years, Section 162(m) included an exception from the deductibility limitation for qualified “performance-based compensation.” This exception, however, has been repealed for tax years beginning in fiscal 2019 under the Tax Cuts and Jobs Act. As such, compensation paid to certain of our executive officers in excess of $1.0 million is not deductible unless it qualifies for certain transition relief applicable for compensation paid pursuant to a written binding contract that was in effect as of November 2, 2017. In addition, the Tax Cuts and Jobs Act increased the scope of individuals subject to the deduction limitation. Thus, compensation originally intended to satisfy the requirements for exemption from Section 162(m) may not be fully deductible. While Section 162(m) will limit the deductibility of compensation paid to covered employees, the Compensation Committee intends to—consistent with its past practice—continue to retain flexibility to design compensation programs that are in the best long-term interests of our Company and our stockholders.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed Huntsman Corporation’s Compensation Discussion and Analysis for the fiscal year ended December 31, 2021 as set forth above with Huntsman management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
COMPENSATION COMMITTEE,
Wayne A. Reaud, Chair
Nolan D. Archibald
Sonia Dulá (member since January 2022)
Daniele Ferrari

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HUNTSMAN CORPORATION: PROXY STATEMENT
PART 5
EXECUTIVE COMPENSATION

2021 SUMMARY COMPENSATION TABLE
The following table details compensation earned in the years ended December 31, 2021, 2020 and 2019 by our NEOs. Our compensation policies are discussed in “Compensation Discussion and Analysis” above. 2020 and 2019 compensation information is not presented for Mr. Lister because he was not an NEO in those years.
Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total
Peter R. Huntsman Chairman, President and Chief Executive Officer	2021	$1,700,000	—	$8,000,000	—	$4,002,158	—	$363,983	$14,066,141
	2020	$1,700,000	—	$6,080,010	$1,520,001	$1,190,000	$2,623,213	$416,734	$13,529,958
	2019	$1,700,000	$1,500,000	$5,687,502	$2,437,500	$1,434,336	$3,107,368	$602,245	$16,468,951

Philip M. Lister Executive Vice President and Chief Financial Officer	2021	$427,188	—	$754,980	$145,004	$556,414	$18,564	$62,578	$1,964,728

Sean Douglas Former Executive Vice President and Chief Financial Officer	2021	$384,583	—	$1,685,020	—	$585,014	—	$65,311	$2,719,928
	2020	$650,000	—	$1,279,992	$319,999	$260,000	—	$128,628	$2,638,619
	2019	$643,750	$850,000	$980,000	$419,996	$470,972	—	$146,890	$3,511,608

Anthony P. Hankins(7) Division President, Polyurethanes and CEO—Asia Pacific	2021	$993,434	—	$2,000,028	—	$1,314,828	$2,104,874	$380,489	$6,793,653
	2020	$957,526	—	$1,400,014	$350,003	$383,010	$1,156,756	$643,168	$4,890,477
	2019	$946,733	$100,000	$1,049,996	$450,003	$538,208	$1,611,672	$421,027	$5,117,639

David M. Stryker Executive Vice President, General Counsel & Secretary	2021	$589,493	—	$1,368,982	—	$892,785	$15,795	$28,698	$2,895,753
	2020	$578,643	—	$1,039,994	$260,001	$231,457	$260,210	$29,690	$2,399,995
	2019	$573,751	$700,000	$840,006	$360,000	$419,268	$50,340	$29,243	$3,272,608

R. Wade Rogers Senior Vice President, Global Human Resources and Chief Compliance Officer	2021	$496,717	—	$1,053,002	—	$662,110	—	$76,914	$2,288,743
	2020	$478,763	—	$799,996	$200,002	$167,567	$392,357	$92,825	$2,131,510
	2019	$474,716	$550,000	$524,987	$225,001	$303,536	$392,722	$95,250	$2,566,212

(1)
This column reflects bonus awards granted in recognition of each officer’s significant contributions to us in 2019 in connection with the sale of our chemical intermediates businesses, which included PO/MTBE, and surfactants businesses to Indorama Ventures Holdings L.P.

(2)
This column reflects the aggregate grant date fair value of awards of restricted stock and performance share units for each NEO computed in accordance with FASB ASC Topic 718, disregarding the estimate of forfeitures. For purposes of restricted stock awards, fair value is calculated using the closing price of our stock on the date of grant. For purposes of performance share unit awards, the amount shown reflects the full grant date fair value computed in accordance with FASB ASC Topic 718 based on probable achievement of the market conditions, which is consistent with the estimate of aggregate compensation to be recognized over the service period, excluding the effect of estimated forfeiture. The value of the award at the grant date assuming that the highest level of performance conditions will be achieved is $12,000,000, $1,059,977, $2,527,530, $3,000,042, $2,053,473, and $1,579,503 for Messrs. Huntsman, Lister, Douglas, Hankins, Stryker, and Rogers, respectively. For information on the valuation assumptions regarding stock awards, refer to the notes to our financial statements in our annual report on Form 10-K for the applicable year ended December 31, 2021, 2020, or 2019, respectively, as filed with the SEC. These amounts reflect the fair value of the reported awards on the date of grant and may not correspond to the actual value that will be recognized by the NEOs.

(3)
This column reflects the aggregate grant date fair value of stock options for each NEO computed in accordance with FASB ASC Topic 718, disregarding the estimate of forfeitures. The fair value of each stock option award is determined on the date of the grant using the Black-Scholes valuation model. For information on the valuation assumptions regarding option awards, refer to the notes to our financial statements in our annual report on Form 10-K for the applicable year ended December 31, 2021, 2020, or 2019, respectively, as filed with the SEC.

(4)
This column reflects the annual cash performance awards that were earned for the years included. Amounts for 2021 will be paid during the first quarter of 2022. These awards are discussed in further detail under “Compensation Discussion and Analysis—2021 Executive Compensation Decisions—2021 Annual Cash Performance Award.”

(5)
This column reflects the aggregate amount of any change in pension value for the years included for each of the NEOs, to the extent any such aggregate change is positive. See “—Pension Benefits in 2021” for additional information regarding the 2021 amounts, including the present value assumptions used in this calculation. None of the NEOs had above market or preferential earnings on nonqualified deferred compensation during 2021. See “—Nonqualified Deferred Compensation in 2021” for additional information.

(6)
The methodology used to compute the cost of perquisites and other personal benefits for each individual NEO is based on the cost to our Company calculated in accordance with SEC rules. The table below details the components reported in the “All Other Compensation” column of the Summary Compensation Table for 2021.

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Amounts in the table were either paid directly by us or were reimbursed by us to the NEOs. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” below for additional information about these amounts.
	Peter R. Huntsman(a)	Philip M. Lister(b)	Sean Douglas(c)	Anthony P. Hankins(d)	David M. Stryker(e)	R. Wade Rogers(f)
Personal Use of Auto	—	$10,568	—	—	$9,008	$16,826

Use of Company Aircraft(g)(h)	$68,726	—	—	$59,239	—	—

Foreign Assignment Costs & Allowances	—	—	—	$102,433	—	—

Foreign Assignment Tax Gross-Up	—	—	—	$78,557	—	—

Company Contributions

401(k) Plan Match	$11,600	$11,600	$11,600	$11,600	$11,600	$11,600

401(k) Plan Non-discretionary Contribution	$17,400	$17,400	$17,400	$17,400	—	$17,400

Supplemental Savings Plan Match	$104,000	$8,988	$14,183	$43,458	$7,900	$7,900

Supplemental Savings Plan Non-discretionary Contribution	$156,000	$13,481	$21,275	$65,187	—	$22,457

Supplemental Savings Plan Tax Gross-Up	$6,257	$541	$853	$2,615	$190	$731

Total	$363,983	$62,578	$65,311	$380,489	$28,698	$76,914

(a)
Mr. Huntsman used 27.7 flight hours in 2021. Contributions to the Supplemental Savings Plan on Mr. Huntsman’s behalf are included in our Nonqualified Deferred Compensation Table below. In 2021, we incurred $6,257 to gross up Medicare taxes associated with our contributions to the Supplemental Savings Plan.

(b)
Contributions to the Supplemental Savings Plan on Mr. Lister’s behalf are included in our Nonqualified Deferred Compensation Table below. In 2021, we incurred $541 to gross-up Medicare taxes associated with our contributions to the Supplemental Savings Plan.

(c)
Contributions to the Supplemental Savings Plan on Mr. Douglas’ behalf are included in our Nonqualified Deferred Compensation Table below. In 2021, we incurred $853 to gross-up Medicare taxes associated with our contributions to the Supplemental Savings Plan.

(d)
Mr. Hankins used 27.4 flight hours in 2021. As a citizen of the U.K. with residence in the U.S., we incurred foreign assignment costs on Mr. Hankins’ behalf during 2021 that included $50,508 in housing allowances and costs and $51,925 for perquisites, including foreign assignment and car allowances. In addition, we incurred $78,557 in tax gross ups and equalization associated with Mr. Hankins’ foreign assignment. Contributions to the Supplemental Savings Plan on Mr. Hankins’ behalf are included in our Nonqualified Deferred Compensation Table below. In 2021, we incurred $2,615 to gross-up Medicare taxes associated with our contributions to the Supplemental Savings Plan.

(e)
Contributions to the Supplemental Savings Plan on Mr. Stryker’s behalf are included in our Nonqualified Deferred Compensation Table below. In 2021, we incurred $190 to gross-up Medicare taxes associated with our contributions to the Supplemental Savings Plan.

(f)
Contributions to the Supplemental Savings Plan on Mr. Rogers’ behalf are included in our Nonqualified Deferred Compensation Table below. In 2021, we incurred $731 to gross-up Medicare taxes associated with our contributions to the Supplemental Savings Plan.

(g)
From time to time, our executive officers may use our Company aircraft for commuting and other related purposes. We generally consider costs related to commuting use of our Company aircraft to be necessary business expenses for reasons of security, personal safety, and efficiency. However, SEC rules require that we include in the “Summary Compensation Table” the incremental cost to us of certain flights or portions of certain flights as a perquisite. Therefore, the amounts shown for Mr. Huntsman and Mr. Hankins for use of our Company aircraft primarily reflect the aggregate incremental cost to our Company for: (i) elements of business or business-related flights and (ii) all personal flights taken for non-commuting, non-business purposes. All use of our Company aircraft by our NEOs in 2021 was consistent with our Aircraft Use Policy. See “—Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table—Aircraft Use Policy” for additional information.

(h)
The incremental cost to us of personal use of our Company aircraft includes costs related to fuel, maintenance, repairs, navigation, aircraft supplies, crew travel, catering, etc. Because our aircraft is used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as the salaries and benefits of pilots and crew, amortization cost of aircraft, and depreciation. The reported amounts are determined based on the number of flight hours used by our NEOs. The hourly rate of incremental cost is calculated quarterly and may result in variances from quarter to quarter.

(7)
For reporting purposes, the 2021 pension value for Mr. Hankins has been converted using an exchange rate of 1 GBP to 1.395 USD, which was the exchange rate as of March 1, 2021 (which is the internal date used to estimate pro forma elements of compensation). Values for 2019 and 2020 were calculated based on exchange rates applicable in those years and have not been recast to conform to the 2021 GBP exchange rate.

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HUNTSMAN CORPORATION: PROXY STATEMENT
GRANTS OF PLAN-BASED AWARDS IN 2021
The following table provides information about annual cash performance awards granted through our annual cash performance award program and long-term equity incentive awards granted through the 2016 Stock Incentive Plan to the NEOs in 2021.
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options(4)	Exercise or Base Price of Option Awards(5)	Grant Date Fair Value of Stock and Option Awards(6)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	(#)	($/Sh)	($)
Peter R. Huntsman	02/17/21	—	$2,380,000	$4,760,000	—	—	—	—	—	—	—

	02/17/21	—	—	—	34,990	139,958	279,916	—	—	—	$4,000,000

	02/17/21	—	—	—	—	—	—	139,958	—	—	$4,000,000

Philip M. Lister	02/17/21	—	$400,000	$800,000	—	—	—	—	—	—	—

	02/17/21	—	—	—	—	—	—	5,073	—	—	$144,986

	02/17/21	—	—	—	—	—	—	—	12,631	$28.58	$145,004

	07/01/21	—	—	—	2,870	11,479	22,958	—	—	—	$304,997

	07/01/21	—	—	—	—	—	—	11,479	—	—	$304,997

Sean Douglas	02/17/21	—	—	—	7,370	29,479	58,958	—	—	—	$842,510

	02/17/21	—	—	—	—	—	—	29,479	—	—	$842,510

Anthony P. Hankins	02/17/21	—	$804,322	$1,608,643	—	—	—	—	—	—	—

	02/17/21	—	—	—	8,748	34,990	69,980	—	—	—	$1,000,014

	02/17/21	—	—	—	—	—	—	34,990	—	—	$1,000,014

David M. Stryker	02/17/21	—	$474,487	$948,974	—	—	—	—	—	—	—

	02/17/21	—	—	—	5,988	23,950	47,900	—	—	—	$684,491

	02/17/21	—	—	—	—	—	—	23,950	—	—	$684,491

R. Wade Rogers	02/17/21	—	$351,891	$703,781	—	—	—	—	—	—	—

	02/17/21	—	—	—	4,606	18,422	36,844	—	—	—	$526,501

	02/17/21	—	—	—	—	—	—	18,422	—	—	$526,501

(1)
These columns show annual cash performance awards granted under our annual cash performance award program to the NEOs in 2021. See the chart and accompanying narrative disclosure in “Compensation Discussion and Analysis—2021 Executive Compensation Decisions—2021 Annual Cash Performance Award” for additional information with respect to these amounts. The amounts reported in the table represent the target and maximum cash performance award guidelines established by the Compensation Committee but do not reflect the maximum annual dollar denominated incentive award amount that could be paid under the annual pool program to our executive officers (including our NEOs), which in 2021 may not exceed 2% of corporate adjusted EBITDA. The amounts actually earned by each of the NEOs pursuant to our annual cash performance award program for 2021 are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)
These columns show performance share units granted under the 2016 Stock Incentive Plan to the NEOs in 2021. The performance share units vest on December 31, 2023, subject to the achievement of relative TSR performance metrics. Amounts reported in the (a) “Threshold” column reflect the threshold number of performance share units (i.e., 25% of target) that may be earned for a certain minimum level of performance, (b) “Target” column reflects the target number of performance share units, or 100%, that may be earned and (c) “Maximum” column reflect the maximum number of performance share units that may be earned (i.e., 200% of target), in each case, based on relative TSR achievement against applicable performance metrics. If performance is below the threshold, no performance share units are earned. See “Compensation Discussion and Analysis—2021 Executive Compensation Decisions—Long-Term Equity Compensation” for additional information with respect to these awards.

(3)
This column shows the number of restricted shares granted under the 2016 Stock Incentive Plan to the NEOs in 2021. The restricted shares vest ratably in three equal annual installments beginning on the first anniversary of the grant date. During the restriction period, each restricted share entitles the individual to vote such share, and each restricted share entitles the individual to accrue quarterly payments by us equal to the quarterly dividend on one share of our common stock. However, dividends and distributions made on restricted shares are held by us without interest until the restricted shares with respect to which the dividend or distribution was made become vested.

(4)
This column shows the number of nonqualified options granted under the 2016 Stock Incentive Plan to the NEOs in 2021. The option awards become exercisable and vest ratably in three equal annual installments beginning on the first anniversary of the grant date.

(5)
The exercise price of the nonqualified options disclosed in this column is equal to the closing price of our common stock on the New York Stock Exchange on the date of grant.

(6)
This column shows the full grant date fair value of the awards computed in accordance with FASB ASC Topic 718. With respect to the performance share units, the amount shown reflects the full grant date fair value computed in accordance with FASB ASC Topic 718 based on probable achievement of the market conditions, which is consistent with the estimate of aggregate compensation to be recognized over the service period, excluding the effect of estimated forfeitures.

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HUNTSMAN CORPORATION: PROXY STATEMENT
NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE
Information regarding the elements of our executive compensation program for 2021 is provided above under “Compensation Discussion and Analysis.” The following is a discussion of what we consider to be material factors necessary to obtain an understanding of information disclosed under “2021 Summary Compensation Table” and “Grants of Plan-Based Awards in 2021” that is not otherwise discussed in the Compensation Discussion and Analysis.
Aircraft Use Policy.   We have an Aircraft Use Policy to carefully manage use of our aviation assets in a manner that best meets the goals of improving senior management’s effectiveness and availability. Under this policy, members of the Board, executive management, and key employees that are approved by our CEO may, from time to time, utilize our Company aircraft for business and personal use. Priority for the use of the Company aircraft is chosen on the basis of the business purpose containing the greatest benefit for our Company and is determined by our CEO or his designee. The aggregate incremental costs for certain use by our NEOs of our Company aircraft are reported in the “All Other Compensation” column of the Summary Compensation Table.
To mitigate security concerns and to maximize time available to spend on Company business, our CEO should endeavor to use the Company aircraft for business, as well as personal travel. For 2021, the Compensation Committee permitted our CEO to have unlimited personal use of Company aircraft without cost. We do not make gross-up payments for out-of-pocket tax obligations resulting from any personal use of our Company aircraft.
Company Car.   We provide executive officers with leased vehicles for business use, which executives may also use for personal transportation. Executive officers are responsible for the taxes on imputed income associated with the personal use of these vehicles.
Foreign Assignment.   In accordance with our practice with respect to employees on assignment in a foreign country, Mr. Hankins entered into a letter agreement, effective as of October 26, 2000, with our subsidiary Huntsman Polyurethanes Americas, now known as Huntsman International LLC, detailing the terms of his secondment from Huntsman Polyurethanes (UK) Ltd. The primary purpose of this letter agreement is to provide Mr. Hankins with details regarding repatriation to his home country following the completion of his foreign assignment. This letter agreement also defines the initial elements of Mr. Hankins’ compensation package, including base salary and an annual cash performance award, and provides for customary expatriation arrangements, including an international location allowance expressed as a percentage of annual salary, as well as sports and social club membership fees and an education allowance.
Family Travel.   Travel costs for family members of employees or consultants are reimbursable by our Company under limited circumstances. Employees and consultants are generally responsible for any taxable income associated with this reimbursement.

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HUNTSMAN CORPORATION: PROXY STATEMENT
OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR-END
The following table provides information on the outstanding stock options, restricted stock awards and performance share units held by the NEOs as of December 31, 2021. The market value of the restricted stock and performance share unit awards is based on the closing market price of our stock on December 31, 2021 (the last trading day of fiscal year 2021), which was $34.88.
		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(5) ($)
Name	Date of Award	Exercisable (#)	Unexercisable (#)
Peter R. Huntsman	02/17/21	—	—	—	—	139,958	$4,881,735	279,916	$9,763,470

	02/13/20	61,265	122,532	$21.54	02/13/30	94,089	$3,281,824	282,266	$9,845,438

	02/06/19	175,296	87,649	$22.66	02/06/29	47,809	$1,667,578	215,136	$7,503,944

	02/07/18	138,492	—	$32.77	02/07/28	—	—	—	—

	02/01/17	230,270	—	$21.01	02/01/27	—	—	—	—

	02/03/16	241,496	—	$8.86	02/03/26	—	—	—	—

	02/04/15	239,645	—	$22.77	02/04/25	—	—	—	—

	02/05/14	368,640	—	$21.22	02/05/24	—	—	—	—

Philip M. Lister	07/01/21	—	—	—	—	11,479	$400,388	22,958	$800,775

	02/17/21	—	12,631	$28.58	02/17/31	5,073	$176,946	—	—

	02/13/20	5,038	10,077	$21.54	02/13/30	3,869	$134,951	—	—

	05/01/19	—	—	—	—	394	$13,743	—	—

	02/06/19	7,191	3,596	$22.66	02/06/29	1,471	$51,308	—	—

	02/07/18	6,502	—	$32.77	02/07/28	—	—	—	—

	02/01/17	6,305	—	$21.01	02/01/27	—	—	—	—

Sean Douglas	02/17/21	—	—	—	—	29,479	$1,028,228	58,958	$2,056,455

	02/13/20	12,898	25,796	$21.54	02/13/30	19,808	$690,903	59,424	$2,072,709

	02/06/19	30,204	15,103	$22.66	02/06/29	8,238	$287,341	37,070	$1,293,002

	02/07/18	18,531	—	$32.77	02/07/28	—	—	—	—

	02/01/17	27,568	—	$21.01	02/01/27	—	—	—	—

	02/03/16	48,639	—	$8.86	02/03/26	—	—	—	—

Anthony P. Hankins	02/17/21	—	—	—	—	34,990	$1,220,451	69,980	$2,440,902

	02/13/20	14,107	28,215	$21.54	02/13/30	21,666	$755,710	64,996	$2,267,060

	02/06/19	32,362	16,182	$22.66	02/06/29	8,826	$307,851	39,718	$1,385,364

	02/07/18	19,506	—	$32.77	02/07/28	—	—	—	—

	02/01/17	29,189	—	$21.01	02/01/27	—	—	—	—

	02/03/16	31,429	—	$8.86	02/03/26	—	—	—	—

	02/04/15	22,189	—	$22.77	02/04/25	—	—	—	—

	02/05/14	38,941	—	$21.22	02/05/24	—	—	—	—

David M. Stryker	02/17/21	—	—	—	—	23,950	$835,376	47,900	$1,670,752

	02/13/20	10,479	20,960	$21.54	02/13/30	16,094	$561,359	48,282	$1,684,076

	02/06/19	25,890	12,945	$22.66	02/06/29	7,061	$246,288	31,774	$1,108,277

	02/07/18	19,506	—	$32.77	02/07/28	—	—	—	—

	02/01/17	27,568	—	$21.01	02/01/27	—	—	—	—

	02/04/15	21,450	—	$22.77	02/04/25	—	—	—	—

	02/05/14	36,345	—	$21.22	02/05/24	—	—	—	—

R. Wade Rogers	02/17/21	—	—	—	—	18,422	$642,559	36,844	$1,285,119

	02/13/20	8,061	16,123	$21.54	02/13/30	12,380	$431,814	37,140	$1,295,443

	02/06/19	16,181	8,091	$22.66	02/06/29	4,413	$153,925	19,858	$692,647

	02/07/18	10,241	—	$32.77	02/07/28	—	—	—	—

	02/01/17	16,216	—	$21.01	02/01/27	—	—	—	—

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HUNTSMAN CORPORATION: PROXY STATEMENT
(1)
Option awards vest and become exercisable ratably in three equal annual installments on the first three anniversaries of each respective grant date. As of December 31, 2021, outstanding option awards granted on February 5, 2014, February 4, 2015, February 3, 2016, February 1, 2017, and February 7, 2018 are 100% vested. The outstanding option awards granted on February 6, 2019 were vested as to 66 2∕3% on February 6, 2021, and will vest as to 100% on February 6, 2022. The outstanding option awards granted on February 13, 2020 vested as to 33 1∕3% on February 13, 2021, and will vest as to 66 2∕3% on February 13, 2022 and as to 100% on February 13, 2023. The option awards granted February 17, 2021 will vest as to 33 1∕3% on February 17, 2022, and will vest as to 66 2∕3% on February 17, 2023 and as to 100% on February 17, 2024.

(2)
Restricted stock awards vest and lapse their associated restrictions ratably in three equal annual installments on the first three anniversaries of each respective grant date. Restricted stock awards have generally been granted on the same day as option awards and vest on the same schedule as footnoted for option awards above. As of December 31, 2021, the restricted stock awards granted on February 6, 2019 vested as to 66 2∕3% on February 6, 2021, and will vest as to 100% on February 6, 2022. The outstanding restricted stock awards granted on May 1, 2019 vested as to 66 2∕3% on May 1, 2021, and will vest as to 100% on May 1, 2022. The outstanding restricted stock awards granted on February 13, 2020 vested as to 33 1∕3% on February 13, 2021, and will vest as to 66 2∕3% on February 13, 2022 and as to 100% on February 13, 2023. The outstanding restricted stock awards granted on February 17, 2021 will vest as to 33 1∕3% on February 17, 2022, and will vest as to 66 2∕3% on February 17, 2023 and as to 100% on February 17, 2024. The outstanding restricted stock awards granted on July 1, 2021 will vest as to 33 1∕3% on July 1, 2022, and will vest as to 66 2∕3% on July 1, 2023 and as to 100% on July 1, 2024.

(3)
The market value of unvested restricted stock is calculated by multiplying $34.88, the closing market price of our stock on December 31, 2021 (the last trading day of fiscal year 2021), by the number of unvested restricted shares as of December 31, 2021 for each restricted stock grant listed above.

(4)
The performance share units granted on February 6, 2019 have a performance period of three years ended on December 31, 2021, subject to the achievement of relative TSR performance metrics. Amounts in this table with respect to the 2019 grant reflect an estimated payout of a number of shares based on the maximum level of achievement with respect to the applicable performance metrics, as performance through December 31, 2021 was above the target performance level. The shares were not deemed fully vested until certification occurred in February 2022. The performance share units granted on February 13, 2020 have a performance period of three years ending on December 31, 2022, also subject to the achievement of relative TSR performance metrics. Amounts in this table with respect to the 2020 grant reflect an estimated payout of a number of shares based on the maximum level of achievement with respect to the applicable performance metrics, as performance through December 31, 2021 exceeded the target performance level. The performance share units granted on February 17, 2021 have a performance period of three years ending on December 31, 2023, also subject to the achievement of relative TSR performance metrics. Amounts in this table with respect to the 2021 grant reflect an estimated payout of a number of shares based on the maximum level of achievement with respect to the applicable performance metrics, as performance through December 31, 2021 exceeded the target performance level.

(5)
The market value of unvested performance share units reported in this column is calculated by multiplying $34.88, the closing market price of our stock on December 31, 2021 (the last trading day of fiscal year 2021), by the number of unvested performance share units as of December 31, 2021 based on the level of achievement with respect to the applicable performance metrics.

OPTION EXERCISES AND STOCK VESTED DURING 2021
The following table presents information regarding the exercise of nonqualified stock options and vesting of restricted stock awards and performance share units during 2021 for each NEO.
	Option Awards(1)		Stock Awards(2)(3)
Name	Number of Shares Acquired on Exercise in 2021 (#)	Value Realized on Exercise ($)	Number of Shares Vested in 2021 (#)	Value Realized on Vesting ($)
Peter R. Huntsman	—	—	168,460	$4,794,891

Philip M. Lister	—	—	4,817	$137,042

Sean Douglas	36,645	$641,515	27,992	$796,755

Anthony P. Hankins	87,348	$1,602,521	30,026	$854,656

David M. Stryker	21,212	$265,786	25,476	$725,172

R. Wade Rogers	—	—	16,046	$456,783

(1)
The following tabular disclosure provides information regarding the value realized on option exercises.

						Options Exercised
Name	Grant Date	Exercise Date	Price on Grant Date	Price on Exercise Date	(#)	Value Realized ($)(a)	Net Shares Issued (#)	Market Value of Net Shares ($)
Sean Douglas	09/09/15	12/07/21	$15.33	$32.84	36,645	$641,515	—	—

Anthony P. Hankins	02/06/13	05/07/21	$17.85	$31.78	47,348	$659,321	13,087	$415,905

	02/03/16	10/18/21	$8.86	$32.44	40,000	$943,200	17,634	$572,047

David M. Stryker	06/10/13	05/10/21	$18.56	$31.09	21,212	$265,786	6,343	$197,204

(a)
Messrs. Hankins and Stryker did not sell any shares received from the option exercise, and each NEO continued to be at-risk for subsequent changes in the value of these shares.

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HUNTSMAN CORPORATION: PROXY STATEMENT
(2)
The following tabular disclosure provides information regarding the market value of the underlying shares of restricted stock on the vesting date and the number of shares that were withheld in connection with each transaction to satisfy tax obligations.

Name	Grant Date	Vest Date	Closing Price on Vest Date	(#)	Restricted Stock Vested Value Realized	Shares Withheld for Tax Obligation		Net Shares Issued
						(#)	Value Paid	(#)	Market Value
Peter R. Huntsman	02/13/20	02/13/21	$28.52	47,044	$1,341,695	18,512	$527,962	28,532	$813,733

	02/06/19	02/06/21	$28.36	47,808	$1,355,835	13,508	$383,087	34,300	$972,748

	02/07/18	02/07/21	$28.36	28,889	$819,292	11,368	$322,396	17,521	$496,896

				123,741	$3,516,822	43,388	$1,233,445	80,353	$2,283,377

Philip M. Lister	02/13/20	02/13/21	$28.52	1,934	$55,158	540	$15,401	1,394	$39,757

	02/06/19	02/06/21	$28.36	1,471	$41,718	437	$12,393	1,034	$29,324

	02/07/18	02/07/21	$28.36	1,018	$28,870	302	$8,565	716	$20,306

	05/01/19	05/01/21	$28.67	394	$11,296	96	$2,752	298	$8,544

				4,817	$137,042	1,375	$39,111	3,442	$97,931

Sean Douglas	02/13/20	02/13/21	$28.52	9,904	$282,462	2,412	$68,790	7,492	$213,672

	02/06/19	02/06/21	$28.36	8,238	$233,630	2,154	$61,087	6,084	$172,542

	02/07/18	02/07/21	$28.36	3,866	$109,640	942	$26,715	2,924	$82,925

				22,008	$625,732	5,508	$156,592	16,500	$469,139

Anthony P. Hankins	02/13/20	02/13/21	$28.52	10,832	$308,929	2,638	$75,236	8,194	$233,693

	02/06/19	02/06/21	$28.36	8,826	$250,305	2,226	$63,129	6,600	$187,176

	02/07/18	02/07/21	$28.36	4,069	$115,397	991	$28,105	3,078	$87,292

				23,727	$674,631	5,855	$166,470	17,872	$508,161

David M. Stryker	02/13/20	02/13/21	$28.52	8,047	$229,500	1,960	$55,899	6,087	$173,601

	02/06/19	02/06/21	$28.36	7,061	$200,250	1,878	$53,260	5,183	$146,990

	02/07/18	02/07/21	$28.36	4,069	$115,397	991	$28,105	3,078	$87,292

				19,177	$545,147	4,829	$137,264	14,348	$407,883

R. Wade Rogers	02/13/20	02/13/21	$28.52	6,190	$176,539	1,508	$43,008	4,682	$133,531

	02/06/19	02/06/21	$28.36	4,413	$125,153	1,260	$35,734	3,153	$89,419

	02/07/18	02/07/21	$28.36	2,136	$60,577	511	$14,492	1,625	$46,085

				12,739	$362,269	3,279	$93,234	9,460	$269,035

(3)
For the performance period ended December 31, 2020, the following tabular disclosure provides information regarding the market value of the underlying shares of performance share units on the vesting or certification date and the number of shares that were withheld in connection with each transaction to satisfy tax obligations. As certified by the Compensation Committee on February 17, 2021, our relative TSR result of (14.2%) ranked Huntsman in the 37.5th percentile of our performance peers resulting in a final payout of 68.8% of target. Mr. Lister did not receive performance share units for the performance period from January 1, 2018 to December 31, 2020.

				Performance Share Units Vested		Shares Withheld for Tax Obligation		Net Shares Issued
Name	Grant Date	Vest Date	Closing Price on Vest Date	(#)	Value Realized	(#)	Value Paid	(#)	Market Value
Peter R. Huntsman	02/07/18	02/17/21	$28.58	44,719	$1,278,069	17,597	$502,922	27,122	$775,147

Sean Douglas	02/07/18	02/17/21	$28.58	5,984	$171,023	1,458	$41,670	4,526	$129,353

Anthony P. Hankins	02/07/18	02/17/21	$28.58	6,299	$180,025	1,534	$43,842	4,765	$136,184

David M. Stryker	02/07/18	02/17/21	$28.58	6,299	$180,025	1,534	$43,842	4,765	$136,184

R. Wade Rogers	02/07/18	02/17/21	$28.58	3,307	$94,514	806	$23,035	2,501	$71,479

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HUNTSMAN CORPORATION: PROXY STATEMENT
PENSION BENEFITS IN 2021
The table below sets forth information on the pension benefits for the NEOs under our pension plans, each of which is more fully described in the narrative following the table. The amounts reported in the table below equal the present value of the accumulated benefit on December 31, 2021 for the NEO under each plan based upon the assumptions described below.
Name(1)	Plan Name	Years of Credited Service(2)	Present Value of Accumulated Benefit(3)	Payments During Last Fiscal Year
		(#)	($)	($)
Peter R. Huntsman	Huntsman Defined Benefit Pension Plan	38.507	$3,571,147	—

	Supplemental Executive Retirement Plan	38.507	$17,311,515	—

Philip M. Lister(4)	Huntsman Defined Benefit Pension Plan	26.336	$633,852	—

	Supplemental Executive Retirement Plan	13.667	$161,568	—

	Huntsman Pension Scheme (U.K.)	12.681	$992,191	—

Anthony P. Hankins(5)	Huntsman Pension Scheme (U.K.)	32.583	$21,289,139	—

David M. Stryker(6)	Huntsman Defined Benefit Pension Plan	8.500	$520,804	—

	Supplemental Executive Retirement Plan	18.500	$1,630,364	—

R. Wade Rogers	Huntsman Defined Benefit Pension Plan	32.917	$1,595,034	—

	Supplemental Executive Retirement Plan	27.667	$669,857	—

(1)
Mr. Douglas does not participate in any of our pension plans.

(2)
The number of years of service credited to the NEO is determined using the same pension plan measurement date used for financial statement reporting purposes. These assumptions are discussed in “Note 18. Employee Benefit Plans” to our consolidated financial statements included in our 2021 Form 10-K.

(3)
The actuarial present value of the accumulated benefits is determined using the same pension plan measurement date and assumptions as used for financial reporting purposes. These assumptions are discussed in “Note 18. Employee Benefit Plans” to our consolidated financial statements included in our 2021 Form 10 K. For purposes of performing these calculations, a normal retirement (earliest unreduced) age of 65 was utilized for Messrs. Huntsman, Stryker, Lister, and Rogers. Mr. Hankins has passed the normal retirement age of 62; therefore, age 64 was used to calculate his accrued benefits. All accrued benefits are assumed payable at the plan’s earliest unreduced retirement age. Benefit values reported in this table have been projected out to assume payment at the normal retirement age then have been discounted back to a present value as of December 31, 2021.

(4)
Mr. Lister’s deferred benefit from the Huntsman Pension Scheme (U.K.) is based on his employment with us while he was in the United Kingdom between August 29, 1995 and April 30, 2008. His U.K. benefit stopped accruing when his participation in the US-based plans began upon his localization in the United States on May 1, 2008.

(5)
As of December 31, 2021, Mr. Hankins had served 42.4 years with our Company. The Huntsman Pension Scheme (U.K.) was frozen to new participants and years of credited service ceased to accrue as of February 29, 2012. Benefits for Mr. Hankins under this plan will only increase based on changes in salary and late retirement factors to recognize that Mr. Hankins has passed the Normal Retirement Age for the Scheme.

(6)
We credited Mr. Stryker with 10 years of service under the Supplemental Executive Retirement Plan when he was hired in June 2013.

In the U.S., we sponsor the Huntsman Defined Benefit Pension Plan (the “Huntsman Pension Plan”), a tax-qualified defined benefit pension plan. Effective July 1, 2004, the formula used to calculate future benefits under the Huntsman Pension Plan was changed to a cash balance formula. The benefits accrued under the plan as of June 30, 2004 were used to calculate opening cash balance accounts. Of our NEOs, Messrs. Huntsman, Lister, Stryker, and Rogers were participants in the Huntsman Pension Plan in 2021. The Huntsman Pension Plan was closed to new participants effective July 1, 2014.
The Huntsman Supplemental Executive Retirement Plan (the “Supplemental Executive Retirement Plan”) is a non-qualified supplemental pension plan that provides benefits for designated executive officers based on certain compensation amounts not included in the calculation of benefits payable under the Huntsman Pension Plan. Of our NEOs, Messrs. Huntsman, Lister, Stryker, and Rogers were participants in the Supplemental Executive Retirement Plan in 2021. The compensation taken into account for these NEOs under the Supplemental Executive Retirement Plan includes amounts in excess of the qualified plan limitations. The Supplemental Executive Retirement Plan benefit is calculated as the difference between (1) the benefit determined using the Huntsman Pension Plan formula with unlimited base salary plus annual cash performance awards, and (2) the benefit determined using base salary plus annual cash performance awards as limited by federal regulations.
Both plans express benefits as a hypothetical cash balance account established in each participant’s name, and a participant’s account receives two forms of credits: “pay credits” and “interest credits.” Pay credits equal a percentage of a participant’s compensation and are credited to a participant’s account on an annual basis. “Compensation” for this purpose includes both salary and annual cash performance awards. “Compensation” under the Huntsman Pension Plan is subject to the compensation limit applicable to tax-qualified plans of $290,000 for 2021. The benefit that would be available under the Huntsman Pension Plan, but

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HUNTSMAN CORPORATION: PROXY STATEMENT
for this limitation, is provided under the Supplemental Executive Retirement Plan. The applicable pay credit percentage for our NEOs ranges between 9% and 12% depending on the participant’s combined age and years of service as of the start of each plan year. The 2021 pay credits for the Huntsman Pension Plan are $34,800 for Mr. Huntsman, $30,450 for Mr. Lister, $26,100 for Mr. Stryker, and $34,800 for Mr. Rogers. The 2021 pay credits for the Supplemental Executive Retirement Plan are $312,000, $20,222, $60,100, and $44,914 for Messrs. Huntsman, Lister, Stryker, and Rogers, respectively.
“Interest credits” for a plan year are based on the 30-year U.S. Treasury yield for November of the prior year. The minimum annual interest credit rate is 5.0%. The 2021 interest credits for the Huntsman Pension Plan are $143,550, $18,647, $20,696, and $59,224 for Messrs. Huntsman, Lister, Stryker, and Rogers, respectively. The 2021 interest credits for the Supplemental Executive Retirement Plan are $705,621, $4,341, $71,373, and $24,033 for Messrs. Huntsman, Lister, Stryker, and Rogers, respectively.
Pursuant to the terms of the Huntsman Pension Plan, at termination of employment for any reason after having completed at least three years of service, a participant will receive the amount then credited to the participant’s cash balance account in an actuarially equivalent joint and survivor annuity (if married) or single life annuity (if not married). Participants may also choose from other optional forms of benefit, including a lump-sum payment in the amount of the cash balance account. For participants in the prior Supplemental Executive Retirement Plan (including Mr. Huntsman), the Huntsman Pension Plan also includes a minimum benefit that guarantees that a participant’s benefit will not be less than the benefit accrued under the prior formula at transition (July 1, 2004) plus the benefit attributable to pay credits, with interest credits, beginning July 1, 2004. Under the prior plan provisions, the monthly basic benefit equaled one-twelfth of 1.4% of average earnings multiplied by pension service prior to January 1, 2000, plus 1.5% of average earnings multiplied by pension service after January 1, 2000, less 50% of the Social Security benefit prorated by pension service, payable as a life annuity to the participant. The prior Supplemental Executive Retirement Plan mirrored the benefit from the Huntsman Pension Plan. For participants taking an annuity, early retirement reductions apply if retirement occurs before normal retirement age (defined as age 65 with 5 years of service) and on or after the earlier of (i) both attaining age 50 and age plus vesting service equal to 80 or more, or (ii) age 55 with 10 years of vesting service. The effect of these reductions is to reduce the annuity amount paid by 5% per year for each year beginning at age 59 until age 50 where the amount paid would be 50%. As of December 31, 2021, Messrs. Huntsman and Rogers are our only NEOs eligible for early retirement.
Vested benefits under the Supplemental Executive Retirement Plan are paid 30 days following a participant’s separation from service, unless the participant is a “specified employee” for purposes of Section 409A of the Internal Revenue Code (“Section 409A”), in which case payment will be delayed for six months. Vested benefits are paid in a single cash lump sum unless the participant elects: (1) a life annuity, (2) a life annuity with payments guaranteed for 120 months, or (3) a joint and survivor annuity providing survivor benefits equal to 50% or 100% (as elected by the participant) of the annuity payable to the participant. Benefits are unvested until the earlier to occur of: (1) completion of 3 years of service, (2) termination on account of death or “Disability” or on or after attainment of “Normal Retirement Age,” or (3) termination without “Reasonable Cause.” Each eligible NEO is fully vested in his benefit under the Supplemental Executive Retirement Plan.
“Disability” under the Huntsman Pension Plan generally provides that, for a disabled participant, service and benefit accruals continue for 24 months. After 24 months, disabled participants are deemed to be terminated participants. Disability is defined as total and permanent disability, as determined by the administrator of our long-term disability plan.
“Normal Retirement Age” generally is retirement eligibility upon age 65 with 5 years of service under the Huntsman Pension Plan and Supplemental Executive Retirement Plan.
“Reasonable Cause” generally means: (1) the grossly negligent, fraudulent, dishonest or willful violation of any law or the material violation of any of our significant policies that materially and adversely affects us, or (2) the failure of the participant to substantially perform his duties.
We also sponsor retirement benefit plans in connection with our operations in the U.K. Mr. Hankins participates in the Huntsman Pension Scheme for U.K. associates in the Polyurethanes division. The Huntsman Pension Scheme (U.K.) in which Mr. Hankins participates provides a benefit of 2/3rd of final pensionable compensation.
Final pensionable compensation is notional base salary received during the 12 months prior to retirement. Normal retirement age for the Huntsman Pension Scheme (U.K.) is age 62. These benefits also include U.K. social security benefits. As of December 31, 2021, Mr. Hankins passed age 62 and is fully vested in these benefits. Late retirement benefits are calculated based on two-thirds of final pensionable compensation and actuarial factors based on the number of years after age 62. Currently, the late retirement factor is 113.4% at age 64 and 120.8% at age 65. The Huntsman Pension Scheme (U.K.) was frozen to new participants as of February 29, 2012 and, after that date, benefits for current participants under the plan will only increase based on changes in salary.
In addition, Mr. Lister has a deferred benefit in the Huntsman Pension Scheme (U.K.) from his period of employment with us in the United Kingdom between August 29, 1995 and April 30, 2008. He localized to the United States within our Polyurethanes division on May 1, 2008. The deferred benefit is calculated upon the U.K. departure date and is based on Mr. Lister’s pensionable service and

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HUNTSMAN CORPORATION: PROXY STATEMENT
final pensionable salary on April 30, 2008. In line with the Huntsman Pension Scheme (U.K.) rules and statutory requirements, a deferred pension must be revalued through to the normal retirement age of 62. Calculated as part of the Huntsman Pension Scheme (U.K.) benefit, the plan recognizes an additional stop-gap pension payment between the normal retirement age of 62 and Mr. Lister’s State Pension Age of 67. As of December 31, 2021, Mr. Lister’s additional payment was calculated at $2,085 per year.
NONQUALIFIED DEFERRED COMPENSATION IN 2021
We provide executive officers based in the United States the opportunity to participate in two defined contribution savings plans: (1) a salary deferral plan (the “401(k) Plan”); and (2) a supplemental savings plan (the “Supplemental Savings Plan”). The 401(k) Plan is a tax-qualified broad-based employee savings plan; employee contributions up to 25% of base salary and annual cash performance awards are permitted up to dollar limits established annually by the Internal Revenue Service (“IRS”). The Supplemental Savings Plan is a nonqualified salary deferral plan and allows designated executive officers to defer up to 75% of eligible salary and up to 75% of annual cash performance awards. The Supplemental Savings Plan also provides benefits for participants in the form of company matching contributions based on certain compensation amounts not included in the calculation of benefits payable under the 401(k) Plan because of limits under federal law on compensation ($290,000 in 2021). As required by Section 409A, deferrals must be elected in the calendar year preceding the year in which the compensation deferred is earned. Messrs. Stryker and Rogers did not defer any earnings into the Supplemental Savings Plan in 2021.
Executive officers were previously offered the opportunity to participate in the supplemental executive money purchase pension (the “SEMPP”), a non-qualified plan that provided benefits not allowed under our money purchase pension plan (the “MPP”) due to IRS compensation and allocation limits. The MPP was a tax-qualified broad-based employee savings plan that was merged into our 401(k) Plan on October 15, 2014. Contributions under the SEMPP and the MPP ceased September 1, 2014; however, some of our NEOs still maintain a balance in the SEMPP, which is reflected in the table below.
The table below provides information on the nonqualified deferred compensation of the NEOs in 2021 under the Supplemental Savings Plan and the SEMPP. The NEOs cannot withdraw any amounts from their nonqualified deferred compensation balances for a period of six months following the date of their termination of employment or retirement. No withdrawals or distributions were made in 2021.
Name	Executive Contributions in Last FY(1)	Huntsman Contributions in Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(4)
Peter R. Huntsman	$170,000	$260,000(5)	$1,382,700	—	$17,148,455(6)

Philip M. Lister	$5,147	$22,469(7)	$16,658	—	$371,304(8)

Sean Douglas	$141,917	$35,458(9)	$66,259	—	$1,580,979(10)

Anthony P. Hankins	$79,155	$108,644(11)	$197,926	—	$4,827,083(12)

David M. Stryker	—	$7,900(13)	$3,001	—	$84,972(14)

R. Wade Rogers	—	$30,357(15)	$90,636	—	$893,714(16)

(1)
These contributions represent deferrals under the Supplemental Savings Plan and are included in the Salary column of the Summary Compensation Table for 2021 set forth above.

(2)
These amounts represent contributions to our Supplemental Savings Plan and are included in the “All Other Compensation” column of the Summary Compensation Table for 2021 set forth above.

(3)
No above market or preferential earnings are provided under our nonqualified defined contribution plans because the investment choices available under such plans are virtually identical to the investment choices available in the 401(k) Plan, which is a qualified plan. Consequently, none of the earnings reported in this table are included in the Summary Compensation Table set forth above.

(4)
Amounts reflected in this column for each NEO who participates in the plans were previously reported as compensation to the executive officer in the Summary Compensation Table as follows: Mr. Huntsman—$3,590,254, Mr. Douglas—$339,083, Mr. Hankins—$1,327,092, Mr. Stryker—$43,200, and Mr. Rogers—$117,400. We ceased contributions to the SEMPP as of August 31, 2014.

(5)
This amount includes a matching contribution of $104,000 and a 6% nondiscretionary contribution of $156,000 to the Supplemental Savings Plan.

(6)
This amount includes $3,378,710 from our Supplemental Savings Plan and $13,769,745 from the SEMPP.

(7)
This amount includes a matching contribution of $8,988 and a 6% nondiscretionary contribution of $13,481 to the Supplemental Savings Plan.

(8)
This amount includes $310,059 from our Supplemental Savings Plan and $61,245 from the SEMPP.

(9)
This amount includes a matching contribution of $14,183 and a 6% nondiscretionary contribution of $21,275 to the Supplemental Savings Plan.

(10)
This amount includes $1,580,979 from our Supplemental Savings Plan.

(11)
This amount includes a matching contribution of $43,458 and a 6% nondiscretionary contribution of $65,187 to the Supplemental Savings Plan.

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HUNTSMAN CORPORATION: PROXY STATEMENT
(12)
This amount includes $3,957,598 from our Supplemental Savings Plan and $869,485 from the SEMPP.

(13)
This amount includes a matching contribution of $7,900 to the Supplemental Savings Plan.

(14)
This amount is comprised of $84,972 from our Supplemental Savings Plan.

(15)
This amount includes a matching contribution of $7,900 and a 6% nondiscretionary contribution of $22,457 to the Supplemental Savings Plan.

(16)
This amount includes $506,081 from our Supplemental Savings Plan and $387,633 from the SEMPP.

The Supplemental Savings Plan provides for payment of benefits to a participant upon the earlier to occur of a “Change of Control” or a termination of the participant’s service. Benefits paid upon a “Change of Control” are paid in a single lump sum payment. Benefits payable upon a separation from service can be made (at the election of the participant) in either a single lump sum payment or in substantially equal installments over a period selected by the participant that does not exceed 10 years. In addition, the participant may request distribution of all, or a portion of, the amounts credited to his account upon an “Unforeseeable Emergency.” Payments upon separation from service will be delayed six months in accordance with Section 409A in the event a participant is a “specified employee” for purposes of Section 409A. The Supplemental Savings Plan was amended on September 1, 2014 to increase the eligible match to 4% of pay. Additionally, for individuals who had been participants in the MPP or SEMPP plans, we provide a 6% non-discretionary contribution to the Supplemental Savings Plan. This non-discretionary contribution was implemented to offset the effect of discontinuation of all contributions to the MPP and SEMPP plans effective August 31, 2014. Although Messrs. Douglas and Stryker were not eligible to participate in the MPP or SEMPP, Mr. Douglas was eligible to receive the 6% non-discretionary contribution because he is not a participant in our Huntsman Defined Benefit Pension Plan. Mr. Douglas was hired July 1, 2015 which was after we closed the Huntsman Defined Benefit Pension Plan to new hires on July 1, 2014. Mr. Stryker is not eligible to receive the 6% non-discretionary contribution because he is a participant in the Huntsman Defined Benefit Pension Plan.
The Supplemental Savings Plan defines a “Change of Control” as the occurrence of either of the following events:
•
Any person becomes the owner of 35% or more of our outstanding voting stock (other than certain persons affiliated with us).

•
The replacement of a majority of the Board over a two-year period except in cases where (1) such replacement is not approved by a vote of at least a majority of the incumbent Board or (2) the election or nomination of such replacement Board members is by certain of our affiliates.

In addition, any “Change of Control” must also constitute a change in control for purposes of Section 409A.
A participant will be deemed to have incurred an “Unforeseeable Emergency” if the participant suffers a severe financial hardship resulting from (1) an illness or accident with respect to the participant, the participant’s spouse or a dependent, (2) the loss of property due to casualty or (3) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the participant’s control determined by us to constitute an unforeseeable emergency for purposes of Section 409A.
The SEMPP was a nonqualified plan for senior executives that provided for benefits not allowed under the MPP due to IRS compensation and allocation limits. Employees are vested in this account upon meeting 10 years of service, upon attaining normal retirement age, death or disability, or upon termination of employment without reasonable cause. Effective September 1, 2014, we no longer make contributions to the SEMPP.
The plan provides for the payment of vested benefits upon a participant’s separation from service except to the extent the participant is a “specified employee” for purposes of Section 409A in which case benefits will be delayed six months. A participant’s benefits vest on the earlier to occur of (1) completion of 10 years of service, (2) termination on account of death, “Disability,” or on or after attainment of “Normal Retirement Age,” or (3) termination without “Reasonable Cause.” “Disability,” “Normal Retirement Age,” and “Reasonable Cause” have the same meanings as set forth above in our description of the Supplemental Executive Retirement Plan under “—Pension Benefits in 2021,” except that a “Disability” must also constitute a disability for purposes of Section 409A. Each of Messrs. Huntsman and Hankins is currently vested in his SEMPP benefit. Benefits are payable in one of the following forms elected by a participant:
•
A single lump-sum payment;

•
A single life annuity;

•
A joint and survivor annuity; or

•
Installments over a period selected by the participant not in excess of 10 years.

Participants are entitled to elect the investment of their accounts under both the Supplemental Savings Plan and the SEMPP. Although no assets may actually be invested, a participant’s benefit value is based on the gains or losses of the investments they choose. No above market or preferential earnings are provided under our nonqualified defined contribution plans because all but one of the investment choices available under the plans are identical to the investment choices available in the 401(k) Plan. In the case of the investment choice not available in the 401(k) plan, the investment is a publicly available insured fixed rate product which

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the rate of return is pre-determined by the insurance provider for a prospective 12-month period. Consequently, none of the earnings reported in the “Nonqualified Deferred Compensation in 2021” table above are included in the Summary Compensation Table for 2021. Participants may change their investment options at any time by contacting the plan record keeper.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
Our NEOs may receive compensation in connection with an involuntary termination of employment or a change of control pursuant to the terms of the following arrangements:
•
the Executive Severance Plan (in the case of the NEOs other than Mr. Huntsman);

•
the Severance Agreement with Mr. Huntsman (as amended);

•
the 2016 Huntsman Stock Incentive Plan and the Stock Incentive Plan as amended and restated effective May 8, 2014 (the “Prior Stock Incentive Plan”); and

•
other existing plans and arrangements in which our NEOs participate.

Executive Severance Plan.
Through our Executive Severance Plan, which was amended and restated by the Board of Directors on February 19, 2020 (the “Executive Severance Plan”), we provide our executive officers, including our NEOs, certain payments and benefits upon a termination without Reasonable Cause or upon a termination by the executive for Good Reason (each, a “Qualifying Termination”). In the event of a Qualifying Termination, our NEOs are entitled to the following payments and benefits: (i) a lump sum cash payment equal to two times Base Compensation, (ii) continuation of medical benefits for U.S. participants for up to 18 months following termination (which will be in the form of a lump sum cash payment equal to the COBRA premium at the time of departure multiplied by the severance period multiplied by 100%), (iii) outplacement services for a period of one year or until the participant obtains substantially comparable employment, if earlier, and (iv) a Pro-Rata Annual Bonus paid on the date that annual bonuses are paid to similarly situated participants, but in no event later than March 15 of the calendar year following the calendar year in which the Qualifying Termination occurs. The level of severance is evaluated each year.
“Base Compensation” generally means the annualized base salary of the participant in effect at termination of employment, plus the target annual bonus for the year in which the termination of employment occurs.
“Pro-Rata Annual Bonus” generally means actual bonus amount, prorated based on the number of days employed by the employer during the year of termination, payable to the participant for a given calendar year pursuant to the employer’s cash performance bonus program as in effect from time to time.
“Reasonable Cause” generally means: (1) the grossly negligent, fraudulent, dishonest, or willful violation of any law or the material violation of any of our significant policies that materially and adversely affects us, or (2) the failure of the participant to substantially perform the participant’s duties.
“Good Reason” generally means a voluntary termination of employment by the participant as a result of (1) a materially detrimental reduction or change to the job responsibilities or in the current base compensation of the participant, or (2) within a period of 12 months following a Change of Control, changing the participant’s principal place of work by more than 50 miles, in each case, which is not remedied by our Company within 30 days after receipt of notice.
A “Change of Control” is defined pursuant to the 2016 Huntsman Stock Incentive Plan and generally means the occurrence of any of the following:
•
An acquisition by any person of 20% or more of the combined voting power of our outstanding voting securities.

•
The consummation of a reorganization, merger, consolidation, or other transaction in which our stockholders do not own, immediately thereafter, more than 20% or more of the combined voting power of the resulting entity in substantially the same proportion as their stock ownership prior to the transaction.

•
The sale or disposition of all or substantially all of our assets.

•
A majority change in the incumbent directors of the Board.

•
An approval by the Board or our stockholders of a complete or substantially complete liquidation or dissolution.

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A participant is not entitled to benefits under the Executive Severance Plan if the participant is reemployed with an employer in our controlled group, if the participant refuses to sign a waiver and release of claims in our favor if requested, if the participant is entitled to severance benefits under a separate agreement or plan maintained by us, or if the Executive Severance Plan’s administrator determines the participant has violated any of the restrictive covenants set forth in the Executive Severance Plan.
Our Executive Severance Plan includes restrictive covenants, including perpetual confidentiality and non-disparagement covenants and non-competition and non-solicitation of employees and customers covenants that apply during the term of the participant’s employment and for 12 months following termination.
Severance Agreement with Mr. Huntsman.
On February 19, 2020, we and Mr. Huntsman entered into an amended and restated CEO Severance Agreement. The CEO Severance Agreement is designed to provide severance benefits following a qualifying termination of employment. During the term of this agreement, Mr. Huntsman is not eligible to participate in the Executive Severance Plan.
Pursuant to the CEO Severance Agreement, if Mr. Huntsman is terminated (i) by us other than for Reasonable Cause or (ii) by Mr. Huntsman for Good Reason, Mr. Huntsman will be entitled to the same payments and benefits specified above in the Executive Severance Plan, as well as (i) accrued annual base salary, (ii) any earned but unpaid annual bonus, and (iii) any accrued but unused vacation pay through the date of termination (collectively, the “Accrued Obligations”).
In the event Mr. Huntsman’s employment is terminated by us other than for Reasonable Cause or by him for Good Reason, in either case, within two years following a change of control, we will pay him (a) a lump sum cash amount equal to 2.9 times his then current Base Compensation, (b) Pro-Rata Annual Bonus paid on the date that annual bonuses are paid to similarly situated executives, but in no event later than March 15 of the calendar year following the calendar year in which the termination occurs, (c) the continuation of medical benefits for Mr. Huntsman for up to 18 months following termination (which will be in the form of a lump sum cash payment equal to the COBRA premium at the time of departure multiplied by the severance period multiplied by 100%), and (d) the Accrued Obligations.
Payment of any amounts described above (other than the Accrued Obligations) is contingent upon Mr. Huntsman executing (and not revoking) a release of claims in favor of Huntsman. The CEO Severance Agreement does not contain tax gross up provisions; however, the agreements do include a “best of net” provision, which provides that, if any payments or benefits to which Mr. Huntsman is entitled in connection with his termination are likely subject to the tax imposed by Section 4999 of the Internal Revenue Code, the payment will (1) be reduced such that Section 4999 does not apply or (2) paid in full, whichever produces the better net after tax position to Mr. Huntsman.
The CEO Severance Agreement utilizes the same definitions of Base Compensation, Pro-Rata Annual Bonus, and Reasonable Cause as set forth above with respect to our Executive Severance Plan. A termination for Good Reason pursuant to the CEO Severance Agreement generally means voluntary termination of employment as a result of (1) the significant detrimental reduction or change to Mr. Huntsman’s job responsibilities or in his current base compensation, or (2) a change in Mr. Huntsman’s principal place of work by more than 50 miles from his principal place of work, which is not remedied by us within 30 days after receipt of notice.
For purposes of the CEO Severance Agreement, a “change of control” generally means (1) an acquisition of beneficial ownership by an individual, entity, or group of 20% or more of our then outstanding shares of common stock or of our outstanding voting securities (subject to certain exceptions), (2) a majority change in the incumbent directors of the Board, (3) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets (subject to certain limitations), or (4) a complete liquidation or dissolution of Huntsman.
The CEO Severance Agreement includes customary restrictive covenants, including perpetual confidentiality and non-disparagement covenants and non-competition and non-solicitation of employees and customers covenants that apply during the term of Mr. Huntsman’s employment and for 12 months following termination.
Other Arrangements.   As more fully described under “—Pension Benefits in 2021” above, our executives are entitled to payments pursuant to the terms and conditions of the Huntsman Pension Plan or local variants and the Supplemental Executive Retirement Plan. In addition, pursuant to our Supplemental Savings Plan, upon a change of control (as defined in the Supplemental Savings Plan), participants, including the NEOs, may elect to receive the present value of the benefits payable to them under this plan. Amounts payable under the Supplemental Savings Plan and SEMPP are described under “—Nonqualified Deferred Compensation in 2021” above. As described under “—Pension Benefits in 2021” above, pursuant to the Huntsman Pension Scheme (U.K.), Mr. Hankins is entitled to receive annual benefits of 2∕3 of pensionable compensation. Upon a qualifying disability, Mr. Hankins’ benefits would be 75% of pensionable compensation until age 65. Mr. Hankins is entitled to a minimum death benefit equal to 66.6% of the accrued benefit and a lump sum equal to eight times pensionable compensation.

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In addition, as a citizen of the U.K., Mr. Hankins is an entitled participant in the U.K. business severance plan. At the time of a termination, payout potential from both the Executive Severance Plan and the U.K. business plan would be considered, then the plan generating the more generous payout would be used. Mr. Hankins is entitled to 12 months’ notice and U.K. statutory severance pay of $22,766. The Executive Severance Plan provides greater severance amounts than the U.K. business severance plan for Mr. Hankins in the event of a termination without “Reasonable Cause” or upon a termination by the executive for “Good Reason.”
Quantification of Potential Payments and Benefits.   The table below reflects the compensation that may be payable to or on behalf of each NEO upon a qualifying termination. All equity acceleration values have been calculated using the closing price of our stock on December 31, 2021 (the last trading day of fiscal year 2021) of $34.88. The actual amounts we will be required to disburse can only be determined at the time of the applicable circumstance.
Payment Type	Peter R. Huntsman	Philip M. Lister	Anthony P. Hankins	David M. Stryker	R. Wade Rogers
INVOLUNTARY TERMINATION WITHOUT REASONABLE CAUSE OR TERMINATION BY EXECUTIVE FOR GOOD REASON

Cash Severance	$10,540,000	$2,200,000	$4,423,769	$2,609,680	$2,061,074

Health & Welfare(1)	$39,234	$39,234	$39,234	$39,234	$39,234

Outplacement Services(2)	$8,400	$8,400	$8,400	$8,400	$8,400
TOTAL TERMINATION BENEFITS	$10,587,634	$2,247,634	$4,471,403	$2,657,314	$2,108,708
CHANGE OF CONTROL

Accelerated Equity Awards	$26,093,211(3)	$1,518,023(4)	$5,904,808(5)	$4,312,369(6)	$3,178,857(7)
INVOLUNTARY TERMINATION WITHOUT REASONABLE CAUSE OR TERMINATION BY EXECUTIVE FOR GOOD REASON FOLLOWING A CHANGE OF CONTROL

Cash Severance	$14,212,000(8)	—	—	—	—
Health & Welfare(1)	$39,234	—	—	—	—
TOTAL TERMINATION BENEFITS	$14,251,234	—	—	—	—

(1)
In the case of an involuntary termination without Reasonable Cause or for Good Reason, calculated by multiplying 100% of the employer and employee monthly premiums payable with respect to the health care coverage elected by the executive as of December 31, 2021 by 18.

(2)
We contract with a third-party provider for 12 months of outplacement services. To the extent these services might be utilized, we expect our cost would be as set forth herein.

(3)
Any acceleration of vesting of long-term equity incentive awards held by Mr. Huntsman requires the approval of the Compensation Committee, which we assume for purposes of this table would have occurred on December 31, 2021. An acceleration of Mr. Huntsman’s 281,856 unvested shares of restricted stock would have an estimated value of $9,831,137 and 388,659 target unvested performance share units would have an estimated value of $13,556,426. In addition, an acceleration of Mr. Huntsman’s 210,181 unvested options would have an estimated value of $2,705,648 on December 31, 2021.

(4)
Any acceleration of vesting of long-term equity incentive awards held by Mr. Lister requires the approval of the Compensation Committee, which we assume for purposes of this table would have occurred on December 31, 2021. An acceleration of Mr. Lister’s 22,286 unvested shares of restricted stock would have an estimated value of $777,336 and 11,479 target unvested performance share units would have an estimated value of $400,388. In addition, an acceleration of Mr. Lister’s 13,673 unvested options would have an estimated value of $340,300 on December 31, 2021.

(5)
Any acceleration of vesting of long-term equity incentive awards held by Mr. Hankins requires the approval of the Compensation Committee, which we assume for purposes of this table would have occurred on December 31, 2021. An acceleration of Mr. Hankins’ 65,482 unvested shares of restricted stock would have an estimated value of $2,284,012 and 87,347 target unvested performance share units would have an estimated value of $3,046,663. In addition, an acceleration of Mr. Hankins’ 44,397 unvested options would have an estimated value of $574,132 on December 31, 2021.

(6)
Any acceleration of vesting of long-term equity incentive awards held by Mr. Stryker requires the approval of the Compensation Committee, which we assume for purposes of this table would have occurred on December 31, 2021. An acceleration of Mr. Stryker’s 47,105 unvested shares of restricted stock would have an estimated value of $1,643,022 and 63,978 target unvested performance share units would have an estimated value of $2,231,553. In addition, an acceleration of Mr. Stryker’s 33,905 unvested options would have an estimated value of $437,794 on December 31, 2021.

(7)
Any acceleration of vesting of long-term equity incentive awards held by Mr. Rogers requires the approval of the Compensation Committee, which we assume for purposes of this table would have occurred on December 31, 2021. An acceleration of Mr. Rogers’ 35,215 unvested shares of restricted stock would have an estimated value of $1,228,299 and 46,921 target unvested performance share units would have an estimated value of $1,636,604. In addition, an acceleration of Mr. Rogers’ 24,214 unvested options would have an estimated value of $313,953 on December 31, 2021.

(8)
In the event of an involuntary termination following a change of control, this amount is equal to (a) 2.9 times Mr. Huntsman’s Base Compensation, (b) Pro-Rata Annual Bonus, and (c) the continuation of medical benefits for Mr. Huntsman for up to 18 months following termination. See “—Severance Agreement with Mr. Huntsman.”

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EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information regarding our equity compensation plans as of December 31, 2021.
	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)
Plan Category	(#)(1)	($)	(#)
Equity compensation plans approved by security holders as of December 31, 2021(2)	6,391,934	$21.62	6,702,009

Equity compensation plans not approved by security holders:	—	—	—

(1)
Includes 4,051,646 outstanding options and 2,340,288 undelivered full value awards (including 1,515,976 outstanding performance share units at the maximum level, 367,018 unvested phantom shares, and 457,294 vested stock units). If performance share units were delivered at target, this figure would include 4,051,646 outstanding options and 1,582,300 undelivered full value awards (including 757,988 outstanding performance share units, 367,018 unvested phantom shares, and 457,294 vested stock units). Does not include 961,588 shares of unvested restricted stock.

(2)
Initially, there were approximately 8,225,000 shares available for issuance under the 2016 Stock Incentive Plan. However, the number of shares available for issuance may be adjusted to include any shares surrendered, exchanged, forfeited or settled in cash pursuant to our Prior Stock Incentive Plan.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Messrs. Wayne A Reaud, Nolan D. Archibald and Daniele Ferrari each served on the Compensation Committee during 2021. Mr. Ferrari served as Division President, Performance Products of Huntsman Corporation from 2008 to 2011. None of the members of the Compensation Committee was an officer or employee of our Company during 2021 or had any substantial business dealings with our Company or any of its subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or the Compensation Committee of our Company.
CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Peter R. Huntsman, our CEO.
For 2021, our last completed fiscal year:
•
The median of the annual total compensation of all employees of our Company (other than Mr. Huntsman) was $94,993; and

•
The annual total compensation of Mr. Huntsman, as reported in the 2021 Summary Compensation Table included in this Proxy Statement, was $14,066,141.

•
Based on this information, for 2021 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was reasonably estimated to be 148 to 1.

SEC rules allow us to identify our median employee once every three years unless there has been a change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change in our pay ratio disclosure. Accordingly, our 2021 CEO pay ratio is calculated utilizing the same median employee identified in 2020. In determining that it was still appropriate to utilize our 2020 median employee for this disclosure, we considered the changes to our global employee population and compensation programs during 2021, as well as the absence of a material change in that employee’s job description or compensation during 2021.
To identify the median employee in 2020, we took the following steps:
•
We selected December 31, 2020, the last day of our 2020 payroll year, as the determination date for purposes of identifying the median employee.

•
Our total global workforce, as of December 31, 2020, consisted of approximately 9,580 individuals working at our Company and consolidated subsidiaries.

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•
As permitted by SEC rules, we excluded approximately 478 non-U.S. employees (representing less than 5% of our total global workforce as if December 31, 2020) from the employee pool used to determine our median employee. The table below identifies (1) the jurisdictions from which those employees were excluded and (2) the approximate number of employees in each jurisdiction.

Jurisdiction	Number of Employees
Argentina	23

Australia	30

Austria	1

Bangladesh	10

Chile	2

Colombia	61

Czechia	45

Egypt	1

El Salvador	2

France	22

Guatemala	35

Honduras	12

Hong Kong	25

Japan	26

Kazakhstan	2

Lithuania	1

Luxembourg	3

Pakistan	10

Poland	11

Republic of Korea	22

Serbia	1

Spain	64

Sri Lanka	1

Sweden	4

Ukraine	2

United Arab Emirates	22

Vietnam	40
Total	478

•
Our employee population, after accounting for the 5% “de minimis exemption” adjustment as described above, consisted of approximately 9,102 individuals.

•
We used a consistently applied compensation measure to identify our median employee by comparing the actual non-discretionary compensation (inclusive of salaries and wages) reflected in our payroll records as reported to local tax authorities for 2020. We did not make any cost-of-living adjustments in identifying the median employee.

We combined all elements of our median employee’s compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S K, resulting in annual total compensation of $94,993. The difference between such employee’s salary and wages and the employee’s annual total compensation represents (i) the estimated value of such employee’s health care benefits (estimated for the employee and such employee’s eligible dependents at $5,850); (ii) contributions in the amount of $7,418 that we made on the employee’s behalf to our pension plan in 2021; and (iii) $15,751 representing the estimated change in annualized value of our pension plan for our median employee.

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PART 6
AUDIT COMMITTEE MATTERS

FEES BILLED BY DELOITTE & TOUCHE LLP AND AFFILIATES
The following table shows the aggregate fees billed by Deloitte & Touche LLP, Deloitte Tax LLP and the member firms of Deloitte Touche Tohmatsu Limited in each of the last two fiscal years for the services indicated (dollars in millions):
	2021	2020
Audit Fees(1)	$6.2	$6.1

Audit-Related Fees(2)	$0.3	$0.7

Tax Fees(3)	$2.9	$4.0

All Other Fees(4)	$0.1	$0.3
Total	$9.5	$11.1

(1)
Includes primarily fees associated with annual integrated audit of Huntsman Corporation and annual financial statement audit of Huntsman International LLC, reviews of Quarterly Reports on Form 10-Q, a joint venture audit and statutory audits required internationally.

(2)
Includes fees associated with services related to due diligence advisory services regarding the potential acquisition of certain assets.

(3)
Includes fees associated with services related to preparation or review of original and amended US federal, state, local and non US income and franchise tax returns; transfer pricing services (US and Non-US); US federal, state, local and non US tax planning, consultation, assistance and advice; tax controversy services in connection with the examination of US federal, state, local and non-US income tax returns through the administrative appellate level; general tax consultation pertaining to ad hoc questions, including technical advice and research pertaining to specific transactions; VAT and similar taxes tax return preparation and/or consultation; customs and duties tax return preparation and/or consultation; employee benefits plan consultation and/or tax return preparation; excise tax compliance and planning; international tax planning and restructuring; withholding tax planning and compliance; tax authority ruling requests and planning; payroll tax planning; state credits and incentives; and R&D tax credit study and supporting documentation.

(4)
Includes fees for other services related to engagements regarding the Company’s (a) sustainability reporting and future attestation reporting and (b) the separation of the Advanced Materials do-it-yourself (DIY) business in India.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee has, by resolution, adopted policies and procedures regarding pre-approval of the performance by Deloitte & Touche LLP and affiliates of certain audit and non-audit services. Deloitte & Touche LLP and affiliates may not perform any service enumerated in Section 201(a) of the Sarbanes-Oxley Act of 2002, except as may otherwise be provided by law or regulation. Deloitte & Touche LLP and affiliates may not perform any service unless the approval of the Audit Committee is obtained prior to the performance of the services, except as may otherwise be provided by law or regulation. The Audit Committee has pre-approved the performance by Deloitte & Touche LLP and affiliates of certain audit and accounting services, certain tax services, and, provided that fees do not exceed $250,000 per individual project, certain other tax services and audit-related services. The Audit Committee has delegated to the committee chair the power to pre-approve services beyond those previously described, provided that no services may be approved that are prohibited pursuant to Section 201(a) of the Sarbanes Oxley Act of 2002 or that appear reasonably likely to compromise the independence of Deloitte & Touche LLP. Any pre-approval granted by the chair is reviewed by the Audit Committee at its next regularly scheduled meeting. In addition, the Audit Committee receives a report annually detailing the prior year’s expenditures, consistent with the SEC’s accountant fee disclosure requirements.
The Audit Committee has approved all audit and permissible non-audit services prior to such services being provided by Deloitte & Touche LLP and affiliates in accordance with these procedures.

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AUDIT COMMITTEE REPORT
The Audit Committee of the Board (the “Committee”) assists the Board in fulfilling its oversight responsibilities with respect to the external financial reporting process and the adequacy of Huntsman’s internal controls over financial reporting and related disclosure controls and procedures, areas for which management has primary responsibility. Specific responsibilities of the Committee are set forth in the Audit Committee Charter, a copy of which can be found on Huntsman’s website at www.huntsman.com.
The independent registered public accounting firm is responsible for expressing an opinion on the conformity of Huntsman’s audited financial statements with accounting principles generally accepted in the United States and for issuing its report on Huntsman’s internal control over financial reporting. All audit and non-audit services provided to Huntsman by the independent registered public accounting firm are pre-approved by the Committee or by the Chair of the Committee pursuant to delegated authority, and the Committee considers the compatibility of such non-audit services with the independent registered public accounting firm’s independence.
The Committee evaluates the performance of the independent registered public accounting firm each year and determines whether to re-engage the current firm or consider other audit firms. In doing so, the Committee considers the quality of the services provided by the independent registered public accounting firm, along with their capabilities, technical expertise, and knowledge of Huntsman’s operations and industry. Based on these evaluations, the Committee decided to engage Deloitte & Touche LLP as Huntsman’s independent registered public accounting firm for the year ending December 31, 2022. Although the Committee has the sole authority to appoint the independent registered public accounting firm, the Committee has continued its long-standing practice of recommending that the Board ask stockholders to ratify the appointment of the registered public accounting firm at Huntsman’s annual meeting of stockholders.
The Committee has reviewed and discussed Huntsman’s audited financial statements for the year ended December 31, 2021 with Huntsman’s management. The Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence.
Based on the review and discussions referred to in the preceding paragraph, the Committee recommended to the Board that Huntsman’s audited financial statements for the year ended December 31, 2021 be included in Huntsman’s Annual Report on Form 10-K for the year ended December 31, 2021.
AUDIT COMMITTEE,
Jeanne McGovern, Chair (member since February 2021)
Mary C. Beckerle
M. Anthony Burns
Sonia Dulá (member from February 2021 – January 2022)
Sir Robert J. Margetts
Jan E. Tighe

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PART 7
PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL 1—ELECTION OF DIRECTORS
Our business affairs are managed under the direction of our Board. The Board was composed of 14 members immediately prior to the Annual Meeting. As previously announced, Nolan D. Archibald, M. Anthony Burns, Sir Robert J. Margetts and Wayne A. Reaud, four directors who currently serve on our Board and whose current terms expire at the Annual Meeting, are retiring from our Board and are not seeking re-election. Therefore, the size of the Board will decrease from 14 to 10 directors, with 10 directors to be elected at the Annual Meeting.
All directors are elected or appointed to serve until the Annual Meeting. The Governance Committee has recommended, and the Board has nominated, Peter R. Huntsman, Dr. Mary C. Beckerle, Sonia Dulá, Curtis E. Espeland, Cynthia L. Egan, Daniele Ferrari, Jeanne McGovern, José Muñoz, David B. Sewell and Retired Vice Admiral Jan E. Tighe for election. For additional information regarding the Board’s director nominees, please see the “Board of Directors—Director Nominees” section of this Proxy Statement. Each elected director will serve until our 2023 Annual Meeting, until a successor is elected and qualified, or until his or her earlier death, resignation or retirement.
Starboard has provided notice to the Company of their intent to nominate up to four director candidates for election to the Board at the Annual Meeting. As a result, the election of directors at the Annual Meeting will be contested, with the 10 director nominees receiving the most “For” votes being elected to the Board. Our Board urges you to disregard any materials, and not to sign, return or vote on any blue proxy card that may be sent to you by or on behalf of Starboard. Instead, our Board encourages you to vote “FOR ALL” of the Board’s nominees by using the enclosed WHITE proxy card and to disregard any materials that may be sent to you by or on behalf of Starboard.
You may not cumulate your votes in the election of directors. If you are a street name stockholder and you do not provide your brokerage firm with voting instructions, your brokerage firm may not cast votes with respect to the shares that you beneficially own. Abstentions, withhold votes and any broker non-votes will not affect the outcome of the vote on the election of a director.
Unless otherwise indicated on the WHITE proxy, the persons named as proxies in the enclosed WHITE proxy will vote FOR each of the director nominees listed above. If for some reason any of the Board’s director nominees are unable to serve, or for good cause will not serve if elected, the persons named as proxies may vote for a substitute nominee recommended by the Board and, unless you indicate otherwise on the WHITE proxy card, your shares will be voted in favor of the Board’s remaining nominees. In the alternative, the Board may instead reduce the number of directors comprising the Board, as permitted by the Bylaws. If any substitute nominees are designated prior to the Meeting, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by the rules of the SEC.
THE BOARD RECOMMENDS VOTING ON THE WHITE PROXY CARD
“FOR ALL” OF THE NOMINEES RECOMMENDED BY OUR BOARD

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HUNTSMAN CORPORATION: PROXY STATEMENT
PROPOSAL 2—NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Pursuant to Section 14A of the Exchange Act, we are submitting a proposal to our stockholders for a non-binding advisory vote to approve the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. This say-on-pay proposal gives our stockholders the opportunity to express their views on the compensation of our NEOs. Currently, our stockholders are given the opportunity to cast an advisory vote on this topic annually, with the next opportunity occurring in connection with our 2023 Annual Meeting.
The guiding principles of our compensation policies and decisions include aligning each executive’s compensation with our Company’s business strategy and the interests of our stockholders and providing incentives intended to attract, motivate and retain key executives who are important to our long-term success. We view pay for performance as a critical element of our overall executive compensation philosophy. Consistent with this philosophy, a significant portion of the total compensation for each of our NEOs is related to our earnings and to other performance factors that are intended to measure our progress against the goals of our strategic and operating plans and the long-term performance of our common stock.
When casting your advisory say-on-pay vote, we urge you to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how our compensation design and practices are intended to reflect our compensation philosophy. The Compensation Committee and the Board believe that our compensation practices effectively implement our guiding principles.
The advisory say-on-pay vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the principles, policies and practices described in this Proxy Statement. Accordingly, the following resolution is submitted for stockholder vote at the Annual Meeting:
“RESOLVED, that the stockholders of Huntsman Corporation approve, on a non-binding advisory basis, the compensation of its named executive officers as disclosed in the Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and other related tables and disclosures.”
Approval of this proposal requires approval by holders of a majority of the shares present (in person or represented by proxy) and entitled to vote at the Annual Meeting. Abstentions will be treated as votes against this proposal. If you are a street name stockholder and you do not provide your brokerage firm with voting instructions, your brokerage firm may not cast votes with respect to the shares that you beneficially own. Broker non-votes, if any, will have no effect on the vote.
While this vote is required by law, the result (1) will not be binding on our Company, the Board or the Compensation Committee, (2) will not overrule any decisions made by the Board or the Compensation Committee, and (3) will not require the Board or the Compensation Committee to take any specific action. Nevertheless, the Board and the Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our NEOs. In particular, to the extent there is any significant vote against our NEOs’ compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
THE BOARD RECOMMENDS VOTING ON THE WHITE PROXY CARD “FOR” THE ADVISORY VOTE
TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

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HUNTSMAN CORPORATION: PROXY STATEMENT
PROPOSAL 3—RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ending December 31, 2022. Deloitte & Touche LLP has served as our auditor since 1984. The Audit Committee has been advised by Deloitte & Touche LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in us or our subsidiaries. As a matter of good corporate governance, the Audit Committee has determined to submit its selection of Deloitte & Touche LLP to stockholders for ratification.
The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm will require approval by holders of a majority of the shares present (in person or represented by proxy) and entitled to vote at the Annual Meeting. Abstentions will be treated as votes against this proposal. If you are a street name stockholder and to the extent your broker or other nominee has forwarded you Starboard’s proxy materials, your brokerage firm may not cast votes with respect to the shares that you beneficially own if you do not provide your brokerage firm with voting instructions. Broker non-votes, if any, will have no effect on the vote.
If the selection of the independent registered public accounting firm is not ratified, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interest of our Company and our stockholders.
One or more representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting and will be available to respond to appropriate questions and, if they desire, will have an opportunity to make a statement.
THE BOARD RECOMMENDS VOTING ON THE WHITE PROXY CARD “FOR” THE RATIFICATION
OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022

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HUNTSMAN CORPORATION: PROXY STATEMENT
PROPOSAL 4—STOCKHOLDER PROPOSAL TO LOWER OWNERSHIP THRESHOLD FOR SPECIAL MEETING OF STOCKHOLDERS TO 10%
The following stockholder proposal has been submitted to us for action at the Annual Meeting by John Chevedden. This proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of Mr. Chevedden. In accordance with applicable proxy regulations, Mr. Chevedden’s proposed resolution and supporting statement are set forth below in the form that we received them, with the graphic added at his request:
Proposal 4—Shareholder Right to Call for a Special Shareholder Meeting
Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting.
One of the main purposes of this proposal is to give shareholders the right to formally participate in calling for a special shareholder meeting regardless of their length of stock ownership to the fullest extent possible.
It is important to adopt this proposal because all Huntsman shares not held for one continuous year are 100% disqualified from formally participating in the call for a special shareholder meeting. Under this ill-conceived rule management discriminates against shareholders who bought Huntsman stock during the past 12 months.
Such shareholders are now second-class shareholders as far as having input to management. And shareholders who recently made the investment decision to buy Huntsman stock or increase their holdings can be the most informed shareholders.
This proposal is also more important to Huntsman shareholders because we do not have a right to act by written consent. Many companies provide for shareholders to have both the right to call a special shareholder meeting and a right to act by written consent.
Plus Huntsman shareholders gave 43%-support to a 2021 shareholder proposal to provide for a shareholder right to act by written consent. This 43%-support may have represented 51%-support from the shares that have access to independent proxy voting advice and are not forced to rely on biased management voting advice.
Special shareholder meetings allow shareholders to vote on important matters, such as electing new directors with special expertise or independence that may be lacking in our current or future directors as was the case with the 3 new Exxon directors supported by the Engine No. 1 hedge fund at the 2021 Exxon annual meeting.
Our management is best served by providing the means for 10% of shareholders, who may have special expertise, to bring emerging opportunities or solutions to problems to the attention of management and all shareholders.
A reasonable shareholder right to call for a special shareholder meeting can make shareholder engagement meaningful. If management is insincere in its shareholder engagement, a right for shareholders to call for a special meeting can make management think twice about insincerity.
It is important to remember that management can abruptly discontinue any shareholder engagement program if it fails to give mostly cheerleading input to management. A more reasonable shareholder right to call for a special shareholder meeting will help ensure that management engages with shareholders in good faith because shareholders will have a viable Plan B as an option.
Please vote yes:
Special Shareholder Meeting Improvement—Proposal 4
THE BOARD RECOMMENDS VOTING ON THE WHITE PROXY CARD
“AGAINST” THE STOCKHOLDER PROPOSAL

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HUNTSMAN CORPORATION: PROXY STATEMENT
BOARD OF DIRECTORS’ STATEMENT IN OPPOSITION
The Board of Directors has carefully considered this proposal and concluded the adoption of this proposal is not only unnecessary, but also not in the best interest of the Company and its stockholders.
The Board therefore recommends voting on the WHITE proxy card AGAINST Proposal 4 for the following reasons:
Our Existing Corporate Governance Structure Provides Sufficient Opportunities for Stockholder Action
Huntsman has long been committed to good corporate governance. Our Board understands it is important for stockholders to have the right to call a special meeting, a right that Huntsman recently expanded as part of our regular ongoing review of corporate governance. With the recent enhancements, stockholders holding at least 15% of outstanding shares of capital stock can call a special meeting.
Board’s Recent Action to Lower Special Meeting Threshold

On October 28, 2020, based on management’s recommendation, our Board approved an amendment to our Bylaws that lowered the ownership threshold to call a Special Meeting of Stockholders to 15% of outstanding shares of capital stock.
Our Bylaws previously contained a 25% ownership threshold for requesting a special meeting of stockholders. After carefully considering our corporate governance practices, previous results from our stockholder proposals, and benchmarking of other companies’ practices, our Board and management concluded that a 15% threshold was appropriate. The Board believes the 15% ownership threshold more appropriately strikes a balance between enhancing stockholder access and mitigating the potential harms associated with allowing a small number of stockholders, whose interests may not align with the broader consensus of stockholders, to call special meetings.

Our Board continues to believe that having a special meeting right at 15% provides both meaningful and sufficient opportunity for stockholder action, as it provides stockholders with the ability to act between annual meetings while preventing a single stockholder (or small group of stockholders) from acting without broad stockholder support.
Special Meetings Should Not Be an Ordinary Process
Our Board believes that requesting and holding a special meeting should not be an ordinary process. Special meetings can cause Huntsman to incur substantial expenses and can be potentially disruptive to Huntsman’s normal business operations and to long-term stockholder interests. Because our Board and management must divert time and resources away from providing independent oversight and executing on our strategic plans, respectively, in order to conduct such a meeting, the Board believes that special meetings of stockholders should be extraordinarily rare events.
In the Board’s view, requesting a special meeting is appropriate only when a reasonable number of stockholders believe a matter is sufficiently urgent or extraordinary that it must be addressed between annual meetings. Accordingly, our Board believes the stock ownership threshold to call special meetings must strike a balance between empowering stockholders’ ability to call a special meeting in appropriate circumstances and mitigating the risk that stockholders with special interests could call special meetings to promote agenda items relevant to particular constituencies and not in the best interests of all stockholders.
We have a strong corporate governance structure and record of accountability
Our Board values stockholder feedback and has taken several actions to promote effective corporate governance demonstrating responsiveness to the views and concerns of stockholders, including:
•
Substantial Board Refreshment: Eight new independent directors have been appointed since 2018 including four women and two ethnically diverse directors, and four directors will be transitioning off the Board at the 2022 Annual Meeting.

•
Transitioned Independent Board Leadership: In addition to the structural protections outlined here, stockholder interests are overseen by a strong, independent Board responsible for the oversight of management, including our CEO. Effective leadership is also provided by a Lead Independent Director with expansive oversight authorities and responsibilities. On January 1, 2022, the Board appointed Cynthia L. Egan as new Lead Independent Director, Non-Executive Vice Chair of the Board and Chair of the Nominating and Corporate Governance Committee and added Sonia Dulá as a member of the Compensation Committee with the intent she becomes Chair on or before the 2022 Annual Meeting.

87	HUNTSMAN 2022 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT
•
Proxy Access: In 2016, in response to a stockholder proposal, we adopted a proxy access provision that allows a stockholder or group of stockholders, who comply with certain requirements, to nominate candidates for service on our Board and include those candidates in our proxy materials.

•
Majority Vote Requirements: Our stockholders have the ability to amend our Bylaws, Charter, and approve mergers by a simple majority vote.

•
Majority Voting Standard in director elections: Our governing documents provide for majority voting in uncontested director elections, as well as a Director Resignation policy.

•
Annually elected Board: All members of the Board are elected on an annual basis.

Our Board believes that Huntsman’s governance practices, which are more fully outlined in the “Corporate Governance—Corporate Governance Highlights” section of this Proxy Statement demonstrate and promote accountability and advance long-term value creation.
Summary
The Board of Directors believes that adoption of the proposal is unnecessary because of our commitment to good corporate governance and the existing right of stockholders to call special meetings at the 15% threshold.
THE BOARD RECOMMENDS VOTING ON THE WHITE PROXY CARD “AGAINST” THIS PROPOSAL
TO LOWER OWNERSHIP THRESHOLD FOR SPECIAL MEETING OF STOCKHOLDERS TO 10%

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HUNTSMAN CORPORATION: PROXY STATEMENT
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2023 ANNUAL MEETING
STOCKHOLDER PROPOSALS TO BE INCLUDED IN NEXT YEAR’S PROXY STATEMENT
Pursuant to the various rules promulgated by the SEC, stockholders interested in submitting a proposal to be considered for inclusion in our proxy materials and for presentation at the 2023 Annual Meeting may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, to be eligible for inclusion in our proxy materials, stockholder proposals must be received by our Corporate Secretary at our principal executive offices (located at 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or to CorporateSecretary@huntsman.com) no later than October 20, 2022.
DIRECTOR NOMINATIONS TO BE INCLUDED IN NEXT YEAR’S PROXY STATEMENT
Our Bylaws allow eligible stockholders to nominate a candidate for election to our Board for inclusion in our proxy materials in accordance with the “proxy access” provisions of our Bylaws, which are contained in Section 2.14. The “proxy access” provisions allow a stockholder, or a group of up to 20 stockholders (with funds having specified relationships constituting a single stockholder), who own (as defined in our Bylaws) three percent or more of our outstanding common stock continuously for at least three years, to nominate and include in our proxy materials director candidates constituting up to two directors or 20% of the Board (rounded down to the nearest whole number), whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws (including similar information requirements to those set forth in Section 2.8 of our Bylaws). If a stockholder or group of stockholders wishes to nominate one or more director candidates to be included in the Company’s proxy statement for the 2023 Annual Meeting pursuant to these proxy access provisions in Section 2.14 of our Bylaws, written notice must be received by the Corporate Secretary at c/o Corporate Secretary, Huntsman Corporation, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 no earlier than the close of business on November 25, 2022 and no later than the close of business on December 23, 2022. However, if the date of the 2023 Annual Meeting is more than 30 days before or more than 70 days after the first anniversary of the date of the Annual Meeting, such written notice must be received by the Corporate Secretary at c/o Corporate Secretary, Huntsman Corporation, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 no later than the close of business on the later of the 120th day prior to the date of the 2023 Annual Meeting or the 10th day following the date we first publicly announce the date of 2023 Annual Meeting. Any such notice must also comply with the timing, disclosure, procedural and other requirements as set forth in our Bylaws.
DIRECTOR NOMINATIONS AND STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE 2023 ANNUAL MEETING
Stockholders who wish to nominate one or more individuals to serve as directors or to bring a proposal of business before the 2023 Annual Meeting (other than nominations pursuant to the “proxy access” provisions of our Bylaws or a shareholder proposal in accordance with Rule 14a-8), must be a stockholder of record and must notify in writing our Corporate Secretary and provide the information required by Section 2.8 of our Bylaws. The notice must be delivered to, or mailed and received at, c/o Corporate Secretary, Huntsman Corporation, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 no earlier than the close of business on November 25, 2022 and no later than the close of business on December 23, 2022. However, if the date of our 2023 Annual Meeting is more than 30 days before or more than 70 days after the first anniversary of the date of the Annual Meeting, then such notice must be delivered to, or mailed and received at, c/o Corporate Secretary, Huntsman Corporation, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 no earlier than the close of business on the 120th calendar day prior to the date of the 2023 Annual Meeting and not later than the close of business on the later of the 90th calendar day prior to the date of the 2023 Annual Meeting or the 10th calendar day following the calendar day on which public announcement of the date of 2023 Annual Meeting is first made by us. Any such notice must also comply with the timing, disclosure, procedural and other requirements as set forth in our Bylaws. For additional information about stockholder nominations and proposals, see “Corporate Governance—Director Nomination Process.”

89	HUNTSMAN 2022 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT
PART 8
ADDITIONAL INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information regarding beneficial ownership of our common stock as of February 1, 2022 by:
•
each person who we know owns beneficially more than 5% of our common stock;

•
each of our directors and nominees;

•
each of our NEOs; and

•
all of our executive officers and directors as a group.

Under the regulations of the SEC, shares are generally deemed to be “beneficially owned” by a person if the person directly or indirectly has or shares voting power or investment power (including the power to dispose) over the shares, whether or not the person has any pecuniary interest in the shares, or if the person has the right to acquire voting power or investment power of the shares within 60 days, including through the exercise of any option, warrant or right. In accordance with the regulations of the SEC, in computing the number of shares of common stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of common stock subject to options or other rights held by the person that are currently exercisable or exercisable within 60 days of February 1, 2022. We did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
	Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Shares	Percent(2)
5% OR MORE BENEFICIAL OWNERS:

The Vanguard Group, Inc.(3)	20,185,573	9.4%

Starboard Value LP(4)	18,817,818	8.8%

BlackRock, Inc.(5)	12,625,053	5.9%

DIRECTORS AND NAMED EXECUTIVE OFFICERS:

Peter R. Huntsman(6)	9,372,652	4.3%

Nolan D. Archibald(7)	617,290	*

Mary C. Beckerle(8)	56,657	*

M. Anthony Burns	90,174	*

Sonia Dulá	9,174	*

Cynthia L. Egan(9)	9,199	*

Curtis E. Espeland	—	*

Daniele Ferrari(10)	21,766	*

Sir Robert J. Margetts(11)	86,510	*

José Muñoz	—	*

Jeanne McGovern	4,439	*

Wayne A. Reaud(12)	1,554,186	*

David B. Sewell	—	*

Jan E. Tighe(13)	16,695	*

Philip M. Lister(14)	66,680	*

Sean Douglas(15)	342,831	*

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HUNTSMAN CORPORATION: PROXY STATEMENT
	Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Shares	Percent(2)
Anthony P. Hankins(16)	842,048	*

David M. Stryker(17)	459,370	*

R. Wade Rogers(18)	490,590	*

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (22 persons)(6)(19)	14,204,381	6.5%

*
Less than 1%

(1)
Unless a different address is specified below or in Appendix A, the address of each beneficial owner is c/o Huntsman Corporation, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 and such beneficial owner has sole voting and dispositive power over such shares.

(2)
Based upon an aggregate of 214,526,168 shares of common stock outstanding on as of February 1, 2022.

(3)
As reported in the Schedule 13G/A filed with the SEC on February 10, 2022 by The Vanguard Group, Inc. Based on such filing, The Vanguard Group, Inc. shared voting power over 104,277 of the reported shares, sole dispositive power over 19,900,456 of the reported shares and shared dispositive power over 285,117 of the reported shares. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(4)
As reported in the Schedule 13D/A filed with the SEC on January 12, 2022 by Starboard Value LP. Based on such filing, Starboard Value and Opportunity Master Fund Ltd (“Starboard V&O Fund”) has sole voting and dispositive power with respect to 8,174,516 of the reported shares. Starboard Value and Opportunity S LLC (“Starboard S LLC”) has sole voting and dispositive power with respect to 1,390,834 of the reported shares. Starboard Value and Opportunity C LP (“Starboard C LP”) has sole voting and dispositive power with respect to 830,599 of the reported shares. Starboard P Fund LP (“Starboard P LP”) has sole voting and dispositive power with respect to 1,267,328 of the reported shares. Starboard Value and Opportunity Master Fund L LP (“Starboard L Master”) has sole voting and dispositive power with respect to 581,804 of the reported shares. Starboard Leaders Echo II LLC (“Starboard Echo II LLC”) has sole voting and dispositive power with respect to 190,258 of the reported shares. Starboard X Master Fund Ltd (“Starboard X Master”) has sole voting and dispositive power with respect to 1,787,656 of the reported shares. Starboard G Fund L.P. (“Starboard G LP”) has sole voting and dispositive power with respect to 2,727,115 of the reported shares. Starboard Value P GP LLC (“Starboard P GP”) is the general partner of Starboard P LP. Starboard Value R LP (“Starboard R LP”) is the general partner of Starboard C LP and the managing member of Starboard P GP. Starboard Value L LP (“Starboard L GP”) is the general partner of Starboard L Master. Starboard Value R GP LLC (“Starboard R GP”) is the general partner of Starboard R LP and Starboard L GP. Starboard Leaders Fund LP (“Starboard Leaders Fund”) is a member of Starboard Echo II LLC. Starboard Value A LP (“Starboard A LP”) is the general partner of Starboard Leaders Fund and the managing member of Starboard Echo II LLC and Starboard Value G GP, LLC. Starboard Value A GP LLC (“Starboard A GP”) is the general partner of Starboard A LP. Starboard Value G GP, LLC (“Starboard G GP”) is the general partner of Starboard G LP. Starboard Value LP is the investment manager of Starboard V&O Fund, Starboard C LP, Starboard P LP, Starboard L Master, Starboard Echo II LLC, Starboard Leaders Fund, Starboard X Master, Starboard G LP and of a certain managed account (the “Starboard Value LP Account”) and the manager of Starboard S LLC. Starboard Value GP LLC (“Starboard Value GP”) is the general partner of Starboard Value LP. Starboard Principal Co LP (“Principal Co”) is a member of Starboard Value GP. Starboard Principal Co GP LLC (“Principal GP”) is the general partner of Principal Co. Jeffrey C. Smith and Peter A. Feld, as members of Principal GP and as members of the Management Committees of Starboard Value GP and Principal GP, may be deemed the beneficial owners of (i) 8,174,516 shares owned by Starboard V&O Fund, (ii) 1,390,834 shares owned by Starboard S LLC, (iii) 830,599 shares owned by Starboard C LP, (iv) 1,267,328 shares owned by Starboard P LP, (v) 581,804 shares owned by Starboard L Master, (vi) 190,258 shares owned by Starboard Echo II LLC, (vii) 1,787,656 shares owned by Starboard X Master, (viii) 2,727,115 shares owned by Starboard G LP, and (ix) 1,867,708 Shares held in the Starboard Value LP Account. The address of the principal office of Starboard Value LP and Messrs. Smith and Feld is 777 Third Avenue, 18th Floor, New York, New York 10017.

(5)
As reported in the Schedule 13G/A filed with the SEC on February 3, 2022 by BlackRock, Inc. Based on such filing, BlackRock, Inc. has sole voting power over 11,697,684 of the reported shares and sole dispositive power over 12,625,053 of the reported shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(6)
Includes options to purchase 1,604,019 shares of common stock that are exercisable within 60 days of February 1, 2022. Also includes the following shares of which Mr. Huntsman may be deemed to be the beneficial owner: (a) 191,000 shares that are held by his spouse as Uniform Gifts to Minors Act custodian for six of Mr. Huntsman’s children, (b) 843,657 that are held by his spouse as Utah Uniform Transfers to Minors Act custodian for each of Mr. Huntsman’s eight children, and (c) 933,328 shares held by P&B Capital, L.C. for which he and his spouse are the only managers and members. Mr. Huntsman expressly disclaims beneficial ownership of any shares held by his spouse.

(7)
Includes 96,479 vested stock units, the shares underlying that will be deliverable upon termination of service.

(8)
Includes 51,584 vested stock units, the shares underlying that will be deliverable upon termination of service.

(9)
Includes 9,174 vested stock units, the shares underlying that will be deliverable upon termination of service.

(10)
Includes 21,766 vested stock units, the shares underlying that will be deliverable upon termination of service.

(11)
Includes 86,510 vested stock units, the shares underlying that will be deliverable upon termination of service.

(12)
Includes 175,086 vested stock units, the shares underlying that will be deliverable upon termination of service.

(13)
Includes 16,695 vested stock units, the shares underlying that will be deliverable upon termination of service.

(14)
Includes options to purchase 37,880 shares of common stock that are exercisable within 60 days of February 1, 2022.

(15)
Based on information received from Mr. Douglas as of February 8, 2022. Includes options to purchase 165,841 shares of common stock that are exercisable within 60 days of February 1, 2022. Also includes 15,100 shares that are held by the Sean Douglas Family Trust, dated May 9, 2001, of which Mr. Douglas may be deemed to be the beneficial owner by virtue of being the trustee of such trust.

(16)
Includes options to purchase 218,012 shares of common stock that are exercisable within 60 days of February 1, 2022.

(17)
Includes options to purchase 164,663 shares of common stock that are exercisable within 60 days of February 1, 2022.

(18)
Includes options to purchase 66,851 shares of common stock that are exercisable within 60 days of February 1, 2022.

(19)
Includes options to purchase a total of 2,355,024 shares of common stock that are exercisable within 60 days of February 1, 2022, and a total of 461,734 vested stock units, the shares underlying that will be delivered to the applicable holder upon termination of service.

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HUNTSMAN CORPORATION: PROXY STATEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
POLICIES AND PROCEDURES
Effective February 1, 2007, as amended, the Board adopted a Related Party Transactions Policy, which includes the procedures for review, approval and monitoring of transactions involving our company and “related persons” (directors, executive officers, stockholders owning five percent or greater of our common stock, or their respective immediate family members). The policy covers any transaction involving amounts exceeding $120,000 in which a related person has or will have a direct or indirect material interest.
The Compensation Committee reviews and approves all compensation paid to family members of directors and executive officers. All other related person transactions must be approved in advance by the Audit Committee, which will approve the transaction only if it determines that the transaction is in, or is not inconsistent with, the interests of the Company and its stockholders. In evaluating the transaction, the Audit Committee will consider all relevant factors, including as applicable (1) the benefit to us in entering into the transaction; (2) the alternatives to entering into a related person transaction; and (3) whether the transaction is on terms comparable to those available to third parties.
If a director is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction. The transaction must be approved in advance of its consummation. The Audit Committee will periodically monitor the transaction to ensure that there are no changed circumstances that would render it advisable, or not inconsistent with such circumstances, to amend or terminate the transaction and will review the transaction annually to determine whether it continues to be in our interests.
The Compensation Committee approved the 2021 compensation decisions described below and will continue to monitor such arrangements as consistent with our Related Party Transactions Policy.
HUNTSMAN FAMILY EMPLOYMENT
The following table shows compensation paid to members of the Huntsman family (other than NEOs and directors as disclosed herein) for services as officers or employees in fiscal 2021 that involve amounts exceeding $120,000. All amounts paid in 2021 were approved in advance by the Compensation Committee, which reviews and approves all annual and other compensation arrangements and components for corporate and executive officers and their family members who are employees.
Employee	Salary	Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation(5)	Other Compensation
Peter R. Huntsman, Jr.(1)	$215,000	$62,504	$62,497	$58,636	—

John Calder(2)	$230,000	$59,989	$59,994	$92,186	—

(1)
Peter Huntsman, Jr. is Director of Sales Americas for our Advanced Materials division. He is the son of Peter R. Huntsman, our CEO.

(2)
Until July 31, 2021, Mr. Calder served as Director of Americas Finance and Global Reporting for our Performance Products division. On November 1, 2021, he became Vice President of Finance and Controller for our Performance Products division. He is the son-in-law of Peter R. Huntsman, our CEO.

(3)
This column reflects the aggregate grant date fair value of restricted stock granted on February 17, 2021. The restricted shares vest ratably in three equal annual installments beginning on the first anniversary of the grant date.

(4)
This column reflects the aggregate grant date fair value of stock options granted on February 17, 2021. The stock options vest ratably in three equal annual installments beginning on the first anniversary of the grant date.

(5)
This column reflects the cash performance awards earned for 2021. Amounts for 2021 will be paid during the first quarter of 2022.

Peter Huntsman, Jr. and Mr. Calder continue to be our current employees, and we expect to pay them compensation and other benefits in 2022 similar to those paid in 2021.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers, among others, to file with the SEC and the NYSE an initial report of ownership of our common stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16 forms that they file related to Huntsman stock transactions. Under SEC rules, certain forms of indirect ownership and ownership of our common stock by certain family members are covered by these reporting requirements. As a matter of practice, our administrative staff assists our directors and executive officers in preparing initial ownership reports and reporting ownership changes and typically files these reports on their behalf.

92	HUNTSMAN 2022 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT
Based solely on a review of the reports furnished to us or written representations from reporting persons that all reportable transactions were reported, we believe that during 2021 all of our executive officers, directors and greater than 10% holders filed the reports required to be filed under Section 16(a) on a timely basis under Section 16(a), other than one Form 4 report of Mr. Nolan Archibald was filed late by one business day due to an inadvertent administrative error, reporting his annual grant of 5,073 stock units on February 17, 2021.
OTHER INFORMATION
DUPLICATE MAILINGS
If you share an address with other stockholders of the Company, you may receive notification that you are being sent only a single copy of the annual report and proxy materials, unless your bank, broker or other nominee that provides the notification receives contrary instructions from the affected stockholders. This practice, permitted under SEC rules and commonly referred to as “householding,” is designed to provide extra convenience for stockholders and potential cost savings for companies. Because Starboard has initiated a contested proxy solicitation, we understand that banks and brokers with account holders who are stockholders of the Company will not household our proxy materials. Stockholders who currently receive multiple copies of the annual report and proxy materials at their address and would like to request householding of their communications should contact their bank or broker.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of the annual report and proxy materials, please notify (i) your broker if your shares of common stock are held in a brokerage account or (ii) the Company if you are a stockholder of record. We will promptly deliver a separate copy of the proxy materials, including the 2021 Form 10-K, upon request. You can notify the Company by sending a written request to the attention of Corporate Secretary, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or emailing CorporateSecretary@huntsman.com or by calling 281-719-6000.
Stockholders should direct communications regarding change of address, transfer of stock ownership or lost stock certificates by mail to Computershare Trust Company, N.A., P.O. Box 505000, Louisville, KY 40233-5000, or by telephone at 1-866-210-6997. Computershare may also be reached through its website at www.computershare.com.
STOCKHOLDER LIST
We will make available a list of stockholders of record as of the Record Date for inspection by stockholders for any purpose germane to the Annual Meeting from March 15, 2022 through March 25, 2022 at our headquarters located at 10003 Woodloch Forest Drive, The Woodlands, Texas 77380. If you wish to inspect the list, please submit your request, along with proof of ownership, by email to CorporateSecretary@huntsman.com. The list will also be available onsite during the Annual Meeting.
COSTS OF SOLICITATION
The Board is soliciting your proxy to vote your shares at the Annual Meeting. The Company will bear the expenses of calling and holding the Annual Meeting and the solicitation of proxies on behalf of the Board with respect to the Annual Meeting. These costs will include, among other items, the expense of preparing, assembling, printing and mailing the proxy materials to stockholders of record and beneficial owners, and reimbursements paid to brokerage firms, banks and other fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining voting instructions of beneficial owners. In addition to soliciting proxies by mail, directors, officers and certain regular employees may solicit proxies on behalf of the Board, without additional compensation, personally or by telephone. The regular employees will be administrative personnel. We may also solicit proxies by e-mail from stockholders who are our employees or who previously requested to receive proxy materials electronically. As a result of the potential proxy solicitation by Starboard, we may incur additional costs in connection with our solicitation of proxies. We have retained Innisfree M&A Incorporated to solicit proxies. Under our agreement with Innisfree M&A Incorporated, Innisfree M&A Incorporated will receive a fee of up to $900,000 plus the reimbursement of reasonable expenses. Innisfree M&A Incorporated expects that approximately 50 of its employees will assist in the solicitation. Innisfree M&A Incorporated will solicit proxies by mail, telephone, facsimile or email. Excluding amounts normally expended by our Company for a solicitation for an election of directors in the absence of a contest and costs represented by salaries and wages of our Company’s regular employees, our aggregate expenses, including those of Innisfree M&A Incorporated, related to our solicitation of proxies are expected to be approximately $5,500,000, of which approximately $2,500,000 has been incurred as of the date of this Proxy Statement. These expenses are expected to include additional fees payable to our proxy solicitor, fees of outside counsel and other advisors to advise our Company in connection with the solicitation and the costs of retaining an independent inspector of election.

93	HUNTSMAN 2022 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT
INTERNET AVAILABILITY
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on March 25, 2022: The Notice of 2022 Annual Meeting and Proxy Statement and the 2021 Form 10-K are available free of charge at https://voteforhuntsman.com/.

94	HUNTSMAN 2022 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT
APPENDIX A
ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Under applicable Securities and Exchange Commission rules and regulations, members of the Board, the Board’s nominees and certain officers and other employees of the Huntsman Corporation are “participants” with respect to our solicitation of proxies in connection with the Annual Meeting. The following sets forth certain information about the persons who are “participants.”
DIRECTORS AND NOMINEES
The following directors, including the Board’s 10 nominees, are “participants” with respect to our solicitation of proxies in connection with the Annual Meeting: (i) Peter R. Huntsman, (ii) Nolan D. Archibald, (iii) Mary C. Beckerle (iv) M. Anthony Burns, (v) Sonia Dulá, (vi) Cynthia L. Egan, (vii) Curtis E. Espeland, (viii) Daniele Ferrari, (ix) Sir Robert J. Margetts, (x) José Muñoz, (xi) Jeanne McGovern, (xii) Wayne A. Reaud, (xiii) David B. Sewell, and (xiv) Retired Vice Admiral Jan E. Tighe. The business address for the Board’s directors and director nominees is c/o Huntsman Corporation, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380. The principal occupations or employment of the Board’s nominees are set forth in the “Board of Directors—Director Nominees” section of this Proxy Statement. The principal occupation of each of Messrs. Archibald and Burns and Sir Robert J. Margetts is serving as a professional director. The principal occupation of Mr. Reaud is serving as a professional director and trial lawyer.
CERTAIN OFFICERS AND OTHER EMPLOYEES
The following table sets forth the name and principal occupation of our officers and employees who are “participants.” The principal occupation refers to such person’s position with the Company, and the principal business address of each such person is c/o Huntsman Corporation, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380.
Name	Principal Occupation
Philip M. Lister	Executive Vice President and Chief Financial Officer
David M. Stryker	Executive Vice President, General Counsel and Secretary
Ivan M. Marcuse	Vice President, Investor Relations
The number of our securities beneficially owned by our directors and NEOs as of February 1, 2022, is set forth in the “Security Ownership of Certain Beneficial Owners” section of this Proxy Statement. As of February 1, 2022, Mr. Marcuse beneficially owned 53,896 shares of our common stock, and his principal business address is c/o Huntsman Corporation, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380.
INFORMATION REGARDING TRANSACTIONS IN OUR SECURITIES BY PARTICIPANTS
The following table sets forth information regarding purchases and sales of our securities during the past two years by the persons listed above under “Directors and Nominees” and “Certain Officers and Other Employees” in this Appendix A. None of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

95	HUNTSMAN 2022 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT
Company Securities Purchased or Sold (February 1, 2020 through February 16, 2022)
Name	Transaction Date	Number of Securities	Transaction Description
Peter R. Huntsman	02/03/2020	(10,946)	5

	02/06/2020	(18,813)	5

	02/07/2020	(11,368)	5

	02/13/2020	197,691	4

	02/13/2020	(77,792)	5

	02/13/2020	141,133	3

	02/26/2020	2,500	6

	02/26/2020	5,000	6

	02/27/2020	5,000	6

	03/06/2020	5,000	6

	03/06/2020	2,500	6

	03/06/2020	2,500	6

	03/09/2020	2,500	6

	03/09/2020	2,500	6

	03/12/2020	2,500	6

	03/12/2020	2,500	6

	02/08/2021	(13,508)	5

	02/08/2021	(11,368)	5

	02/12/2021	(18,512)	5

	02/17/2021	44,719	4

	02/17/2021	(17,597)	5

	02/17/2021	139,958	3

	02/04/2022	18,831	5

	02/11/2022	(18,512)	5

Nolan D. Archibald	02/13/2020	6,732	2

	02/17/2021	5,073	2

Mary C. Beckerle	02/13/2020	6,732	1

	11/24/2020	(15,251)	8

	11/24/2020	(2,000)	9

	02/17/2021	5,073	1

M. Anthony Burns	02/13/2020	6,732	1

	02/17/2021	5,073	1

Sonia Dulá	06/16/2020	4,101	1

	02/17/2021	5,073	1

Cynthia L. Egan	06/16/2020	4,101	2

	02/17/2021	5,073	2

Daniele Ferrari	02/13/2020	6,732	2

	02/17/2021	5,073	2

Sir Robert J. Margetts	02/13/2020	6,732	2

	02/17/2021	5,073	2

96	HUNTSMAN 2022 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT
Company Securities Purchased or Sold (February 1, 2020 through February 16, 2022)
Name	Transaction Date	Number of Securities	Transaction Description
Jeanne McGovern	02/17/2021	4,439	1

Wayne A. Reaud	02/13/2020	6,732	2

	02/17/2021	5,073	2

Jan E. Tighe	02/13/2020	6,732	2

	02/17/2021	5,073	2

Philip M. Lister	02/13/2020	5,803	3

	02/17/2021	5,073	3

	07/01/2021	11,479	3

	02/04/2022	437	5

	02/11/2022	(538)	5

David M. Stryker	02/03/2020	(1,534)	5

	02/06/2020	(1,707)	5

	02/07/2020	(991)	5

	02/13/2020	23,667	4

	02/13/2020	(5,763)	5

	02/13/2020	24,141	3

	02/26/2020	2,500	6

	02/27/2020	2,500	6

	03/06/2020	3,000	6

	03/09/2020	2,500	6

	03/12/2020	2,500	6

	11/03/2020	28,061	7

	11/03/2020	(16,947)	5

	11/24/2020	21,212	7

	11/24/2020	(17,485)	5

	02/08/2021	(1,878)	5

	02/08/2021	(991)	5

	02/12/2021	(1,960)	5

	02/17/2021	6,299	4

	02/17/2021	(1,534)	5

	02/17/2021	23,950	3

	05/10/2021	21,212	7

	05/10/2021	(14,869)	5

	02/04/2022	2,298	5

	02/11/2022	(3,167)	5

Ivan M. Marcuse	02/13/2020	5,223	3

	02/17/2021	4,146	3

	02/04/2022	(437)	5

	02/11/2022	(517)	5

97	HUNTSMAN 2022 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT
Transaction Descriptions

1	Common Stock Granted for Non-Employee Director Retainer Fees
2	Stock Units Granted for Non-Employee Director Retainer Fees
3	Time-Based Restricted Stock Unit Grant
4	Performance-Based Restricted Stock Unit Payout
5	Option Cost and/or Withholding for Taxes
6	Open Market Acquisition
7	Stock Option Exercise
8	Open Market Disposition
9	Gift of Common Stock
MISCELLANEOUS INFORMATION CONCERNING PARTICIPANTS
Except as described in this Appendix A or in this Proxy Statement, neither any participant nor any of their respective associates or affiliates (together, the “Participant Affiliates”) is either a party to any transaction or series of transactions since January 1, 2021 or has knowledge of any current proposed transaction or series of proposed transactions (i) to which we or any of our subsidiaries was or is to be a participant, (ii) in which the amount involved exceeds $120,000 and (iii) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest.
Except as described in this Appendix A or in this Proxy Statement, (i) no participant or Participant Affiliate, directly or indirectly, beneficially owns any of our securities or any securities of any of our subsidiary, and (ii) no participant owns any of our securities of record but not beneficially.
Except as described in this Appendix A or in this Proxy Statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person with respect to any future employment by us or any of our affiliates or any future transactions to which we or any of our affiliates will or may be a party.
Except as described in this Appendix A or in this Proxy Statement, no participant has purchased or sold any securities of the Company within the past two years.
Except as described in this Appendix A or in this Proxy Statement, there are no contracts, arrangements or understandings by any participant or Participant Affiliate since January 1, 2021 with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.
Except as described in this Appendix A or in this Proxy Statement, no Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting other than an interest, if any, as a stockholder of the company or, with respect to each of the Board’s nominees, as a nominee for director.
Except as described in this Appendix A or in this Proxy Statement, and excluding any of our directors or executive officers acting solely in that capacity, no person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting other than an interest, if any, as a stockholder of the Company or, with respect to each of the Board’s nominees, as a nominee for director.
There are no material proceedings to which any our directors or executive officers, or any of their associates is a party adverse to, or has a material interest adverse to us or any of our subsidiaries.
Except as described in this Appendix A or in this Proxy Statement, there are no family relationships between any directors of the Company, the Board’s nominees and the executive officers of the Company.
Based on representations made to us by the participants, no participant has been the subject of a criminal conviction (excluding traffic violations or similar misdemeanors) within the last 10 years.

98	HUNTSMAN 2022 PROXY

PLEASE VOTE TODAY!SEE REVERSE SIDEFOR THREE EASY WAYS TO VOTE.6TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED6 WHITEPROXY HUNTSMAN CORPORATIONAnnual Meeting of StockholdersThis proxy is solicited by the Board of DirectorsThe undersigned stockholder of Huntsman Corporation hereby acknowledges receipt of the Noticeof Annual Meeting and Proxy Statement for the 2022 Annual Meeting of Stockholders and herebyappoints Peter R. Huntsman and David M. Stryker and each of them, acting individually, with fullpower of substitution in each, as proxies of the undersigned, to represent the undersigned andvote all shares of Huntsman Corporation common stock that the undersigned may be entitled tovote at the Annual Meeting of Stockholders to be held on March 25, 2022, at 9:00 a.m. CentralTime in the Lotus Room at The Westin at The Woodlands, 2 Waterway Square Place, TheWoodlands, Texas 77380, and at any adjournment or postponement thereof, as indicated on thereverse side.This proxy, when properly executed, will be voted in the manner directed herein by theundersigned stockholder. If no direction is given, this proxy will be voted FOR ALL of thenominees set forth in proposal 1, FOR proposal 2 and proposal 3 and AGAINST proposal 4.This proxy also delegates discretionary authority to vote, to the extent authorized by Rule14a-4(c) under the Securities Exchange Act of 1934, as amended, upon such other mattersas may properly come before the 2022 Annual Meeting of Stockholders and at anyadjournment or postponement thereof.The undersigned stockholder hereby revokes all proxies previously given by the undersigned tovote at the 2022 Annual Meeting of Stockholders or any adjournment or postponement thereof.YOUR VOTE IS VERY IMPORTANT – PLEASE SUBMIT YOUR PROXY TODAY(continued and to be signed on the reverse side)

HUNTSMAN

Enriching lives through innovation

YOUR VOTE IS IMPORTANT

DUE TO CONTINUING DELAYS IN THE POSTAL SYSTEM, WE ENCOURAGE ALL STOCKHOLDERS TO VOTE ELECTRONICALLY IF POSSIBLE – BY INTERNET OR TELEPHONE – TODAY.

Submit your proxy by Internet

Submit your proxy by Telephone

CONTROL NUMBER:

You may submit your proxy by telephone or Internet 24 hours a day, 7 days a week.
Your telephone or Internet vote authorizes the Proxyholder(s) to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

Submit your proxy by Mail

X **Please mark vote as in this sample**

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR ALL OF THE NOMINEES IN PROPOSAL 1, FOR PROPOSALS 2 AND 3 AND AGAINST PROSPOSAL 4.

01. Peter R. Huntsman;
02. Mary C. Beckerle;
03. Sonia Dulá;
04. Cynthia L. Egan;
05. Curtis E. Espeland;
06. Daniele Ferrari;
07. José Muñoz;
08. Jeanne McGovern;
09. David B. Sewell;
10. Jan E. Tighe

FOR ALL ☐ WITHHOLD ALL ☐ *FOR ALL EXCEPT ☐

____

Date: ______________________________, 2022

____
Signature

____
Signature (if jointly held)

____
Title(s)

YOUR VOTE IS IMPORTANTDUE TO CONTINUING DELAYS IN THE POSTAL SYSTEM, WE ENCOURAGE ALL STOCKHOLDERS TO VOTEELECTRONICALLY IF POSSIBLE − BY INTERNET OR TELEPHONE − TODAY.YOU CAN VOTE TODAY USING ANY OF THE FOLLOWING METHODS:Submit your proxy by InternetPlease access www.proxyvotenow.com/hun (please note you must type an “s” after “http”). Then, simply follow the easyinstructions on the voting site. You will be required to provide the unique Control Number printed below.Submit your proxy by TelephonePlease call toll-free in the U.S. or Canada at 1-855-457-2571 on a touch-tone telephone. (If outside the U.S. or Canada,call 575-215-3394.) Then, simply follow the easy voice prompts. You will be required to provide the unique Control Numberprinted below.CONTROL NUMBER:Submit your proxy by MailIf you do not have access to a touch-tone telephone or to the internet, please complete, sign, date and return the proxycard in the postage paid envelope provided to: Huntsman Corporation, c/o First Coast Results, Inc., 200 Business ParkCircle, Suite 112, Saint Augustine, FL 32095.X6TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED6Please markvote as in thissample1. Election of the following 10 nominees to serve as directors until the2023 annual meeting of stockholders or her or his earlier resignation,removal or death:01. Peter R. Huntsman; 06. Daniele Ferrari;02. Mary C. Beckerle; 07. José Muñoz;03. Sonia Dulá; 08. Jeanne McGovern;04. Cynthia L. Egan; 09. David B. Sewell;05. Curtis E. Espeland; 10. Jan E. Tighe*NOTE: If you do not wish for your shares to be voted “FOR” one or more of the Nominees, mark the“FOR ALL EXCEPT” box and write the name of the Nominee(s) that you do not wish to vote for in thespace provided below.2. Advisory vote to approve named executiveofficer compensation.3. Ratification of the appointment of Deloitte &Touche LLP as Huntsman Corporation’sindependent registered public accounting firmfor the year ending December 31, 2022.4. Stockholder proposal to lower ownershipthreshold for special meeting of stockholders to10%.FOR ALL *FOR ALLEXCEPTWITHHOLDALLDate: , 2022SignatureSignature (if jointly held)Title(s)Please sign EXACTLY as name appears at the left. Joint owners eachshould sign. When signing as attorney, executor, administrator, trusteeor guardian, please give full related title. If a corporation or partnership,please sign in full corporate or partnership name by authorized officer.